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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement
Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Under Rule 14a-12

Intermagnetics General Corporation
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

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450 Old Niskayuna Road
Latham, New York 12110

Dear Fellow Stockholder:

We cordially invite you to attend a special meeting of stockholders of Intermagnetics General Corporation to be held on [     ], 2006, at [     ] p.m., Eastern [Daylight] Time, at [     ]. The board of directors has fixed the close of business on [     ], 2006, as the record date for the purpose of determining stockholders entitled to receive notice of and vote at the special meeting or any adjournment thereof.

On June 14, 2006, we entered into an Agreement and Plan of Merger, which we refer to as the merger agreement, with Philips Holding USA Inc., and Jumbo Acquisition Corp., a wholly owned subsidiary of Philips Holding. Pursuant to the merger agreement, Philips Holding will acquire us through a merger, and we will cease to be an independent public company. At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement.

If our stockholders adopt the merger agreement and the merger is subsequently completed, you will be entitled to receive $27.50 in cash, without interest, for each share of Intermagnetics common stock you own, unless you have properly exercised your appraisal rights. On June 14, 2006, the last full trading day prior to the public announcement of the merger agreement, the closing price of our common stock was $21.38 per share.

Your vote is very important. We cannot complete the merger unless the holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the special meeting adopt the merger agreement. Whether or not you plan to attend the special meeting in person, please submit your proxy without delay. You can vote your shares prior to the special meeting by telephone, on the internet, or by mail with a proxy card, in each case in accordance with the instructions on the proxy card. Voting by any of these methods will ensure that you are represented at the special meeting even if you are not there in person. Voting by proxy will not prevent you from voting your Intermagnetics shares in person if you subsequently choose to attend the special meeting. If you receive more than one proxy card because you own shares that are registered separately, please vote the shares shown on each proxy card.

Our board of directors has unanimously determined that the merger agreement is advisable, fair to and in the best interests of Intermagnetics and its stockholders and has therefore unanimously approved the merger agreement and the transactions contemplated thereby, including the merger. Accordingly, the board of directors recommends that you vote FOR the adoption of the merger agreement at the special meeting.

If your shares are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or nominee will be unable to vote your shares without instructions from you. You should instruct your bank, brokerage firm or nominee to vote your shares, following the procedures provided by your bank, brokerage firm or nominee. Failure to instruct your bank, brokerage firm or other nominee to vote your shares will have the same effect as voting against adoption of the merger agreement.

We encourage you to read the accompanying proxy statement carefully because it explains the proposed merger, the documents related to the merger and other related matters. After you have reviewed the enclosed materials, please vote as soon as possible.

Sincerely,

Glenn H. Epstein Chairman of the Board and Chief Executive Officer

This proxy statement is dated [     ], 2006 and is first being mailed to
stockholders on or about [     ], 2006.

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INTERMAGNETICS GENERAL CORPORATION

450 Old Niskayuna Road
Latham, New York 12110

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On [     ], 2006

NOTICE IS HEREBY GIVEN THAT a special meeting of stockholders of Intermagnetics General Corporation will be held on [     ], 2006, at [     ] p.m. Eastern [Daylight] Time, at [     ]. The purpose of the meeting will be:

•
to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 14, 2006, by and among Intermagnetics, Philips Holding USA Inc., and Jumbo Acquisition Corp., a wholly owned subsidiary of Philips Holding, pursuant to which Philips Holding will acquire Intermagnetics through a merger and Intermagnetics will cease to be an independent public company;

•
to consider and vote upon a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt the merger agreement; and

•	to transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Our board of directors has unanimously approved the merger agreement and has unanimously determined that the merger, the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of Intermagnetics and its stockholders, and recommends that you vote FOR the adoption of the merger agreement at the special meeting. The terms of the merger agreement and the merger are more fully described in the attached proxy statement, which we urge you to read carefully and in its entirety. Our board of directors also recommends that you vote FOR the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies. We are not aware of any other business to come before the special meeting.

Only stockholders who held shares of record as of the close of business on the record date, [     ], 2006, are entitled to receive notice of and to vote at the special meeting or any adjournment or postponement of the special meeting. Whether or not you plan to attend the special meeting in person, please submit your proxy or, in the event that you hold your shares through a bank, brokerage firm or other nominee, your separate voting instructions as soon as possible. You can vote your shares prior to the special meeting by telephone, on the internet, or by mail with a proxy card, in each case, in accordance with the instructions on the proxy card. Voting by any of these methods will ensure that you are represented at the special meeting even if you are not present in person. Submitting your proxy before the special meeting will not preclude you from voting in person at the special meeting should you decide to attend.

A list of stockholders entitled to vote at the special meeting will be available for examination, for any purpose relevant to the special meeting, at our main offices located at 450 Old Niskayuna Road, Latham, New York 12110, during ordinary business hours for at least ten days prior to the special meeting, as well as at the special meeting.

Your vote is very important, regardless of the number of shares of Intermagnetics common stock you own. The approval of the merger agreement requires the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the special meeting. The proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the shares present in person at the special meeting or represented by proxy and entitled to vote thereon.

If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote in favor of the approval of the merger agreement, and in favor of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies. If you fail to return your proxy card, your shares of Intermagnetics common stock will not be counted for the purposes of determining whether a quorum is present, and your shares will have the same effect as a vote against the approval of the merger

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agreement. Not returning your proxy will have the same effect as an abstention on the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

You may revoke a proxy at any time prior to its exercise at the special meeting. You may do so by executing and returning a proxy card dated later than the previous one, by properly submitting a later proxy by telephone or on the internet, by attending the special meeting and casting your vote by ballot at the special meeting or by delivering a written revocation dated after the date of the proxy that is being revoked to Intermagnetics General Corporation, 450 Old Niskayuna Road, Latham, New York 12110, Attention: Corporate Secretary, Legal Department, before we take the vote at the special meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies. If your bank or brokerage firm allows you to vote by telephone or on the internet, you may be able to change your vote by voting again by telephone or on the internet.

By Order of the Board of Directors

Katherine M. Sheehan Corporate Secretary

Latham, New York
[              ], 2006

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SUMMARY

This summary highlights selected information from this proxy statement about the proposed merger and may not contain all of the information that is important to you as an Intermagnetics stockholder. Accordingly, we encourage you to read carefully this entire proxy statement, including the annexes, and the other documents to which we refer you. We have included section references to direct you to a more complete description of the topics contained in this summary.

•	The Merger (page 32)

If the merger is completed, Acquisition Sub will be merged with and into Intermagnetics, and Intermagnetics will survive the merger and continue to exist after the merger as a wholly owned subsidiary of Philips Holding. As a result of the merger, you will no longer have an ownership interest in Intermagnetics, and your shares of Intermagnetics common stock will be converted into the right to receive the merger consideration. A copy of the merger agreement is attached to this proxy statement as Annex A.

•	Merger Consideration (page 32)

In the merger, you will receive $27.50 in cash for each share of Intermagnetics common stock you hold immediately prior to the merger, unless you do not vote in favor of the merger and you otherwise properly perfect your appraisal rights under Delaware law. No interest will be paid on the merger consideration.

•	Conditions to the Completion of the Merger (page 38)

The completion of the merger depends on a number of conditions being satisfied or waived, including adoption of the merger agreement by the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting, as well as receipt of regulatory approvals for the merger.

We expect to complete the merger shortly after all of the conditions to the merger have been satisfied or waived. We currently expect to complete the merger during the fourth quarter of calendar year 2006, but we cannot be certain when or if the conditions will be satisfied or waived.

•	Termination of the Merger Agreement (page 39)

The merger agreement may be terminated in certain circumstances by Intermagnetics or Philips Holding. If we or Philips Holding terminate the merger agreement under certain circumstances, we will have to pay Philips Holding a termination fee of up to $38,970,000, either upon termination or upon the completion of a different acquisition transaction.

•	Board Recommendation (page 14)

Our board of directors has unanimously approved the merger agreement and has unanimously determined that the merger, the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of Intermagnetics and its stockholders, and recommends that you vote FOR the adoption of the merger agreement at the special meeting. Our board of directors also recommends that you vote FOR the proposal to adjourn the special meeting, if necessary, to solicit additional proxies. We are not aware of any other business to come before the special meeting.

•	Opinion of Our Financial Advisor (page 16)

In connection with the merger, Banc of America Securities LLC, our financial advisor, delivered to our board of directors a written opinion as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of Intermagnetics common stock. The full text of the written opinion, dated June 14, 2006, of Banc of America Securities, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference in its entirety into this proxy statement. Holders of Intermagnetics common stock are encouraged to read the opinion carefully in its entirety. Banc of America

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Securities provided its opinion to our board of directors to assist the board in its evaluation of the merger consideration from a financial point of view. The opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the merger.

•	Interests of Intermagnetics’ Directors and Executive Officers in the Merger (page 24)

Some of the directors and executive officers of Intermagnetics may have financial interests in the merger that are different from, or are in addition to, the interests of stockholders of Intermagnetics. These interests may include rights of executive officers under employment and special transition agreements with Intermagnetics, rights under stock-based benefit programs and awards of Intermagnetics, and rights to continued indemnification and insurance coverage by Philips Holding after the merger for acts or omissions occurring prior to the merger. The Intermagnetics board of directors was aware of these interests and considered them in approving the merger agreement and the transactions contemplated thereby.

•	Material U.S. Federal Income Tax Consequences of the Merger (page 22)

The receipt of cash for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Stockholders are urged to consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the merger.

•	Appraisal Rights (page 27)

Under Section 262 of the Delaware General Corporation Law, which we refer to as the DGCL, in the event the merger is completed and you do not vote to adopt the merger agreement and you comply with the other statutory requirements of the DGCL (including making a written demand for appraisal in compliance with the DGCL before the vote on the proposal to adopt the merger agreement at the special meeting), you may elect to receive, in cash, the judicially determined fair value of your shares of our common stock, with interest, in lieu of the merger consideration. If you wish to exercise your appraisal rights, you must vote against the proposal to adopt the merger agreement or abstain from voting on the proposal to adopt the merger agreement. If you submit a signed proxy that does not contain instructions to vote against, or abstain from voting on, the proposal to adopt the merger agreement, you will waive your appraisal rights. The fair value of your shares of Intermagnetics common stock as determined in accordance with Delaware law may be more or less than or the same as the merger consideration to be paid to stockholders in the merger. Annex C to this proxy statement contains the full text of Section 262 of the DGCL, which relates to appraisal rights. We encourage you to read Annex C carefully and in its entirety. Failure to follow all of the steps required by Section 262 of the DGCL will result in the loss of your appraisal rights.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q.	Why am I receiving this proxy statement?

A.
You are receiving this proxy statement because you are a stockholder of Intermagnetics General Corporation, which we also refer to as Intermagnetics. On June 14, 2006, Intermagnetics entered into a merger agreement with Philips Holding USA Inc., which we refer to as Philips Holding, and Jumbo Acquisition Corp., a wholly owned subsidiary of Philips Holding that we refer to as Acquisition Sub. The merger agreement provides for the acquisition of Intermagnetics by Philips Holding by means of the merger of Acquisition Sub with and into Intermagnetics. If the merger is completed, Intermagnetics will become a wholly owned subsidiary of Philips Holding and an indirect subsidiary of Koninklijke Philips Electronics, N.V., the parent company of Philips Holding, which we refer to as Royal Philips. A copy of the merger agreement is attached to this proxy statement as Annex A.

In order to complete the merger, among other things, our stockholders must vote to adopt and approve the merger agreement. We are holding a special meeting of stockholders to obtain this approval.

Q.	When and where is the special meeting of our stockholders?

A.	The special meeting of stockholders will take place on [ ], 2006, at [ ] p.m. Eastern [Daylight] Time, at [ ].

Q.	What matters will I be asked to vote on at the special meeting?

A.	At the special meeting, you will be asked:

•	to consider and vote upon a proposal to adopt the merger agreement;

•
to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt the merger agreement; and

•	to transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Q.	How does the board of directors of Intermagnetics recommend that I vote on the proposals?

A.	Our board of directors recommends that you vote:

•	FOR the proposal to adopt the merger agreement; and

•	FOR the adjournment or postponement of the meeting, if necessary, to solicit additional proxies.

Q.	What is a quorum?

A.
A quorum of the holders of the issued and outstanding shares of Intermagnetics common stock must be present for the special meeting to be held. A quorum is present if the holders of a majority of our issued and outstanding shares of common stock entitled to vote are present at the meeting, either in person or represented by proxy. Abstentions are counted as present for the purpose of determining whether a quorum is present.

Q.	What vote is required to adopt the merger agreement?

A.
In order to adopt the merger agreement, holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the special meeting must approve the related proposal being submitted to stockholders. Each share of our common stock is entitled to one vote.

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Q.	What vote is required to adjourn or postpone the special meeting, if necessary, to solicit additional proxies at the special meeting?

A.
In order to approve the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies, holders of a majority of the shares of our common stock that are present at the special meeting and that are voted and do not abstain must vote FOR the proposal to adopt the merger agreement.

Q.	How are votes counted?

A.
For the proposal relating to the approval of the merger agreement, you may vote FOR, AGAINST or ABSTAIN. Abstentions will have the same effect as votes cast AGAINST the proposal relating to approval of the merger agreement, and will count for the purpose of determining whether a quorum is present. Stockholders as of the close of business on the record date holding at least a majority of the issued and outstanding shares of our common stock must vote FOR the adoption of the merger agreement for us to complete the merger. As a result, if you ABSTAIN, it has the same effect as a vote AGAINST the approval of the merger agreement.

For the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies, you may vote FOR, AGAINST or ABSTAIN. Abstentions will not count as votes cast on the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies, but will count for the purpose of determining whether a quorum is present. The proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of holders representing a majority of the votes of our shares of common stock that are present at the special meeting and entitled to vote and that are voted and do not abstain. As a result, if you ABSTAIN, it will have no effect on the vote for the adjournment or postponement of the special meeting, if necessary, to solicit additional proxies.

If you sign your proxy card without indicating your vote, your shares will be voted FOR the approval of the merger agreement, FOR adjournment or postponement of the special meeting, if necessary, to solicit additional proxies, and in accordance with the best judgment of the persons appointed as proxies on any other matters properly brought before the meeting for a vote.

A broker non-vote generally occurs when a broker, bank or other nominee holding shares on your behalf does not vote on a proposal because the nominee has not received your voting instructions and lacks discretionary power to vote the shares. Broker non-votes count for the purpose of determining whether a quorum is present, but will not count as votes cast on a proposal. As a result, broker non-votes will have the effect of a vote AGAINST the approval of the merger agreement. Broker non-votes will have no effect on the vote for the adjournment or postponement of the meeting, if necessary, to solicit additional proxies.

Q.	Who may vote at the special meeting?

A.
Owners of our common stock at the close of business on [     ], 2006, the record date for the special meeting, are entitled to vote. This includes shares you held on that date (1) directly in your name as the stockholder of record and (2) through a broker, bank or other holder of record where the shares were held for you as the beneficial owner. A list of stockholders of record entitled to vote at the special meeting will be available at our offices located at 450 Old Niskayuna Road, Latham, New York, during ordinary business hours for ten days prior to the special meeting, as well as at the special meeting.

Q.	How many shares can vote?

A.	On the record date for the special meeting, there were [ ] shares of our common stock outstanding, with each share entitled to one vote for each matter to be voted on at the special meeting.

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Q.	How do I vote?

A.
Since many stockholders are unable to attend the special meeting in person, we send proxy cards to all stockholders of record to enable them to direct the voting of their shares. Brokers, banks and nominees generally solicit voting instructions from the beneficial owners of shares held by them and typically offer telephonic or electronic means by which these instructions can be given, in addition to the traditional mailed voting instruction cards. If you beneficially own shares held through a broker, bank or other nominee, you may submit voting instructions by telephone or on the internet if the firm holding your shares offers these voting methods. Please refer to the voting instructions provided by your broker, bank or nominee for information.

Q.	What does it mean if I get more than one proxy card?

A.
If you have shares of our common stock that are registered separately and are in more than one account, you will receive more than one proxy card. Please follow the directions for voting on each of the proxy cards you receive to ensure that all of your shares are voted.

Q.	How will my proxy vote my shares?

A.
The designated proxy holders will vote according to the instructions you submit on your proxy card. If you sign and return your card but do not indicate your voting instructions on one or more of the matters listed, the proxy holders will vote all uninstructed shares FOR the approval of the merger agreement, FOR the proposal to adjourn the special meeting, if necessary, to solicit additional proxies, and in accordance with the judgment of the designated proxy holders on any other matters properly brought before the special meeting for a vote.

Q.	If my shares are held in “street name” by my bank, brokerage firm or other nominee, will my broker or nominee automatically vote my shares for me?

A.
No. Your bank, brokerage firm or nominee cannot vote your shares without instructions from you. You should instruct your bank, brokerage firm or nominee as to how to vote your shares, following the instructions contained in the voting instruction card that your bank, broker or nominee provides to you. Failing to instruct your bank, brokerage firm or nominee to vote your shares will have the same effect as a vote AGAINST the merger.

Q.	Can I change my vote?

A.
You may revoke your proxy at any time before it is voted at the special meeting. If you are the holder of record of your shares, you may revoke your proxy prior to the vote at the special meeting in any of three ways:

•
by delivering a written revocation dated after the date of the proxy that is being revoked to Intermagnetics General Corporation, 450 Old Niskayuna Road, Latham, New York 12110, Attention: Corporate Secretary, Legal Department;

•	by delivering a proxy dated later than your original proxy relating to the same shares to our Corporate Secretary by mail, telephone or on the internet; or

•	by attending the special meeting and voting in person by ballot.

Simply attending the special meeting will not constitute revocation of a proxy. If your shares are held in street name, you should follow the instructions of your broker, bank or other nominee regarding revocation or change of proxies. If your broker, bank or other nominee allows you to submit a proxy by telephone or on the internet, you may be able to change your vote by submitting a new proxy by telephone or on the internet.

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Q.	Can I vote in person at the special meeting?

A.
If you submit a proxy or voting instructions you do not need to vote at the special meeting. However, we will pass out written ballots to any stockholder of record or authorized representative of a stockholder of record who wants to vote in person at the special meeting rather than by proxy. Voting in person will revoke any proxy previously given. If you hold your shares through a broker, bank or nominee, you must obtain a proxy from your broker, bank or nominee to vote in person.

Q.	Who can attend the special meeting?

A.
All stockholders of record on the record date for the special meeting can attend. In order to be admitted to the meeting, you will need to bring proof of identification. Please note that if you hold shares in “street name” (that is, through a broker, bank or other nominee) and would like to attend the special meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of our common stock as of the close of business on [     ], 2006. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the special meeting.

Q.	Should I send in my stock certificates now?

A.
No. Please do not send any stock certificates with your proxy card. After we complete the merger, you will receive written instructions for returning your Intermagnetics stock certificates. These instructions will tell you how and where to send your Intermagnetics stock certificates in order to receive the merger consideration.

Q.	What will I receive in exchange for my shares of Intermagnetics common stock?

A.
If we complete the merger, you will have the right to receive $27.50 for every share of our common stock that you own unless you do not vote in favor of the merger and you properly perfect your appraisal rights under Delaware law. No interest will be paid on the merger consideration.

Q.	When do you expect to complete the merger?

A.
We expect to complete the merger shortly after all of the conditions to the merger have been satisfied or waived. We currently expect to complete the merger during the fourth quarter of calendar year 2006, but we cannot be certain when or if the conditions will be satisfied or waived.

Q.	Who can help answer my questions about the special meeting or the merger?

A.
If you have questions about the special meeting or the merger after reading this proxy statement, you should contact our proxy solicitor, Innisfree M&A Incorporated, at 501 Madison Avenue, New York, New York, or by telephone at (888) 750-5834.

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THE COMPANIES

Intermagnetics General Corporation

Intermagnetics General Corporation is a developer, manufacturer and marketer of high-field magnetic resonance imaging (MRI) magnets, sub-systems and components and other specialized value-added devices. We operate our business in three segments: MRI, Medical Devices and Energy Technology.

The MRI segment includes our magnet business group which develops, manufactures and sells low temperature superconducting magnets that are used in MRI systems.

Our Medical Devices segment consists of one collectively managed entity, Invivo Corporation. Invivo’s portfolio of products including RF-coils, vital sign patient monitors, visualization and analysis products and service for these products. RF-coils are application- specific devices that work as a part of the overall MRI system to create images of specific anatomical areas of the body. Examples include breast, head, knee and wrist RF-coils. Invivo offers both MRI-compatible monitors for use in the MRI imaging suite and bedside monitors with central viewing systems at central nurse stations. Visualization and analysis systems are software based products used in conjunction with RF coils in diagnostic imaging and interventional diagnostic procedures.

In energy technology, our subsidiary, SuperPower Inc., is developing high-temperature superconducting materials and devices designed to enhance the capacity, reliability and quality of electrical power transmission and distribution. These materials and devices are also expected to have distinct defense industry applications.

Our principal executive office is at 450 Old Niskayuna Road, Latham, New York 12110, and our telephone number there is (518) 782-1122.

Royal Philips

Koninklijke Philips Electronics, N.V., which we also refer to as Royal Philips, is one of the world’s largest electronics companies and is active in a number of businesses including consumer electronics, domestic appliances and personal care, lighting, medical systems and semiconductors. Royal Philips had sales of 30.4 billion euro in 2005. Royal Philips’ ordinary shares are listed on the New York Stock Exchange and Euronext Amsterdam.

Royal Philips’ principal executive offices are located at Breitner Center, Amstelplein 2, 1070 MX Amsterdam, The Netherlands, and its telephone number there is 31 20 59 77 222.

Philips Holding

Philips Holding USA Inc., which we also refer to as Philips Holding, is a Delaware corporation and is a wholly owned U.S. subsidiary of Royal Philips. Philips Holding conducts certain operations of Royal Philips within the United States.

The address for Philips Holding is c/o Philips Medical Systems, 3000 Minuteman Road, Andover, Massachusetts 01810, and its telephone number there is (978) 687-1501.

Acquisition Sub

Jumbo Acquisition Corp., which we refer to as Acquisition Sub, is a wholly owned subsidiary of Philips Holding organized under the laws of Delaware. It was formed solely for the purposes of effecting the merger, has no assets, and has conducted no business operations.

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THE SPECIAL MEETING

This proxy statement is being furnished to Intermagnetics stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held at [     ] p.m., Eastern [Daylight] Time, on [     ], 2006, at [     ].

Matters To Be Considered

The purpose of the special meeting will be:

•
to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, which we refer to as the merger agreement, by and among Intermagnetics, Philips Holding, and Acquisition Sub, pursuant to which Intermagnetics will become a wholly owned subsidiary of Philips Holding, and an indirect subsidiary of Royal Philips;

•
to consider and vote upon a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt the merger agreement; and

•	to transact any other business that may properly come before the special meeting of stockholders or any adjournment or postponement thereof.

A copy of the merger agreement is attached as Annex A to this proxy statement.

Record Date; Stock Entitled to Vote; Quorum

The holders of record of our common stock as of the close of business on the record date for the special meeting, which was [     ], 2006, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were [     ] shares of our common stock outstanding. Each share of common stock outstanding on the record date is entitled to one vote for each matter to be voted on at the special meeting.

The holders of a majority of the shares of our common stock that were outstanding on the record date, present in person or represented by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Any shares of our common stock held in treasury by us or by any of our subsidiaries are not considered to be outstanding for purposes of determining a quorum, and may not vote at the special meeting. In accordance with Delaware law, abstentions and properly executed broker non-votes will be counted as shares present and entitled to vote for the purposes of determining a quorum.

Required Vote

Each share of our common stock that was outstanding on the record date for the special meeting entitles the holder to one vote at the special meeting. Completion of the merger requires the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Because the vote is based on the number of shares of our outstanding common stock rather than on the number of votes cast, failure to vote your shares, and votes to abstain, will have the same effect as votes against adoption of the merger agreement. Accordingly, the Intermagnetics board of directors urges you to complete, date, sign and return the enclosed proxy card, or to submit your proxy by telephone or the internet, as outlined on the enclosed proxy card, or, in the event that you hold your shares through a broker or other nominee, to vote by following the separate voting instructions received from your broker or nominee.

Voting By Proxy; Revocability of Proxy

Each copy of this document mailed to our stockholders is accompanied by a proxy card and a self-addressed envelope.

If you are a registered stockholder, that is, if you are a “holder of record,” you may submit your proxy in any of the following three ways:

•	by completing, dating, signing and returning the enclosed proxy card by mail;

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•	by appointing a proxy to vote your shares by telephone or on the internet, as outlined on the enclosed proxy card; or

•	by appearing and voting in person by ballot at the special meeting.

Regardless of whether you plan to attend the special meeting, you should submit your proxy as described above as promptly as possible. Submitting your proxy before the special meeting will not preclude you from voting in person at the special meeting should you decide to attend.

If you hold your shares of Intermagnetics common stock in a stock brokerage account or through a bank, brokerage firm or nominee, or in other words in “street name,” you must vote in accordance with the instructions on the voting instruction card that your bank, brokerage firm or nominee provides to you. You should instruct your bank, brokerage firm or nominee as to how to vote your shares, following the directions contained in the voting instruction card. If you hold shares in street name, you may submit voting instructions by telephone or on the internet if the firm holding your shares offers these voting methods. Please refer to the voting instructions provided by your bank, brokerage firm or nominee for information.

If you vote your shares of our common stock by signing a proxy, your shares will be voted at the special meeting as you indicate on your proxy card. If no instructions are indicated on your signed proxy card, your shares of our common stock will be voted FOR the adoption of the merger agreement and FOR the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt the merger agreement. If you submit your proxy by internet or telephone, your shares will be voted at the special meeting as instructed.

You may revoke your proxy at any time before the proxy is voted at the special meeting. If you are a holder of record, you may revoke your proxy prior to the vote at the special meeting in any of three ways:

•
by delivering a written revocation dated after the date of the proxy that is being revoked to Intermagnetics General Corporation, 450 Old Niskayuna Road, Latham, New York 12110, Attention: Corporate Secretary, Legal Department;

•	by delivering a proxy dated later than your original proxy relating to the same shares to our Corporate Secretary by mail, telephone or on the internet; or

•	by attending the special meeting and voting in person by ballot.

Simply attending the special meeting will not constitute revocation of a proxy. If your shares are held in street name by your bank, brokerage firm, or other nominee, you should follow the instructions of your bank, brokerage firm or other nominee regarding revocation or change of voting instructions. If your bank, brokerage firm or other nominee allows you to submit voting instructions by telephone or on the internet, you may be able to change your vote by telephone or on the internet.

Abstaining from Voting

If you abstain from voting, it will have the following effects:

•	Your shares will be counted as present for determining whether or not there is a quorum at the special meeting.

•
Because the merger agreement must be approved by a majority of the shares of our outstanding common stock rather than of the number of votes cast, abstentions will have the same effect as votes AGAINST adoption of the merger agreement.

•	Abstentions will not be counted in determining whether or not any proposal to adjourn or postpone the special meeting is approved.

A broker non-vote generally occurs when a broker, bank or other nominee holding shares on your behalf does not vote on a proposal because the nominee has not received your voting instructions and lacks discretionary power to vote the shares. Broker non-votes count for the purpose of determining whether a quorum is present, but will not count as votes cast on a proposal. As a result, broker non-votes will have the

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effect of a vote AGAINST the adoption of the merger agreement. Broker non-votes will have no effect on the vote for the adjournment or postponement of the meeting, if necessary, to solicit additional proxies.

Voting in Person

If you submit a proxy or voting instructions you do not need to vote in person at the special meeting. However, we will pass out written ballots to any stockholder of record or authorized representative of a stockholder of record who wants to vote in person at the special meeting rather than by proxy. Voting in person will revoke any proxy previously given. If you hold your shares through a broker, bank or other nominee, you must obtain a legal proxy from your broker, bank or nominee authorizing you to vote your shares in person, which you must bring with you to the special meeting.

In order to be admitted to the meeting, you will need to bring proof of identification. Please note that if you hold shares in “street name” (that is, through a broker, bank or other nominee) and would like to attend the special meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of our common stock as of the close of business on [     ], 2006.

Shares Owned by Intermagnetics Directors and Executive Officers

As of the record date, our executive officers and directors beneficially owned an aggregate of approximately [     ] shares of our common stock, entitling them to exercise approximately [     ]% of the voting power of our common stock entitled to vote at the special meeting.

Solicitation of Proxies

Intermagnetics is soliciting proxies for our special meeting from our stockholders. We will pay the costs of soliciting proxies for the special meeting. In addition to this mailing, our officers, directors and employees may solicit proxies by telephone, by mail, on the internet or in person. However, they will not be paid any additional amounts for soliciting proxies. We have also engaged Innisfree M&A Incorporated to assist in the solicitation of proxies and to verify records relating to the solicitation. Innisfree M&A Incorporated will receive a fee of approximately $25,000 and will be reimbursed for certain expenses, and we will indemnify Innisfree M&A Incorporated against certain losses arising out of its proxy solicitation services on our behalf. We and our proxy solicitors will also request that individuals and entities holding Intermagnetics shares in their names, or in the names of their nominees, that are beneficially owned by others, send proxy materials to and obtain proxies from those beneficial owners, and we will reimburse those holders for their reasonable expenses in performing those services.

Other Business; Adjournments

We are not aware of any other business to be acted upon at the special meeting. If, however, other matters are properly brought before the special meeting, your proxies will have discretion to vote or act on those matters according to their best judgment, and intend to vote the shares as the Intermagnetics board of directors may recommend.

The special meeting may be adjourned from time to time, whether or not a quorum exists, without further notice other than by an announcement made at the special meeting. In addition, if the adjournment of the special meeting is for more than 30 days or if after the adjournment a new record date is fixed for an adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at such special meeting. If a quorum is not present at the special meeting, stockholders may be asked to vote on a proposal to adjourn the special meeting to solicit additional proxies. If a quorum is present at the special meeting but there are not sufficient votes at the time of the special meeting to approve the other proposal(s), holders of common stock may also be asked to vote on a proposal to approve the adjournment of the special meeting to permit further solicitation of proxies.

Assistance

If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact Innisfree M&A Incorporated, at 501 Madison Avenue, New York, New York, or by telephone at (888) 750-5834.

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THE MERGER

Background of the Merger

Intermagnetics’ board of directors periodically evaluates the company’s long-term strategic alternatives and prospects for continued operations.

In 1988, we started to supply commercial quantities of magnetic resonance imaging, or MRI, magnet systems to Philips Medical Systems, a unit of Royal Philips. Over the course of our commercial relationship we worked closely with Philips Medical Systems on the design, engineering and other critical factors relating to our magnet systems. Philips Medical Systems became our largest customer, accounting for 52% and 51% of Intermagnetics’ sales in our fiscal years 2005 and 2006, respectively.

At various times in our commercial relationship, Philips Medical Systems has expressed an interest in having greater control over its source of superconducting magnets, and on occasions, Philips Medical Systems and Intermagnetics have engaged in exploratory discussions regarding the possibility of Philips Medical Systems’ investing in or acquiring Intermagnetics. Prior to the fall of 2005, the most recent discussions between Philips Medical Systems and Intermagnetics concerning an acquisition or investment occurred during calendar year 2002. None of these previous discussions resulted in Philips Medical Systems making an offer to us.

In the fall of 2005, James Nolan, Senior Vice President, Mergers & Acquisition for Royal Philips, informed Intermagnetics’ Chairman and Chief Executive Officer, Glenn H. Epstein, that Philips Holding was interested in acquiring Intermagnetics.

On November 9, 2005, Philips Medical Systems and Intermagnetics executed a non-disclosure agreement containing a customary “standstill” provision. Also on November 9, Mr. Nolan and a team of senior managers from Philips Medical Systems met in Latham, New York with Mr. Epstein and a team of senior managers from Intermagnetics. The parties discussed strategy and the potential advantages of an acquisition by Philips Holding of Intermagnetics. At the conclusion of the meeting, Intermagnetics agreed to provide Philips Medical Systems with limited due diligence materials, and Philips Medical Systems agreed to review the materials in order to evaluate the price at which Philips Holding would be willing to make a non-binding indication of interest to Intermagnetics’ board of directors. In the week that followed, Intermagnetics provided certain limited materials to Philips Medical Systems to allow it to evaluate the financial impact of a potential acquisition, including information about Intermagnetics’ revenue and gross margin by business segment, management structure, personnel and certain business planning tools.

On November 18, Mr. Nolan contacted Mr. Epstein and informed him that the Philips Medical Systems management team intended to recommend to Royal Philips’ board of management that Royal Philips make an indication of interest at a price of $23.33 per share. Mr. Epstein told Mr. Nolan that he believed that Intermagnetics’ board would not find the price compelling, and said that while the Intermagnetics board was not in principle opposed to a sale of the company at the right price, the price would have to be significantly higher to be compelling to Intermagnetics’ board. After some further conversations, on November 21, 2005, Mr. Nolan contacted Mr. Epstein and informed him that Philips Holding would not be making an offer to acquire Intermagnetics. Mr. Nolan did not elaborate on Philips Holdings’ decision not to proceed with an offer.

On January 11, Mr. Nolan contacted Mr. Epstein and requested that Mr. Epstein attend a meeting in The Netherlands. On February 7, Mr. Nolan and Mr. Epstein met in Amsterdam, The Netherlands, and discussed the prospects of reopening the subject of merging Philips Medical Systems’ MRI business with Intermagnetics.

On February 7, Messrs. Nolan and Epstein met in Amsterdam to discuss the prospects of reopening discussions regarding a potential business transaction between the parties. On February 14, Jouko Karvinen (Chief Executive Officer), Scott M. Weisenhoff (Chief Financial Officer), and Steve Rusckowski (Executive Vice President and CEO of Business Group Imaging Systems) of Philips Medical Systems met in Andover, Massachusetts, with Mr. Epstein, Thomas J. O’Brien (Executive Vice President, Corporate Development), and

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Leo Blecher (Sector President, MRI) of Intermagnetics. It was agreed that representatives from operations and finance at both companies would meet to explore what Philips Medical Systems could accomplish if it were more closely aligned with Intermagnetics.

From March 7 through March 9, members of operations management and others from Philips Medical Systems and Intermagnetics met in Latham, New York to discuss market views and each party’s standalone business performance. On March 10, Mr. Karvinen, Mr. Weisenhoff, Mr. Rusckowski, and Eoghan O’Lionaird (MR Operations) from Philips Medical Systems and Mr. Epstein, Mr. O’Brien, Mr. Blecher, Michael K. Burke (Executive Vice President and Chief Financial Officer), and Katherine Sheehan (Vice President, Corporate Secretary and General Counsel) from Intermagnetics met in Latham to discuss the progress made by the members of operations management. The parties agreed to schedule further meetings to discuss operational issues and opportunities related to integrating the businesses. During the week of March 20, Mr. Blecher and F. Scott Murray (Vice President MRI Sector) of Intermagnetics met with representatives of Philips Medical Systems in Best, The Netherlands to discuss operational issues. From March 26 through March 29, Mr. O’Brien met with Mr. O’Lionaird, Hein Gijsbers (Supply Chain Manager, MR) and other Philips Medical Systems representatives in Best to discuss potential cost synergies associated with combining the businesses.

On April 7, Mr. Nolan informed Mr. Epstein that a team within Philips Medical Systems was working on its recommendation to Royal Philips’ board of management with respect to the acquisition of Intermagnetics.

On April 19, 2006, Intermagnetics received a written non-binding indication of interest from Philips Holding, which stated that Philips Holding would be prepared to pay approximately $28.00 per share for Intermagnetics’ outstanding common stock. The approximate price of $28.00 per share was proposed by Philips Holding, and Philips Holding’s proposal was subject to numerous conditions, including performance of a due diligence review and a period of exclusive negotiations.

On April 20, Intermagnetics convened a special telephonic board meeting and discussed Philips Holding’s non-binding proposal, including the approximate price proposed and Philips Holding’s request for a period of exclusive negotiation. Our financial advisor, Banc of America Securities LLC, and our outside legal counsel, Wachtell, Lipton, Rosen & Katz, participated on the call. Over the next three days, in accordance with the directives of Intermagnetics’ board, Banc of America Securities discussed Philips’ indication of interest with Philips Holding’s financial advisor, Morgan Stanley, and Mr. Epstein had discussions with Mr. Nolan regarding Philips Holding’s proposal, specifically requesting in their discussions that Philips Holding clarify the “approximate” price proposed.

On April 24, 2006, Intermagnetics received a revised non-binding indication of interest indicating a purchase price of $28.00. In this letter, Philips Medical Systems also indicated that it expected to enter into employment agreements with certain members of Intermagnetics’ management as a condition of acquiring Intermagnetics.

In late April, Intermagnetics began to provide Philips Medical Systems with due diligence materials requested by Philips Medical Systems. Philips Medical Systems commenced its on-site due diligence review in Latham on May 1, 2006. On May 16, Philips Medical Systems and its legal counsel sent a draft merger agreement for the transaction to Intermagnetics and its counsel.

On May 19, 2006, Mr. Epstein and other senior executives from Intermagnetics and a representative from Banc of America Securities met with several senior executives from Philips Medical Systems and representatives from Morgan Stanley to discuss the results of Philips Medical Systems’ due diligence review. At that meeting, Philips Medical Systems indicated that costs for integrating Intermagnetics’ employees and certain other costs, including those related to information technology infrastructure, were in excess of what it had anticipated when it made its initial proposal of $28.00 per share. Philips Holding proposed continuing negotiations at a price of $26.00 per share. Mr. Epstein indicated he believed this price would not be acceptable to Intermagnetics’ board of directors.

On May 21, after polling each director, Intermagnetics informed Philips Medical Systems that it would not permit any further due diligence on the basis of Philips Holding’s revised proposal.

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During the week of May 22, as instructed by the Intermagnetics board, Banc of America Securities discussed the Philips Holding proposal with Mr. Nolan and Vivek Jain, Senior Vice President of Corporate Mergers & Acquisitions for Philips Medical Systems. On May 30, Philips Holding sent Intermagnetics a revised indication of interest stating that it was prepared to pay $27.50 per fully diluted share for Intermagnetics’ stock, subject to certain conditions, including negotiating an acceptable definitive merger agreement. The price of $27.50 per share was proposed by Philips Holding.

On June 1, 2006, Intermagnetics’ board considered the Philips Holding proposal at a regularly scheduled board meeting attended by management and our legal and financial advisors. At this meeting, Intermagnetics’ management and representatives of Banc of America Securities described the $27.50 merger proposal from Philips Holding. In the course of the Intermagnetics board’s discussion of the Philips Holding proposal, management indicated that representatives of Royal Philips and Philips Medical Systems had informed them that $27.50 was the highest price that Philips Holding would be willing to offer for Intermagnetics. Management also reviewed with the board the long-term prospects for the company and the challenges facing the company, including Intermagnetics’ continued dependence on a single customer for approximately half of its revenues, the difficulties associated with finding and making acquisitions that would be accretive in the near term and the potential long-term impact on the overall medical devices market of health care reform efforts. Intermagnetics did not seek any other potential acquirors, because we believed that the best way to maximize the value of the company in a sale was to enter into an agreement with Philips Holding. We believed that, given the fact that approximately half of Intermagnetics’ revenues are attributable to Philips Medical Systems, it was unlikely that any potential purchaser would be willing to purchase the company on the terms offered by Philips Holding. We observed that the merger agreement provided by Philips Holding would allow the board to consider any superior proposal and terminate the merger agreement if one were made.

At the June 1 meeting, representatives of Wachtell Lipton advised the board of directors on its fiduciary duties in connection with the proposed transaction, and reviewed the terms of the draft merger agreement that had been proposed by Philips Holding. The board was advised that Philips Holding would require certain members of management to enter into employment agreements with Philips Electronics North America Corporation, a wholly owned subsidiary of Philips, which we refer to as PENAC, and discussed the terms of the proposed employment agreements. Wachtell Lipton informed the board that the draft merger agreement proposed by Philips Holding included a “fiduciary out” that would permit the board to consider unsolicited higher offers.

After extensive discussion of Philips Holding’s proposal and the proposed terms of the merger agreement and Philips Holding’s agreements with management, the board unanimously agreed to move forward with negotiations at the price of $27.50 per share. Mr. Epstein communicated the board’s decision to Philips Holding, and emphasized the board’s desire to move forward quickly to complete the transaction. That evening, Intermagnetics’ legal counsel sent comments on the draft merger agreement to Philips Holding and its counsel.

On June 2, Philips Medical Systems sent draft employment agreements to Intermagnetics providing for the retention of Mr. Epstein, Mr. O’Brien (Executive Vice President, Corporate Development), Mr. Blecher (Sector President, MRI), Ms. Sheehan (Vice President, Corporate Secretary and General Counsel), and Kevin Lake (Vice President, Human Resources) for a period following the completion of the merger. On or about June 7, Philips Medical Systems sent drafts of special transition agreements to the same members of Intermagnetics’ management, requiring a “holdback” of a portion of the value of the restricted stock unit awards that would become due to such members of management upon the completion of a transaction until the end of the retention period.

During the period from June 2 to June 13, Intermagnetics and its advisors negotiated the terms of the merger agreement with Philips Holding and its advisors, exchanging several drafts and rounds of comments on that agreement. In addition, during this period, certain members of management and their advisors negotiated the terms of their employment and special transition agreements with Philips Medical Systems and its advisors.

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On June 13, 2006, Intermagnetics’ board of directors met at the offices of Wachtell Lipton to review negotiations on the transaction. At this meeting, representatives of Banc of America Securities discussed with the board financial aspects of the proposed transaction. Management again reviewed with the board the long-term prospects for the company. Representatives of Wachtell Lipton again reviewed the board’s fiduciary obligations and summarized the material terms of the merger agreement, and discussed the remaining open issues, including the allocation of regulatory risks and the provisions relating to termination fees and the board’s ability to evaluate alternative acquisition proposals. At the conclusion of the June 13 meeting, the board authorized management and its advisors to conclude negotiations on the terms discussed at the meeting.

In the evening of June 13, and during the day on June 14, Intermagnetics, Philips Holding and their advisors concluded negotiations on the merger agreement on substantially the terms presented to the Intermagnetics board at the June 13 meeting, and reached agreement on the open issues on terms described below in “The Merger Agreement—Covenants—Filings and Notifications,” “The Merger Agreement—Covenants—Acquisition Proposals,” “The Merger Agreement—Termination” and “The Merger Agreement—Termination Fees”. In the afternoon of June 14, 2006, the Intermagnetics board met telephonically with management and its advisors. At this telephonic meeting, representatives of Intermagnetics management and Wachtell Lipton described the final terms of the merger agreement that had been negotiated with Philips Holding and its advisors. Also at this meeting, Banc of America Securities reviewed with the Intermagnetics board of directors its financial analysis of the merger consideration and delivered to the Intermagnetics board an oral opinion, which was confirmed by delivery of a written opinion dated June 14, 2006, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by holders of Intermagnetics common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

Following additional discussion and deliberation, the Intermagnetics board of directors unanimously approved the merger, the merger agreement and the transactions contemplated thereby, and unanimously resolved to recommend that Intermagnetics’ stockholders vote to adopt the merger agreement. The merger agreement was executed by Intermagnetics, Philips Holding, and Acquisition Sub on June 14, 2006. The employment agreements and special transition agreements were also executed by PENAC and members of Intermagnetics’ management on June 14. On June 15, 2006, prior to the opening of trading on the NASDAQ, Philips Holding and Intermagnetics issued a joint press release announcing the merger.

Reasons for the Merger; Recommendation of Our Board of Directors

At its meeting on June 14, 2006, the board of directors of Intermagnetics unanimously determined that the merger agreement is advisable and fair to, and in the best interests of Intermagnetics and its stockholders and approved the merger agreement and the transactions contemplated thereby, including the merger. Accordingly, the Intermagnetics board of directors unanimously recommends that Intermagnetics stockholders vote FOR adoption of the merger agreement at the special meeting and FOR the adjournment or postponement of the meeting, if necessary, to solicit additional proxies.

In reaching its decision to approve the merger agreement and to recommend that Intermagnetics stockholders vote to adopt the merger agreement, the Intermagnetics board of directors considered a number of factors, including the following material factors:

•
our board’s understanding of and familiarity with, and discussions with our management regarding, the business, operations, management, financial condition, earnings and prospects of Intermagnetics (as well as the risks involved in achieving those prospects and the risks and benefits of remaining independent, including those risks described below);

•
our board’s knowledge of the nature of the MRI, medical devices, and superconducting materials and devices industries, and of the current and prospective competitive, economic, regulatory and operational environment in those industries, including, but not limited to, the commercial success of new MRI product introductions by competitors of Philips Medical Systems, the dependence of our RF coil business on three large customers that have significant internal RF coil resources, and the highly

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competitive nature of the patient monitoring market, which includes companies that are much larger than Intermagnetics;

•
our board’s understanding of, and discussions with management regarding, the projected future performance of Intermagnetics, including the board’s belief that it could be difficult for Intermagnetics to accomplish the board’s earnings goals without making additional acquisitions, and the difficulties associated with finding and making acquisitions that would be accretive in the near term;

•
the historical trading prices of our common stock, including the fact that the per share cash merger consideration of $27.50 represents a premium of 28.6% over $21.38 per share, which was the closing price of our common stock on June 14, 2006 (the last full trading day before the announcement of the merger agreement);

•
the fact that Philips Medical Systems currently accounts for approximately half of our sales, and the board’s recognition that our future performance could be adversely affected if Philips Medical Systems is unable to achieve growth in MRI system sales or if our relationship with Philips Medical Systems were to be negatively impacted;

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the continued uncertainty regarding when, if ever, our SuperPower Inc. subsidiary would achieve independent status including standalone valuation and the anticipated length of time for SuperPower to produce net positive cash flow;

•
the continued uncertainty regarding whether SuperPower could develop viable products and manufacture them in a timely and cost-effective manner such that they could be adopted by the electric utility industry;

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other risks of remaining independent, including the near-term and long-term impact on the overall medical device market of Medicare and other potential health care reform efforts, which could potentially reduce the amount of funds available to pay for medical procedures, including imaging;

•
the review by our board of directors with our management and legal and financial advisors of the structure of the merger and the financial and other terms of the merger agreement, which our board concluded were on the whole reasonable, customary and advantageous to our stockholders;

•	the fact that the merger consideration consists solely of cash and is not subject to any financing condition, providing Intermagnetics stockholders with immediate liquidity and certainty of value;

•
the financial presentation of Banc of America Securities, including its opinion, dated June 14, 2006, to our board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of Intermagnetics common stock, as more fully described below in “—Opinion of Our Financial Advisor”;

•
the ability of our board, pursuant to the terms of the merger agreement, to evaluate any alternative acquisition proposal that may arise between the date of the merger agreement and the date of the special meeting, and in certain circumstances to terminate the merger agreement and accept a superior acquisition proposal, consistent with our board’s fiduciary obligations;

•
the likelihood that the merger will be completed, including the reasonableness of the conditions to the merger and the likelihood that the regulatory and stockholder approvals necessary to complete the merger will be obtained; and

•	the availability of appraisal rights under Delaware law.

The Intermagnetics board also considered potential drawbacks or risks relating to the merger, including the following material risks and factors, but found that these potential risks were outweighed by the expected benefits of the merger:

•
the fact that the all-cash merger consideration would not allow our stockholders to participate in any future growth of Intermagnetics’ business, and would generally be taxable to our stockholders upon completion of the merger;

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•	the regulatory approvals required to complete the merger, and the uncertainties associated with obtaining those approvals, which could result in the failure of the merger to be consummated;

•
the risks and costs to Intermagnetics if the merger does not close, including the diversion of management and employee attention, the effect on relationships with customers, suppliers, and employees, and the possibility of a disruption in our relationship with Philips Medical Systems, our largest customer;

•
the risk that Philips Holding may terminate the merger agreement in certain circumstances, including if there is a material adverse effect on our business or financial condition or if we do not perform our obligations under the merger agreement in all material respects;

•
the historical trading prices of our common stock and the fact that the $27.50 merger consideration represents a 12% discount to $31.26, the highest sale price of Intermagnetics common stock during the twelve-month period preceding the date of the merger agreement (which occurred on February 16, 2006), and the possibility that the stock could recover to those levels in the future; and

•
the fact that Intermagnetics may have to pay Philips Holding a termination fee of $38,970,000 (which termination fee Philips Holding required as a condition of entering into the merger agreement, and which represents approximately 3% of the aggregate equity value of the transaction) if the merger agreement is terminated under certain circumstances (although the board was of the view that such termination fee was reasonable in the context of termination fees payable in other transactions and in light of the overall terms of the merger agreement, and that the termination fee would not preclude another party from making a competing proposal).

Our board also considered the interests that certain executive officers and directors of Intermagnetics may have with respect to the merger in addition to their interests as stockholders of Intermagnetics generally, as described in the section below entitled “—Interests of Intermagnetics’ Directors and Executive Officers in the Merger.”

The foregoing discussion addresses the material information and factors considered by the Intermagnetics board of directors in its consideration of the merger. In view of the variety of factors, the amount of information considered and the complexity of these matters, the board of directors did not find it practicable to, and did not attempt to, rank, quantify, make specific assessments of, or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the board of directors may have given different weights to different factors. Our board of directors considered these factors as a whole, and overall considered them to be favorable to, and to support, its determination.

Opinion of Our Financial Advisor

Intermagnetics has retained Banc of America Securities LLC to act as its financial advisor in connection with the merger. Banc of America Securities is an internationally recognized investment banking firm that is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Intermagnetics selected Banc of America Securities to act as its financial advisor in connection with the merger on the basis of Banc of America Securities’ experience in transactions similar to the merger and its reputation in the healthcare industry and investment community.

On June 14, 2006, at a telephonic meeting of the Intermagnetics board of directors held to evaluate the merger, Banc of America Securities delivered to the Intermagnetics board an oral opinion, which was confirmed by delivery of a written opinion dated June 14, 2006, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by holders of Intermagnetics common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Banc of America Securities’ written opinion to the Intermagnetics board of directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement

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and is incorporated by reference in its entirety into this proxy statement. Holders of Intermagnetics common stock are encouraged to read the opinion carefully in its entirety. The following summary of Banc of America Securities’ opinion is qualified in its entirety by reference to the full text of the opinion. Banc of America Securities delivered its opinion to the Intermagnetics board of directors for the benefit and use of the Intermagnetics board in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. Banc of America Securities’ opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the merger.

For purposes of its opinion, Banc of America Securities:

•	reviewed publicly available financial statements and other business and financial information of Intermagnetics;

•	reviewed internal financial statements and other financial and operating data concerning Intermagnetics;

•	reviewed financial forecasts relating to Intermagnetics prepared by Intermagnetics’ management;

•	discussed the past and current operations, financial condition and prospects of Intermagnetics with Intermagnetics’ senior executives;

•
discussed with Intermagnetics’ senior executives the commercial relationships of Intermagnetics with its key customers, including Intermagnetics’ largest customer, Philips Medical Systems, with respect to Intermagnetics’ principal products and the views of Intermagnetics’ management as to such relationships;

•	reviewed the reported prices and trading activity for Intermagnetics common stock;

•
compared the financial performance of Intermagnetics and the prices and trading activity of Intermagnetics common stock with that of other publicly traded companies that Banc of America Securities deemed relevant;

•	compared the financial terms of the merger to financial terms, to the extent publicly available, of other business combination transactions that Banc of America Securities deemed relevant;

•	participated in discussions and negotiations among representatives of Intermagnetics, Philips Holding and their advisors;

•	reviewed the merger agreement; and

•	performed other analyses and considered other factors as Banc of America Securities deemed appropriate.

Banc of America Securities assumed and relied on, without independent verification, the accuracy and completeness of the financial and other information reviewed by it for the purposes of its opinion. Banc of America Securities also assumed, at Intermagnetics’ direction, that the financial forecasts relating to Intermagnetics were reasonably prepared by Intermagnetics’ management on bases reflecting the best currently available estimates and good faith judgments of the management of Intermagnetics as to the future financial performance of Intermagnetics. In addition, Banc of America Securities assumed, with Intermagnetics’ consent, that the merger would be consummated as provided in the merger agreement, with full satisfaction of all covenants and conditions set forth in the merger agreement and without any waivers. Banc of America Securities also assumed, with Intermagnetics’ consent, that all governmental, regulatory and third party consents and approvals necessary for the consummation of the merger would be obtained without any adverse effect on Intermagnetics or the merger.

Banc of America Securities did not make any independent valuation or appraisal of Intermagnetics’ assets or liabilities, and Banc of America Securities was not furnished with any such valuations or appraisals. Banc of America Securities expressed no view or opinion as to any terms or aspects of the merger, other than the merger consideration to the extent expressly specified in its opinion, including, without limitation, the form or structure of the merger. Banc of America Securities was not requested to, and did not, solicit expressions of interest from third parties regarding the acquisition of Intermagnetics. In addition, Banc of

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America Securities expressed no opinion as to the relative merits of the merger in comparison to other transactions available to Intermagnetics or in which Intermagnetics might engage or as to whether any transaction might be more favorable to Intermagnetics as an alternative to the merger, nor did Banc of America Securities express any opinion as to the underlying business decision of the Intermagnetics board of directors to proceed with or effect the merger. Except as described above, Intermagnetics imposed no other limitations on the investigations made or procedures followed by Banc of America Securities in rendering its opinion.

Banc of America Securities’ opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to Banc of America Securities as of, the date of its opinion. Accordingly, although subsequent developments may affect its opinion, Banc of America Securities did not assume any obligation to update, revise or reaffirm its opinion.

The following represents a brief summary of the material financial analyses presented by Banc of America Securities to the Intermagnetics board of directors in connection with its opinion. The financial analyses summarized below include information presented in tabular format. To fully understand the financial analyses performed by Banc of America Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Banc of America Securities. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Banc of America Securities.

Analysis of Selected Publicly Traded Companies. Banc of America Securities performed a selected companies analysis of Intermagnetics by separately analyzing Intermagnetics’ magnetic resonance imaging and medical devices segments, referred to as Intermagnetics Healthcare, and Intermagnetics’ energy technology segment operated through its subsidiary SuperPower Inc., referred to as SuperPower, in which Intermagnetics holds a controlling interest. Estimated financial data of the selected companies were based on publicly available research analysts’ estimates. Estimated financial data of Intermagnetics Healthcare and SuperPower were based on internal estimates of Intermagnetics’ management.

Intermagnetics Healthcare. In the case of Intermagnetics Healthcare, Banc of America Securities reviewed, to the extent publicly available, selected financial and stock market information for four publicly traded companies in the capital equipment segment of the healthcare technology industry and thirteen publicly traded companies in the medium growth medical technology segment of the healthcare technology industry, as listed below. The capital equipment companies were selected primarily because they develop, manufacture and sell diagnostic equipment with product development and sales cycles similar to those of Intermagnetics Healthcare and are similarly impacted by macroeconomic and demographic trends. The medium growth medical technology companies were selected primarily because they are diversified medical device companies with financial characteristics, including profit margins and anticipated revenue growth rates, generally comparable to those of Intermagnetics Healthcare.

Capital Equipment Companies	Medium Growth Medical Technology Companies

• Varian Medical Systems, Inc.	• Becton, Dickinson and Company

• Hologic, Inc.	• C.R. Bard, Inc.

• Elekta AB	• Hospira, Inc.

• Analogic Corporation	• Haemonetics Corporation

• Integra Lifesciences Holdings Corporation

• American Medical Systems Holdings, Inc.

• Angiotech Pharmaceuticals, Inc.

• VIASYS Healthcare Inc.

• Symmetry Medical Inc.

• Vital Signs, Inc.

• SonoSite, Inc.

• Greatbatch, Inc.

• Datascope Corp.

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Banc of America Securities reviewed, among other things, enterprise values, calculated as market value based on closing stock prices on June 13, 2006, plus debt, less cash, of the selected companies as a multiple of calendar year 2006 estimated earnings before interest, taxes, depreciation, amortization and stock-based compensation, which we refer to as EBITDAS. Banc of America Securities also reviewed closing stock prices of the selected companies on June 13, 2006 as a multiple of calendar years 2006 and 2007 estimated earnings before stock- based compensation per share, referred to as EPX. Banc of America Securities then applied a range of selected multiples of calendar year 2006 estimated EBITDAS and calendar years 2006 and 2007 estimated EPX derived from the selected companies to corresponding financial data of Intermagnetics Healthcare.

SuperPower. In the case of SuperPower, Banc of America Securities reviewed selected financial and stock market information for nine publicly traded fuel cells technology companies and seven other publicly traded companies in the energy technology industry, as listed below. These companies were selected primarily because they are energy technology companies with one or more of the following characteristics: (1) future revenue that is dependent on the commercialization of uncertain and unproven technology, (2) lack of near-term profitability, (3) significant costs to realize commercialization and (4) the potential for rapid revenue growth in the event of successful commercialization.

Fuel Cells Technology Companies	Other Energy Technology Companies

• Medis Technologies Ltd.	• EMCOR Group, Inc.

• Ballard Power Systems Inc.	• Pike Electric Corporation

• Plug Power Inc.	• Maxwell Technologies, Inc.

• Fuel-Tech N.V.	• American Superconductor Corporation

• Hydrogenics Corporation	• Capstone Turbine Corporation

• Distributed Energy Systems Corp.	• Active Power, Inc.

• Mechanical Technology Incorporated	• Valence Technology, Inc.

• Millennium Cell Inc.

• Hoku Scientific, Inc.

Banc of America Securities reviewed, among other things, enterprise values of the selected companies as a multiple of calendar years 2006 and 2007 estimated revenue. Banc of America Securities then applied a range of selected multiples of calendar years 2006 and 2007 estimated revenue derived from the selected companies to the estimated present value of SuperPower’s calendar years 2007 and 2008 estimated revenue, respectively, adjusted to take into account the implied value of SuperPower’s calendar years 2007 and 2008 estimated revenueduring those years from government research and development grants to Intermagnetics and further adjusting the resulting amount by Intermagnetics’ ownership percentage in SuperPower.

This analysis indicated the following overall per share equity reference range for Intermagnetics, as compared to the per share merger consideration:

Implied Per Share Equity Reference Range for Intermagnetics	Per Share Merger Consideration

$23.50 - $30.65	$27.50

No company or business used in this analysis is identical to Intermagnetics or its businesses and, accordingly, this analysis may not necessarily utilize all companies that could be deemed comparable to Intermagnetics or its businesses. In addition, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies or business segments to which Intermagnetics and its businesses were compared.

Analysis of Selected Transactions. Banc of America Securities performed a selected transactions analysis of Intermagnetics by separately analyzing Intermagnetics Healthcare and SuperPower. Multiples for the selected transactions were based on publicly available financial information at the time of announcement of the relevant transaction. Financial data of Intermagnetics Healthcare and SuperPower were based on internal estimates of Intermagnetics’ management and public filings.

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Intermagnetics Healthcare. In the case of Intermagnetics Healthcare, Banc of America Securities reviewed, to the extent publicly available, financial information relating to twelve transactions involving companies in the healthcare technology industry announced between July 29, 1998 and March 8, 2006, as listed below. These transactions were selected primarily because the target companies in these transactions were, as is the case with Intermagnetics Healthcare, companies operating in the medical device and/or healthcare capital equipment sectors with, at the time they were acquired, revenue growth prospects and other financial characteristics similar to those of Intermagnetics Healthcare:

Announcement Date	Acquiror	Target

3/8/06	Philips Holding USA Inc.	Witt Biomedical Corporation
3/18/05	Siemens Medical Solutions USA, Inc.	CTI Molecular Imaging, Inc.
1/18/05	Elekta AB	IMPAC Medical Systems, Inc.
5/19/04	Cardinal Health, Inc.	ALARIS Medical Systems, Inc.
11/3/03	Intermagnetics	InVivo Corp.
10/10/03	General Electric Company	Amersham plc
12/17/02	General Electric Company	Instrumentarium Corporation
7/4/01	Royal Philips Electronics N.V.	Marconi Medical Systems
11/13/00	Philips Holding USA Inc.	ADAC Laboratories, Inc.
9/27/00	Siemens Corporation	Acuson Corporation
6/2/00	General Electric Company	Lunar Corporation
7/29/98	Royal Philips Electronics N.V.	ATL Ultrasound, Inc.

Banc of America Securities reviewed, among other things, transaction values, calculated as the purchase price paid, plus debt, less cash, in the selected transactions as a multiple of latest 12 months earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, and current fiscal year estimated EBITDA. Banc of America Securities also reviewed per share purchase prices in the selected transactions as a multiple of current fiscal year and next fiscal year estimated earnings per share, referred to as EPS. Banc of America Securities then applied a range of these selected multiples to Intermagnetics Healthcare’s latest 12 months and estimated calendar year 2006 EBITDAS and calendar years 2006 and 2007 estimated EPX.

SuperPower. In the case of SuperPower, Banc of America Securities reviewed, to the extent publicly available, financial information relating to four transactions involving companies in the energy technology industry announced between January 8, 2003 and November 10, 2004, as listed below. These transactions were selected primarily because the target companies were energy technology companies characterized by one or more of the following: (1) early stage technology with unproven commercial prospects and (2) annual revenue of less than $50.0 million.

Announcement Date	Acquiror	Target

11/10/04	Hydrogenics Corporation	Stuart Energy Systems Corporation
8/4/03	FuelCell Energy, Inc.	Global Thermoelectric Inc.
5/22/03	Distributed Energy Systems Corp.	Northern Power Systems, Inc.
1/8/03	Hydrogenics Corporation	Greenlight Power Technologies, Inc.

Banc of America Securities reviewed, among other things, transaction values in the selected transactions as a multiple of latest 12 months revenue. Banc of America Securities then applied a range of selected multiples of latest 12 months revenue derived from the selected transactions to the latest 12 months revenue of SuperPower, adjusting the resulting amount by Intermagnetics’ ownership percentage in SuperPower.

This analysis indicated the following overall per share equity reference range for Intermagnetics, as compared to the per share merger consideration:

Implied Per Share Equity Reference Range for Intermagnetics	Per Share Merger Consideration

$24.75 - $31.10	$27.50

No company, business or transaction used in this analysis is identical to Intermagentics, its businesses or the merger and, accordingly, this analysis may not necessarily utilize all transactions that could be deemed

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comparable to Intermagnetics, its businesses or the merger. In addition, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which Intermagnetics, its businesses and the merger were compared.

Discounted Cash Flow Analysis. Banc of America Securities performed a discounted cash flow analysis of Intermagnetics by separately analyzing Intermagnetics Healthcare and SuperPower. Estimated financial data of Intermagnetics Healthcare and SuperPower were based on internal estimates of Intermagnetics’ management.

Intermagnetics Healthcare. Banc of America Securities derived an estimated present value of the standalone unlevered, after-tax free cash flows that Intermagnetics Healthcare could generate during fiscal years 2007 through 2011. Banc of America Securities calculated a range of estimated terminal values by applying a range of terminal value EBITDAS multiples of 10.0x to 12.0x to Intermagnetic Healthcare’s fiscal year 2011 estimated EBITDAS. The present value of the cash flows and terminal values were then calculated using discount rates ranging from 11.0% to 12.0%.

SuperPower. Banc of America Securities derived an estimated present value of the standalone unlevered, after-tax free cash flows that SuperPower could generate during fiscal years 2007 through 2016 adjusted to reflect certain assumptions of Intermagnetics’ management as to the probability of the commercialization of SuperPower’s products currently under development. Banc of America Securities calculated a range of estimated terminal values by applying a range of terminal value EBITDA multiples of 7.0x to 9.0x to SuperPower’s fiscal year 2016 probability-adjusted estimated EBITDA. The present value of the cash flows and terminal values were then calculated using discount rates ranging from 20.0% to 25.0%, which range was derived taking into account the weighted average cost of capital of SuperPower.

This analysis indicated the following overall per share equity reference range for Intermagnetics, as compared to the per share merger consideration:

Implied Per Share Equity Reference Range for Intermagnetics	Per Share Merger Consideration

$27.19 - $33.61	$27.50

Miscellaneous. As noted above, the discussion set forth above is merely a summary of the material financial analyses presented by Banc of America Securities to the Intermagnetics board of directors in connection with its opinion and is not a comprehensive description of such analyses undertaken by Banc of America Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. Banc of America Securities believes that its analyses summarized above must be considered as a whole. Banc of America Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Banc of America Securities’ analyses and opinion. Banc of America Securities did not assign any specific weight to any of the analyses described above. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, Banc of America Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond Intermagnetics’ control. The estimates of the future performance of Intermagnetics provided by Intermagnetics’ management in or underlying Banc of America Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by Banc of America Securities’ analyses. These analyses were prepared solely as part of Banc of America Securities’ analysis of the fairness of the merger consideration from a financial point of view, and were

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provided to the Intermagnetics board of directors in connection with the delivery of Banc of America Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be Banc of America Securities’ view of the actual value of Intermagnetics.

The type and amount of consideration payable in the merger were determined through negotiations between Intermagnetics and Philips Holding and were approved by the Intermagnetics board of directors. The decision to enter into the merger agreement was solely that of the Intermagnetics board of directors. As described above, Banc of America Securities’ opinion and analyses were only one of many factors considered by the Intermagnetics board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the Intermagnetics board of directors or management with respect to the merger or the merger consideration.

Intermagnetics has agreed to pay Banc of America Securities for its services in connection with the merger an aggregate fee of approximately $7.5 million, a portion of which was payable upon the rendering of its opinion and approximately $6.5 million of which is contingent upon the consummation of the merger. Intermagnetics also has agreed to reimburse Banc of America Securities for all reasonable expenses (including any reasonable fees and disbursements of Banc of America Securities’ counsel) incurred in connection with Banc of America Securities’ engagement, and to indemnify Banc of America Securities, any controlling person of Banc of America Securities and each of their respective directors, officers, employees, agents, affiliates and representatives against specified liabilities, including liabilities under the federal securities laws.

Banc of America Securities or its affiliates currently are providing financial advisory services to Intermagnetics in connection with certain transactions unrelated to the merger, for which Banc of America Securities and its affiliates may receive fees. Banc of America Securities or its affiliates also in the past have provided and in the future may provide financial advisory and financing services to Royal Philips for which Banc of America Securities and its affiliates have received and may receive fees, including acting as book-running manager and arranger under a revolving credit facility of Royal Philips. In the ordinary course of Banc of America Securities’ businesses, Banc of America Securities and its affiliates may actively trade or hold securities of Intermagnetics and Royal Philips, and may actively trade or hold loans of Intermagnetics, Royal Philips and their respective affiliates, for Banc of America Securities’ own accounts or for the accounts of customers and, accordingly, Banc of America Securities or its affiliates may at any time hold long or short positions in such securities or loans.

Material U.S. Federal Income Tax Consequences

The following is a general summary of material U.S. federal income tax consequences of the merger to holders of shares of our common stock whose shares are converted into cash in the merger. This discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that may be relevant to holders of shares of our common stock. The discussion is based on the provisions of the Internal Revenue Code of 1986, as amended, its legislative history, Treasury regulations promulgated thereunder, judicial decisions and administrative rulings, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. The summary does not address all of the U.S. federal income tax consequences that may be relevant to particular holders in light of their individual circumstances or to holders who are subject to special rules (for example, persons who are not citizens or residents of the United States, insurance companies, dealers or brokers in securities or currencies, traders in securities that elect to use a mark to market method of accounting, tax-exempt organizations, financial institutions, mutual funds, pass-through entities and investors in such entities, holders who hold their shares of our common stock as a hedge or as part of a hedging, straddle, conversion, synthetic security, integrated investment or other risk-reduction transaction or who are subject to alternative minimum tax, holders who perfect their appraisal rights under Delaware law or holders who acquired their shares of our common stock upon the exercise of employee stock options or otherwise as compensation), nor does it address the U.S. federal income tax

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consequences to persons who do not hold the shares of our common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code (generally, property held for investment).

The receipt of cash for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. For U.S. federal income tax purposes, a holder who receives cash in exchange for shares of our common stock pursuant to the merger will generally recognize capital gain or loss equal to the difference, if any, between the amount of cash received and the holder’s adjusted tax basis in the shares of our common stock surrendered in exchange therefor. Gain or loss will be determined separately for each block of shares of our common stock (that is, shares of our common stock acquired at the same cost in a single transaction) exchanged for cash pursuant to the merger. Such capital gain or loss will be long-term capital gain or loss if the holder’s holding period for the shares of our common stock exceeds one year at the time of the consummation of the merger. Certain limitations apply to the use of capital losses.

A holder (other than certain exempt stockholders, including, among others, all corporations and certain foreign individuals) that exchanges shares of our common stock for cash pursuant to the merger may be subject to backup withholding at a rate of 28% unless the holder provides the holder’s taxpayer identification number (TIN), and certifies under penalties of perjury that such TIN is correct (or properly certifies that it is awaiting a TIN) and certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A holder that does not furnish a required TIN or that does not otherwise establish a basis for an exemption from backup withholding may be subject to a penalty imposed by the Internal Revenue Service. Each holder should complete and sign the Substitute Form W-9 included as part of the letter of transmittal that will be sent to stockholders promptly following completion of the merger so as to provide the information and certification necessary to avoid backup withholding. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund generally can be obtained by the holder by filing a U.S. federal income tax return.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON THE LAW IN EFFECT ON THE DATE HEREOF. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

Governmental and Regulatory Approvals

Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, which we refer to as the HSR Act, the merger may not be completed until the expiration of a 30-day waiting period following the filing of notification and report forms with the Antitrust Division of the United States Department of Justice (which we refer to as the Antitrust Division) and the Federal Trade Commission (which we refer to as the FTC) by Intermagnetics and Royal Philips, unless a request for additional information and documentary material is received from the Antitrust Division or the FTC or unless early termination of the waiting period is granted. If, within the initial 30-day waiting period, either the Antitrust Division or the FTC issues a request for additional information and documentary material concerning the merger, then the waiting period will be extended until the 30th calendar day after the date of substantial compliance with the request by both parties, unless earlier terminated by the Antitrust Division or the FTC or further extended by court order or with the consent of Intermagnetics and Philips Holding. Intermagnetics and Royal Philips filed their respective notification and report forms with the Antitrust Division and the FTC under the HSR Act on June 21, 2006, and the waiting period under the HSR Act expired on July 21, 2006, without the imposition by the FTC or the Antitrust Division of any conditions to or restrictions on the consummation of the merger.

Intermagnetics and Royal Philips (and its subsidiaries) each conduct business in member states of the European Union, and they are required to make notifications to and receive approvals of individual national

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competition authorities or the European Commission. If a European Commission notification is made, the European Commission must review the merger to determine whether or not it is compatible with the common market and, accordingly, whether or not to permit it to proceed. A merger or acquisition that does not significantly impede effective competition in the common market or in a substantial part of it shall be declared compatible with the common market and must be allowed to proceed. If, following a preliminary Phase I investigation of 25 working days (which may be extended in certain circumstances), the European Commission determines that it needs to examine the merger more closely because the merger raises serious doubts as to its compatibility with the common market, it must initiate a Phase II investigation. If it initiates a Phase II investigation, the European Commission must issue a final decision as to whether or not the merger is compatible with the common market no later than 90 working days after the initiation of the Phase II investigation (although this period may be extended in certain circumstances). We have not yet obtained clearance for the merger from any European competition authority.

The parties also derive revenues in a number of other jurisdictions where merger control filings or approvals may be required or advisable in connection with the completion of the merger. We are currently in the process of reviewing where merger control filings or approvals may be required or desirable, and we have made or will make filings in such jurisdictions.

The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, the Antitrust Division, the FTC, a state attorney general, or a foreign competition authority could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial assets of Intermagnetics or Royal Philips or their subsidiaries. Private parties may also bring legal actions under the antitrust laws under certain circumstances.

While we believe that we will receive the requisite approvals and clearances for the merger, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, of the result of such challenge. Similarly, there can be no assurance that Intermagnetics and Royal Philips will obtain the regulatory approvals necessary to complete the merger or that the granting of these approvals will not involve the imposition of conditions to the completion of the merger or require changes to the terms of the merger. These conditions or changes could result in the conditions to the merger not being satisfied prior to the termination date or at all. Under the terms of the merger agreement, Philips Holding is not obligated to consent to any sale, divestiture, lease, license, transfer or disposal of its or Intermagnetics’ assets, licenses, operations, rights, product lines or businesses in order to complete the merger, or to consent to any material changes or restrictions on its ability to own or operate any of Intermagnetics’ assets, licenses, operations, rights, product lines or businesses (including through a licensing arrangement), except for consenting to amend or modify supply contracts between the Company and its third party customers, even if such amendment or modification requires the provision of proprietary information or non-exclusive licenses to intellectual property of Intermagnetics, that did not individually or in the aggregate account for more than $45,000,000 in gross revenues for the fiscal year ended May 28, 2006, subject in each case to receipt of the consent of such third parties, so long as the modified terms of such contracts would not be commercially unreasonable.

Interests of Intermagnetics’ Directors and Executive Officers in the Merger

Some of the directors and executive officers of Intermagnetics may have financial interests in the merger that are different from, or are in addition to, the interests of stockholders of Intermagnetics. The Intermagnetics board was aware of these interests and considered them, among other matters, in approving the merger agreement.

Executive Special Transition Agreements and Employment Agreements. In connection with the execution of the merger agreement, on June 14, 2006, PENAC entered into Special Transition Agreements and Employment Agreements with Glenn H. Epstein, Leo Blecher, Kevin Lake, Thomas J. O’Brien and Katherine M. Sheehan, referred to collectively as the executives. These agreements will become effective on the effective date of the merger, which we refer to as the start date. Philips Holding required that certain senior managers agree to forgo payments to which they would otherwise be entitled as a condition of Philips

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Holding’s entering into the merger agreement. Under the Special Transition Agreements, each executive’s 2005 Restricted Stock Unit Award Agreement will be amended to provide for termination of certain restricted stock unit awards equal to an amount that we refer to in the agreement as the transition amount. The value of the restricted stock unit awards that will be forfeited are set forth below:

Executive	Transition Amount

Glenn H. Epstein	$1,134,017.50
Leo Blecher	600,022.50
Thomas J. O’Brien	800,002.50
Kevin Lake	200,007.50
Katherine M. Sheehan	500,005.00

Under the Special Transition Agreement, the executives will be entitled to receive the transition amount at the end of their respective employment terms, or earlier in the event of their termination without cause (as defined in the Special Transition Agreement), their resignation for good reason (as defined in the Special Transition Agreement), or their death or disability. The executives will not receive the transition amount if they voluntarily resign or are terminated for cause (as defined in the Special Transition Agreement) during the term of their employment agreement.

Under the employment agreements, the executives have agreed to remain employed by us through the consummation of the merger, at which time the employment agreement we previously entered into with Mr. Epstein, and the Enhanced Benefit Plan, which applies to the other executives, will terminate and be superseded by the employment agreements with PENAC. Each executive has agreed to an employment term as indicated in the chart below, which will run from the date the merger is consummated.

Pursuant to the employment agreements, PENAC will pay an annual base salary to each executive in accordance with the table below. The employment agreements also provide for the executives to receive (i) a cash performance bonus determined in accordance with certain integration targets established by PENAC, which will range from $0 to the maximum amount set forth in the table below, and (ii) a cash retention payment in the amount indicated in the table below, payable at the end of their respective employment terms, or earlier in the event of their termination by PENAC without cause (as defined in the employment agreement), or their death or disability.

Executive	Employment Term	Annual Base Salary	Maximum Cash Performance Bonus	Cash Retention Bonus

Glenn H. Epstein	18 months	$580,000	$2,500,000	$3,956,000
Leo Blecher	18 months	295,000	500,000	443,000
Kevin Lake	June 1, 2007	238,000	100,000	219,000
Thomas J. O’Brien	18 months	290,000	500,000	242,000
Katherine M. Sheehan	18 months	253,000	400,000	359,000

Any executive terminated without cause will be paid his or her base salary through the end of the employment term, plus a pro-rata portion of the maximum cash performance bonus, in addition to the cash retention bonus indicated and continuation of group health insurance coverage.

Stock Options and Stock-Based Awards. At the effective time of the merger, each outstanding and unexercised option to purchase shares of Intermagnetics common stock, whether or not vested, will be converted into the right to receive an amount in cash (less any applicable withholding of taxes) equal to the product of (a) the number of shares of Intermagnetics common stock subject to the option times (b) the excess, if any, of $27.50 over the per share exercise price of the option.

The merger agreement also provides that, at the effective time of the merger, each right to receive a share of Intermagnetics common stock pursuant to a restricted stock unit award, whether or not vested, will be cancelled and converted into the right to receive the per share merger consideration.

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The following table sets forth the value of options and restricted stock units held by executive officers and directors of Intermagnetics:

	Options (1)	Restricted Stock Units (2)

Glenn H. Epstein	$2,599,428	$31,845,000	(3)
Leo Blecher	354,341	6,981,563	(4)
Kevin Lake	1,122,264	3,882,670	(5)
Thomas J. O’Brien	418,725	6,981,563	(6)
Katherine M. Sheehan	1,312,152	5,367,670	(7)
Michael K. Burke	2,378,041	9,250,313	(8)
Philip J. Pellegrino	839,250	1,314,858	(9)
Intermagnetics outside directors as a group	2,707,457	955,405	(10)

(1)	The value of each option is equal to $27.50 minus the exercise price.
(2)
Pursuant to the Special Transition Agreements, each executive listed in the table above will forfeit the applicable transition amount from the value of the restricted stock units set forth opposite such executive’s name.

(3)
149,386 options and 1,158,000 restricted stock units. Includes 126,000 restricted stock units scheduled to vest during the first quarter of fiscal year 2007, the vesting of which is subject to certain performance criteria.

(4)
20,399 options and 253,875 restricted stock units. Includes 31,500 restricted stock units scheduled to vest during the first quarter of fiscal year 2007, the vesting of which is subject to certain performance criteria.

(5)
64,350 options and 141,188 restricted stock units. Includes 24,750 restricted stock units scheduled to vest during the first quarter of fiscal year 2007, the vesting of which is subject to certain performance criteria.

(6)
22,500 options and 253,875 restricted stock units. Includes 31,500 restricted stock units scheduled to vest during the first quarter of fiscal year 2007, the vesting of which is subject to certain performance criteria.

(7)
64,343 options and 195,188 restricted stock units. Includes 24,750 restricted stock units scheduled to vest during the first quarter of fiscal year 2007, the vesting of which is subject to certain performance criteria.

(8)
146,251 options and 336,375 restricted stock units. Includes 31,500 restricted stock units scheduled to vest during the first quarter of fiscal year 2007, the vesting of which is subject to certain performance criteria.

(9)
56,250 options and 47,813 restricted stock units. Includes 11,250 restricted stock units scheduled to vest during the first quarter of fiscal year 2007, the vesting of which is subject to certain performance criteria.

(10)	155,057 options and 34,742 restricted stock units.

In addition, any outstanding options issued pursuant to the equity-based incentive plan of our SuperPower Inc. subsidiary, will be terminated in accordance with the terms of the plan effective as of the effective time, and in consideration of the termination of these options, the holders thereof will receive an amount in cash (less any applicable withholding of taxes) equal to the product of (a) the number of shares of SuperPower stock subject to the option times (b) the excess, if any, of the fair market value of such shares over the per share exercise price of the option.

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The following table sets forth the number of SuperPower options held by executive officers and directors of Intermagnetics:

Options (1)

Glenn H. Epstein	240,000
Leo Blecher	40,000
Kevin Lake	40,000
Thomas J. O’Brien	40,000
Katherine M. Sheehan	40,000
Michael K. Burke	80,000
Philip J. Pellegrino	400,000
Intermagnetics outside directors as a group	200,000

(1)	7,698,250 shares of common stock of SuperPower Inc. are outstanding as of the date of this proxy statement, and 301,750 shares are reserved for issuance under SuperPower’s equity-based incentive plan.

Indemnification and Insurance. Philips Holding and the surviving corporation have agreed to indemnify each present and former director and officer of Intermagnetics or any of its subsidiaries against any judgments, fines, losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys’ fees) arising out of their actions in their capacities as directors or officers prior to the effective time, to the fullest extent that Intermagnetics would have been permitted to indemnify them prior to the effective time. Philips Holding and the surviving corporation will also advance expenses and attorneys’ fees to the fullest extent permitted by law. The certificate of incorporation and by-laws of the surviving corporation will continue to contain indemnification provisions no less favorable than those set forth in Intermagnetics’ current certificate of incorporation and by-laws.

We have agreed to use our reasonable best efforts to obtain and pay for “tail” insurance policies with a claim period of at least six years from the effective time, with benefits and levels of coverage at least as favorable as our existing directors’ and officers’ liability insurance and fiduciary liability insurance policies, subject to certain limitations on the amount of premiums that may be spent for such insurance coverage. If we are unable to obtain such tail insurance prior to the effective time, Philips Holding will cause the surviving corporation to do so. If, for any reason, we and the surviving corporation have failed to obtain such tail insurance policies as of the effective time, Philips Holding will cause the surviving corporation to maintain directors’ and officers’ liability insurance policies, with benefits and levels of coverage at least as favorable as our existing policies, in effect for at least six years, subject again to certain limitations on the amount of premiums that may be spent for such insurance coverage.

Litigation Related to the Merger

On June 16, 2006, and June 20, 2006, two putative class action complaints were filed in the Supreme Court of the State of New York, Albany County, naming Intermagnetics and its directors (and, in one complaint, Royal Philips) as defendants. The actions, Mohamed Farouk Gani v. Intermagnetics General Corporation, et al., No. 3884-06, and Thomas Scionti v. Intermagnetics General Corporation, et al., No. 3946-06, challenge the merger agreement and related transactions. The complaints allege that the directors of Intermagnetics breached their fiduciary duties, including by failing to publicly announce an open bidding process or otherwise seek additional offers to acquire Intermagnetics, and by failing to provide full disclosure of certain material financial information. The complaints also allege that Intermagnetics (and, in one of the complaints, Royal Philips) aided and abetted these alleged fiduciary violations. The plaintiffs seek equitable relief, including an injunction preventing us from proceeding with or consummating the merger. Intermagnetics believes that these allegations are without merit and intends to contest them vigorously.

Appraisal Rights

Under Section 262 of the DGCL, any holder of our common stock who does not wish to accept the merger consideration may dissent from the merger and elect to exercise appraisal rights. A stockholder who exercises appraisal rights may ask the Delaware Court of Chancery to determine the fair value of his, her or

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its shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) and may ask to receive payment of fair value in cash, together with a fair rate of interest, if any, provided that the stockholder complies with the provisions of Section 262 of the DGCL.

Holders of record of Intermagnetics common stock who do not vote in favor of the adoption of the merger agreement, and who otherwise comply with the applicable provisions of Section 262 of the DGCL, will be entitled to exercise appraisal rights under Section 262 of the DGCL in connection with the merger. A person having a beneficial interest in shares of our common stock held of record in the name of another person, such as a broker, bank or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which is reprinted in its entirety as Annex C and incorporated into this proxy statement by reference. All references in Section 262 of the DGCL and in this summary to a “stockholder” or “holder” are to the record holder of the shares of Intermagnetics common stock as to which appraisal rights are asserted.

Holders of shares of Intermagnetics common stock who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their Intermagnetics common stock appraised by the Delaware Court of Chancery and to receive, in lieu of the consideration that they would otherwise receive in the merger, payment in cash of the “fair value” of the shares of Intermagnetics common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by that court. Under Section 262 of the DGCL, when a proposed merger of a Delaware corporation is to be submitted for approval at a meeting of its stockholders, the corporation, not less than twenty days prior to the meeting, must notify each of its stockholders who was a stockholder on the record date for this meeting with respect to shares for which appraisal rights are available, that appraisal rights are so available, and must include in this required notice a copy of Section 262 of the DGCL.

This proxy statement constitutes the required notice to the holders of the shares of Intermagnetics common stock in respect of the merger, and Section 262 of the DGCL is attached to this proxy statement as Annex C. Any Intermagnetics stockholder who wishes to exercise his, her or its appraisal rights in connection with the merger or who wishes to preserve the right to do so should review the following discussion and Annex C carefully, because failure to timely and properly comply with the procedures specified in Annex C will result in the loss of appraisal rights under the DGCL.

A holder of Intermagnetics common stock wishing to exercise appraisal rights must not vote in favor of the adoption of the merger agreement, and must deliver to Intermagnetics before the taking of the vote on the adoption of the merger agreement at the special meeting a written demand for appraisal of his, her or its Intermagnetics common stock. This written demand for appraisal must be separate from any proxy or ballot abstaining from the vote on the adoption of the merger agreement or instructing or effecting a vote against the adoption of the merger agreement. This demand must reasonably inform Intermagnetics of the identity of the stockholder and of the stockholder’s intent thereby to demand appraisal of his, her or its shares in connection with the merger. A holder of Intermagnetics common stock wishing to exercise appraisal rights must be the record holder of the shares of Intermagnetics common stock on the date the written demand for appraisal is made and must continue to hold the shares of Intermagnetics common stock through the effective date of the merger. Accordingly, a holder of Intermagnetics common stock who is the record holder of Intermagnetics common stock on the date the written demand for appraisal is made, but who thereafter transfers the shares of Intermagnetics common stock prior to consummation of the merger, will lose any right to appraisal in respect of the shares of Intermagnetics common stock.

A proxy that is signed and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote AGAINST adoption of the merger agreement, or abstain from voting on the adoption of the merger agreement.

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Only a holder of record of Intermagnetics common stock on the date of the making of a demand for appraisal will be entitled to assert appraisal rights for the shares of Intermagnetics common stock registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the holder’s stock certificates, and must state that the person intends to demand appraisal of the holder’s shares. If the shares of Intermagnetics common stock are held of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depository or other nominee, execution of the demand should be made in that capacity, and if the Intermagnetics common stock is held of record by more than one holder as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint holders. An authorized agent, including an agent for one or more joint holders, may execute a demand for appraisal on behalf of a holder of record. The agent, however, must identify the record holder or holders and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record holder or holders. A record holder such as a broker who holds Intermagnetics common stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Intermagnetics common stock held for one or more beneficial owners while not exercising appraisal rights with respect to the Intermagnetics common stock held for other beneficial owners. In this case, the written demand should set forth the number of shares of Intermagnetics common stock as to which appraisal is sought. When no number of shares of Intermagnetics common stock is expressly mentioned, the demand will be presumed to cover all Intermagnetics common stock in brokerage accounts or other nominee forms held by such record holder, and those who hold shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights under Section 262 of the DGCL are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

A stockholder who elects to exercise appraisal rights under Section 262 of the DGCL should mail or deliver a written demand to: Intermagnetics General Corporation, 450 Old Niskayuna Road, Latham, New York 12110, Attention: Corporate Secretary, Legal Department.

If we complete the merger, we will give written notice of the effective time of the merger within ten days after the effective time of the merger to each of our former stockholders who did not vote in favor of the merger agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL. Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any former Intermagnetics stockholder who has complied with the statutory requirements summarized above may file a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by the stockholder, demanding a determination of the fair value of the shares of Intermagnetics common stock that are entitled to appraisal rights. None of Philips Holding, Intermagnetics or the surviving corporation is under any obligation to, and none of them has any present intention to, file a petition with respect to the appraisal of the fair value of the shares of Intermagnetics common stock, and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation or Philips Holding will initiate any negotiations with respect to the fair value of such shares. Accordingly, it is the obligation of Intermagnetics stockholders wishing to assert appraisal rights to take all necessary action to perfect and maintain their appraisal rights within the time prescribed in Section 262 of the DGCL.

Within 120 days after the effective date of the merger, any former Intermagnetics stockholder who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation or its successor a statement setting forth the aggregate number of shares of Intermagnetics common stock not voted in favor of adopting the merger agreement, and with respect to which demands for appraisal have been received and the aggregate number of former holders of these shares of Intermagnetics common stock. These statements must be mailed within ten days after a written request therefor has been received by the surviving corporation or within ten days after expiration of the period for delivery of demands for appraisal under Section 262 of the DGCL, whichever is later.

If a petition for an appraisal is filed timely with the Delaware Court of Chancery by a former Intermagnetics stockholder and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within twenty days of service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all former Intermagnetics stockholders who have demanded appraisal of their shares of Intermagnetics common stock and with whom agreements as

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to value have not been reached. After notice to such former Intermagnetics stockholders as required by the Delaware Court of Chancery, the Delaware Court of Chancery shall conduct a hearing on such petition to determine those former Intermagnetics stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the former Intermagnetics stockholders who demanded appraisal of their shares of Intermagnetics common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding. If any former stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to that former stockholder.

After determining which, if any, former Intermagnetics stockholders are entitled to appraisal, the Delaware Court of Chancery will appraise their shares of Intermagnetics common stock, determining their “fair value,” exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Intermagnetics stockholders considering seeking appraisal should be aware that the fair value of their shares of Intermagnetics common stock as determined under Section 262 of the DGCL could be more than, the same as or less than the value of the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares of Intermagnetics common stock, and that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not opinions as to fair value under Section 262 of the DGCL.

In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

In addition, Delaware courts have decided that a stockholder’s statutory appraisal remedy may or may not be a dissenter’s exclusive remedy, depending on the factual circumstances.

The costs of the appraisal action may be determined by the Delaware Court of Chancery and levied upon the parties as the Delaware Court of Chancery deems equitable. Upon application of a former Intermagnetics stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any former Intermagnetics stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, be charged pro rata against the value of all of the shares of Intermagnetics common stock entitled to appraisal.

Any holder of Intermagnetics common stock who has duly demanded an appraisal in compliance with Section 262 of the DGCL will not, after the consummation of the merger, be entitled to vote the shares of Intermagnetics common stock subject to this demand for any purpose or be entitled to the payment of dividends or other distributions on those shares of Intermagnetics common stock (except dividends or other distributions payable to holders of record of Intermagnetics common stock as of a record date prior to the effective date of the merger).

If any stockholder who properly demands appraisal of his, her or its Intermagnetics common stock under Section 262 of the DGCL fails to perfect, or effectively withdraws or loses, his, her or its right to appraisal, as provided in Section 262 of the DGCL, that stockholder’s shares of Intermagnetics common stock will be

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deemed to have been converted into the right to receive the merger consideration payable in the merger in respect of those shares (without interest). An Intermagnetics stockholder will fail to perfect, or effectively lose or withdraw, his, her or its right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective date of the reorganization merger, or if the stockholder delivers to Intermagnetics or the surviving corporation, as the case may be, a written withdrawal of their demand for appraisal. Any attempt to withdraw an appraisal demand in this matter more than 60 days after the effective date of the merger will require the written approval of the surviving corporation and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval.

Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of these rights, in which event the shares held by the Intermagnetics stockholder will be deemed to have been converted into the right to receive the merger consideration payable in the merger in respect of those shares (without interest).

Any stockholder wishing to exercise appraisal rights is urged to consult with legal counsel prior to attempting to exercise such rights.

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THE MERGER AGREEMENT

The following summary of the terms of the merger agreement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A. This summary may not contain all of the information about the merger that is important to you. We encourage you to read carefully the merger agreement in its entirety.

Structure and Effective Time

The merger agreement provides that Acquisition Sub, an indirect wholly owned subsidiary of Philips Holding, will merge with and into Intermagnetics. Intermagnetics will be the surviving corporation in the merger, which we sometimes refer to as the surviving corporation, and will continue to exist after the merger as a wholly owned subsidiary of Philips Holding. As a result of the merger, shares of Intermagnetics common stock (other than shares owned by us, Philips Holding or Acquisition Sub, or any of our respective wholly owned subsidiaries, which will be cancelled, or by holders properly perfecting appraisal rights under Delaware law) will be converted into the right to receive $27.50 in cash per share, without interest.

The closing date for the merger will be the second business day following the day on which all conditions to closing in the merger agreement have been satisfied or waived or on another date as agreed between Philips Holding and us. We currently expect to complete the merger during the fourth quarter of calendar year 2006. However, we cannot assure you when, or if, all the conditions to completion of the merger will be satisfied or waived. See “—Conditions to the Merger” below.

The merger will be effective when we file a certificate of merger with the Secretary of State of the State of Delaware, or at such later time as we and Philips Holding specify in the certificate of merger.

Merger Consideration

The merger agreement provides that each share of our common stock outstanding immediately prior to the effective time of the merger (other than shares owned by us, Philips Holding or Acquisition Sub, or any of our respective wholly owned subsidiaries, which will be cancelled, or by holders properly perfecting appraisal rights under Delaware law) will be converted at the effective time of the merger into the right to receive $27.50 in cash, without interest.

If any of our stockholders perfect appraisal rights with respect to any of their Intermagnetics shares, then we will treat those shares as described above in “The Merger—Appraisal Rights.”

Payment Procedures

Prior to completion of the merger, Philips Holding will designate a paying agent for the benefit of the holders of our common stock. At the closing of the merger, Philips Holding will deposit with the paying agent an amount in cash equal to the aggregate merger consideration.

Promptly after the effective time of the merger, and in any event within three business days, the paying agent will mail to each holder of record of our shares a letter of transmittal disclosing the procedure for exchanging certificates representing shares of our common stock. After the effective time of the merger, each holder of a certificate previously representing shares of our issued and outstanding common stock will, upon surrender to the paying agent of a certificate together with a properly completed letter of transmittal, be entitled to receive the per share merger consideration for each share of common stock represented by that certificate, minus any withholding of taxes required by law. No interest will be paid or accrued on the merger consideration.

Treatment of Stock Options and Stock-Based Awards

The merger agreement provides that at the effective time of the merger, each option to purchase shares of Intermagnetics common stock, whether or not vested, will be converted into the right to receive an amount in cash (less any applicable withholding of taxes) equal to the product of (a) the number of shares of

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Intermagnetics common stock subject to the option times (b) the excess, if any, of $27.50 over the per share exercise price of the option.

The merger agreement also provides that, at the effective time of the merger, each right to receive a share of Intermagnetics common stock pursuant to a restricted stock unit award, whether or not vested, will be cancelled and converted into the right to receive the per share merger consideration (less any applicable withholding of taxes).

Directors and Officers

The merger agreement provides that the directors of Acquisition Sub immediately before the merger will be the directors of the surviving corporation, and that the officers of Intermagnetics immediately before the merger will be the officers of the surviving corporation.

Representations and Warranties

The merger agreement contains representations and warranties made by Intermagnetics to Philips Holding and Acquisition Sub, including representations and warranties relating to:

•	due organization, good standing and qualification, and other corporate matters of Intermagnetics and its subsidiaries;

•	our capital structure;

•	corporate authority, authorization and enforceability of the merger agreement;

•	the recommendation by our board of directors of the merger agreement to our stockholders;

•	the receipt of an opinion from our financial advisor;

•
the absence of conflicts, consent or filing requirements, or violations under our charter documents, contracts, and applicable law (except for applicable antitrust notification requirements under the HSR Act and any other applicable antitrust, competition or premerger notification requirements);

•	the reports, proxy statements and financial statements we have filed with the Securities and Exchange Commission, or SEC, and the accuracy of the information in those documents;

•	our internal controls over financial reporting and reporting procedures;

•	the absence of certain changes or events since May 29, 2005, including the absence of a material adverse effect on our business;

•	litigation and liabilities;

•	employee benefit plans;

•	compliance with applicable laws and license requirements, including certain requirements of the Food and Drug Administration, or FDA;

•	contracts, including contracts with governmental entities;

•	real property;

•	takeover statutes;

•	environmental matters;

•	tax matters;

•	labor matters;

•	intellectual property;

•	insurance; and

•	brokers’ and finders’ fees.

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Certain of our representations and warranties are qualified by a material adverse effect standard. A material adverse effect, for purposes of the representations and warranties of Intermagnetics, means a material adverse effect on our financial condition, assets, liabilities, business or results of operations. However, a material adverse effect does not include any (i) change in the economy or financial markets generally in the United States (unless the change primarily relates to or disproportionately affects us), (ii) change in the industries in which we operate (unless that change primarily relates to or disproportionately affects us), (iii) changes that are the result of acts of war, terrorism or natural disasters (unless they directly affect our assets), (iv) losses resulting from the announcement of the merger, (v) actions required by the merger agreement or taken at the specific written request of Philips Holding or Acquisition Sub, (vi) changes in United States generally accepted accounting principles, or GAAP, (vii) any failure to meet our projections, or (viii) any decline in our stock price.

In addition, Philips Holding and Acquisition Sub each made representations and warranties to Intermagnetics regarding their organization, good standing and qualification; their corporate authority to enter into the merger agreement; the absence of conflicts, consent requirements or violations under charter documents, contracts, and applicable law; the capitalization of Acquisition Sub; and Philips Holding’s having sufficient funds at the closing to complete the merger.

The representations and warranties of each of the parties will expire upon completion of the merger or termination of the merger agreement. The representations of Intermagnetics are qualified by certain information that Intermagnetics has filed with the SEC after May 30, 2004 and prior to the date of the merger agreement, as well as by a confidential disclosure letter that Intermagnetics delivered to Philips Holding immediately prior to signing the merger agreement. In addition, certain representations and warranties in the merger agreement were used for the purpose of allocating risk between Intermagnetics and Philips Holding rather than establishing matters as facts.

Covenants

Conduct of the Business of Intermagnetics Prior to the Merger. From the date of the merger agreement through the effective time of the merger, Intermagnetics and its subsidiaries have agreed to conduct their business in the ordinary and usual course and to use their reasonable best efforts to preserve their business organization substantially intact and to maintain existing relations and goodwill with governmental entities, customers, suppliers, distributors, creditors, lessors, employees and business associates.

In addition, we and our subsidiaries have agreed to various specific restrictions on our business and operations. With certain specified exceptions, if we wish to engage in one of these restricted activities, we must obtain the approval of Philips Holding in writing, which approval is not to be unreasonably withheld, conditioned or delayed. We have agreed that without such approval we and our subsidiaries will not, among other things:

•	adopt or propose any change in the certificate of incorporation, by-laws or other organizational documents of Intermagnetics or any of its subsidiaries;

•
merge or consolidate Intermagnetics or its subsidiaries, or restructure, reorganize or completely or partially liquidate our assets, operations or businesses or enter into any hold separate agreement or other agreement imposing material limitations on our business;

•
acquire assets or securities from any other person other than pursuant to existing contracts, budgeted capital expenditures, purchases of inventory or other ordinary-course purchases, or purchases less than $500,000 in the aggregate;

•
issue, sell, pledge, dispose of, grant, transfer or encumber (or authorize any of the foregoing) any of the shares of stock of Intermagnetics or its subsidiaries or securities convertible or exchangeable into shares of stock of Intermagnetics or its subsidiaries;

•	create liens in amounts in excess of $1,000,000 in the aggregate;

•	make loans, advances, capital contributions or investments in excess of $100,000 in the aggregate;

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•	declare, set aside, make or pay dividends or other distributions with respect to our capital stock, or enter into any agreement with respect to the voting of our capital stock;

•	reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire any of our capital stock or securities convertible into our capital stock;

•
incur any indebtedness for borrowed money, guarantee the debt of another person, or issue any debt securities, except for replacement of existing indebtedness, ordinary-course indebtedness not to exceed $5,000,000 in the aggregate, and interest-rate swaps not to exceed $5,000,000 of notional debt in the aggregate;

•	make any capital expenditure in excess of $500,000 in the aggregate in any twelve-month period, except in accordance with previously disclosed capital budgets;

•	enter into certain types of contracts not in the ordinary course of business;

•	make any changes with respect to accounting policies or procedures;

•	settle or compromise certain litigation or disputed liabilities for amounts in excess of $100,000;

•	amend, modify or terminate certain contracts, or cancel, modify or waive any claims or debts in excess of $500,000 in the aggregate, other than in the ordinary course of business;

•
make or change any tax election, change an annual accounting period, file any material amended tax return, enter into any material closing agreement, waive or extend any statute of limitation with respect to taxes, settle or compromise any material tax liability, claim or assessment, or surrender any right to claim a refund of material taxes;

•
transfer or dispose of any assets, product lines or businesses except for product sales in the ordinary course of business, sales of obsolete assets, or dispositions of assets with a fair market value not in excess of $500,000 in the aggregate (other than pursuant to contracts in effect prior to the merger agreement);

•	take specified actions with respect to employee benefits matters;

•	take any action or omit to take any action that is reasonably likely to result in any condition of the merger not being satisfied or prevent or delay consummation of the merger; or

•	agree, authorize or commit to take any of the foregoing actions.

Acquisition Proposals. The merger agreement provides that neither Intermagnetics nor any of its subsidiaries, nor any of their respective officers and directors shall, and that it shall use its reasonable best efforts to cause its employees and representatives not to, directly or indirectly:

•	initiate, solicit or knowingly encourage any inquiries with respect to, or the making of, any proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal;

•	engage in, continue or otherwise participate in any negotiations or discussions regarding, or provide any non-public information relating to, an acquisition proposal; or

•	otherwise knowingly facilitate any effort or attempt to make an acquisition proposal.

An “acquisition proposal” means any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving Intermagnetics, or any proposal or offer to acquire in any manner, directly or indirectly, 15% or more of any class of equity securities of Intermagnetics or its subsidiaries, or 15% or more of the total assets of Intermagnetics.

Notwithstanding this restriction, Intermagnetics may provide information in response to a bona fide unsolicited written request from a person stating that such person would be interested in making a definitive acquisition proposal providing for the acquisition of 50% or more of the assets or equity securities of Intermagnetics if such person enters into a confidentiality agreement with Intermagnetics that is at least as protective (with respect to confidentiality and nonsolicitation of employees) as that entered into by Philips

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Medical Systems and Intermagnetics, may engage in discussions or negotiations with such a person, and may approve, adopt, recommend or otherwise declare advisable any acquisition proposal if:

•
the board of directors of Intermagnetics determines in good faith after consultation with outside legal counsel that the failure to take such action would be reasonably likely to constitute a breach of our directors’ fiduciary duties; and

•
the board of directors has determined in good faith and after consultation with its financial advisor that such acquisition proposal is a superior proposal (or, if Intermagnetics is providing information or engaging in discussions or negotiations with a person, that such provision of information, discussions or negotiations are reasonably likely to result in a superior proposal).

A “superior proposal” means an unsolicited bona fide acquisition proposal involving more than 50% of the assets or voting power of the equity securities of Intermagnetics that the board of directors has determined in its good faith judgment is reasonably likely to be consummated in accordance with its terms and that would result in a transaction more favorable to our stockholders from a financial point of view than the transactions provided for in the merger agreement (taking into account any modifications proposed by Philips Holding).

We have agreed that our board of directors may not withhold, withdraw, qualify or modify, in a manner adverse to Philips Holding, its recommendation with respect to the merger, except as provided above or in connection with a superior proposal. If we receive a superior proposal, we must give Philips Holding notice of that proposal, Philips Holding will have a right to propose any changes to the merger agreement for three business days after receiving that notice, and our board may not change its recommendation until those three business days have elapsed. We have also agreed not to enter into any acquisition agreement with respect to an alternative acquisition proposal, except in connection with a termination of the merger agreement as described in the section labeled “—Termination” below.

The merger agreement also requires Intermagnetics promptly to cease any existing negotiations or discussions with third parties regarding acquisition proposals, and to request the return or destruction of any confidential information that may have been furnished in connection with such negotiations or discussions. We have also agreed to provide Philips Holding with prompt notice (and, in any event, within 48 hours) if we receive any inquiries, proposals or offers with respect to acquisition proposals.

Filings and Notifications. Intermagnetics and Philips Holding have agreed to cooperate with each other and use their reasonable best efforts to take all actions reasonably necessary to complete the merger, including preparing and filing all necessary regulatory filings and obtaining as promptly as practicable all consents, registrations, approvals, permits and authorizations that must be obtained from any third party or governmental authority to complete the merger. In particular, Intermagnetics and Philips Holding have agreed:

•
to file the notifications required under the HSR Act with the FTC and the Antitrust Division as promptly as practicable, and in any case within five business days following the date of the merger agreement, which notifications were filed by Intermagnetics and Philips Holding and its affiliates on June 21, 2006;

•	to make, as promptly as practicable, appropriate filings under the Dutch Competition Act or (upon the agreement of Intermagnetics and Philips Holding) appropriate filings with the European Commission;

•	to make, as promptly as practicable, appropriate filings under any other antitrust, competition, premerger notification, or trade regulation law, regulation, or order;

•	to defend the merits and competitive efficiencies of the merger in communications with governmental entities; and

•	to defend, contest or resist, if necessary, any lawsuits brought by the FTC or the Antitrust Division challenging the merger.

However, Philips Holding is not obligated to consent to any sale, divestiture, lease, license, transfer or disposal of its or Intermagnetics’ assets, licenses, operations, rights, product lines or businesses in order to complete the merger, or to consent to any material changes or restrictions on its ability to own or operate any

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of Intermagnetics’ assets, licenses, operations, rights, product lines or businesses (including through a licensing arrangement), except for consenting to amend or modify supply contracts between the Company and its third party customers (even if such amendment or modification requires the provision of proprietary information or non-exclusive licenses to intellectual property of Intermagnetics) that did not individually or in the aggregate account for more than $45,000,000 in gross revenues for the fiscal year ended May 28, 2006, subject in each case to receipt of the consent of such third parties, so long as the modified terms of such contracts would not be commercially unreasonable.

Employee Benefits. Philips Holding has agreed to maintain, for our U.S.-based employees, pension and welfare benefits that are no less favorable in the aggregate than those currently provided under our employee benefits plans for at least a year following the effective time. Philips Holding has also agreed to maintain a base salary or compensation rate that is at least equal to the base salary or compensation rate currently paid to those employees.

Philips Holding has also agreed to cause any new benefits plans in which our U.S.-based employees are eligible to participate to take into account, for eligibility and vesting purposes, our employees’ service with Intermagnetics prior to the effective time as though such service were with Philips Holding. Our U.S.-based employees will also receive full credit for vacation and severance programs for service with Intermagnetics prior to the effective time, and will be eligible to participate in any new benefit plans that are comparable to our benefits plans in which such employees participated as soon as reasonably practicable after the effective time. Philips Holding will also cause its medical, dental, pharmaceutical and vision plans to waive any pre-existing condition exclusions to the extent that our plans would have waived them, and to take into account eligible expenses incurred prior to the effective time for the purposes of deductible, coinsurance, and maximum out-of-pocket requirements.

Our 401(k) plan will be terminated immediately prior to the effective time, and participants in our plan will be able to roll over the assets in their accounts into a 401(k) plan maintained by Philips Holding or one of its subsidiaries. Our employees who are not represented by labor unions will be able to participate in the 401(k) plan maintained by Philips Holding or one of its subsidiaries in accordance with its terms. Philips Holding will also continue certain of our severance plans without adverse amendment for at least one year following the effective time, and will pay bonuses to certain of our employees under our annual bonus plans (with bonuses pro-rated for that portion of our 2007 fiscal year that occurs prior to the effective time).

In addition, we have agreed to take any actions reasonably necessary to ensure that the equity compensation plans of our SuperPower Inc. subsidiary, and any outstanding options and other stock awards issued pursuant to those plans, are terminated in accordance with the terms of such plans effective as of the effective time, subject to certain limitations on the amount we may expend to terminate the plans. We have also agreed to take any actions reasonably necessary to ensure that as of the effective time there are no shares of capital stock of SuperPower outstanding that are not held by Intermagnetics.

Indemnification and Insurance. The merger agreement provides that Philips Holding and the surviving corporation will each indemnify each present and former director and officer of Intermagnetics or any of its subsidiaries against any judgments, fines, losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys’ fees) arising out of their actions in their capacities as directors or officers prior to the effective time, to the fullest extent that Intermagnetics would have been permitted to indemnify them prior to the effective time. Philips Holding and the surviving corporation will also advance expenses and attorneys’ fees to the fullest extent permitted by law. The certificate of incorporation and by-laws of the surviving corporation will continue to contain indemnification provisions no less favorable than those set forth in Intermagnetics’ current certificate of incorporation and by-laws.

We have agreed to use our reasonable best efforts to obtain and pay for “tail” insurance policies with a claim period of at least six years from the effective time, with benefits and levels of coverage at least as favorable as our existing directors’ and officers’ liability insurance and fiduciary liability insurance policies, subject to certain limitations on the amount of premiums that may be spent for such insurance coverage. If we are unable to obtain such tail insurance prior to the effective time, Philips Holding will cause the surviving corporation to do so. If, for any reason, we and the surviving corporation have failed to obtain such tail insurance policies as of the effective time, Philips Holding will cause the surviving corporation to

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maintain directors’ and officers’ liability insurance policies, with benefits and levels of coverage at least as favorable as our existing policies, in effect for at least six years, subject again to certain limitations on the amount of premiums that may be spent for such insurance coverage.

Other Covenants. The merger agreement contains additional agreements among Intermagnetics and Philips Holding relating to, among other things:

•
the filing of this proxy statement with the SEC and the accuracy of the information contained in this proxy statement (and cooperation in response to any comments from the SEC with respect to the proxy statement);

•	the special meeting of stockholders of Intermagnetics, and the recommendation of Intermagnetics’ board of directors;

•	Philips Holding’s access to the employees, properties, books, contracts, records and other information of Intermagnetics between the date of the merger agreement and the closing;

•	coordination of press releases and other public announcements or filings relating to the merger;

•	expenses incurred in connection with the merger agreement and related transactions; and

•	approvals of the merger for purposes of takeover statutes and Section Rule 16b-3 under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

Conditions to the Merger

The obligations of Intermagnetics, Philips Holding and Acquisition Sub to complete the merger are subject to the satisfaction or waiver of the following conditions:

•	approval of the merger agreement by the holders of a majority of the outstanding shares of our stock;

•	expiration or early termination of the requisite waiting period under the HSR Act;

•	receipt of all approvals and licenses required in connection with the competition laws of the European Union or of the Netherlands, Germany and Italy;

•
the absence of any applicable law or injunction prohibiting the completion of the merger, and of any pending lawsuit in which the FTC, the Antitrust Division, or Dutch or European Union competition authorities seek to restrain, enjoin or prohibit the completion of the merger; and

•	the absence of any order suspending, or proceeding initiated by the SEC seeking to suspend, the use of the proxy statement.

In addition, the obligations of Philips Holding and Acquisition Sub to complete the merger are subject to the satisfaction or waiver of the following conditions:

•
the representations and warranties that we made in the merger agreement that are qualified as to material adverse effect being true and correct as of the date of the merger agreement and as of the date of the closing of the merger;

•
the representations and warranties that we made in the merger agreement that are not qualified as to material adverse effect (except those discussed in the next paragraph) being true and correct as of the date of the merger agreement and as of the date of the closing of the merger, except as would not be reasonably likely to have a material adverse effect;

•	the representations and warranties that we made with regard to our capital structure, corporate authority, and takeover statutes being true and correct in all material respects;

•	our performance, in all material respects, of the obligations required to be performed by us in the merger agreement; and

•	the receipt of a certificate signed on behalf of Intermagnetics by our Chief Executive Officer and Chief Financial Officer stating that the above conditions have been satisfied.

In addition, our obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:

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•
the representations and warranties that Philips Holding and Acquisition Sub made in the merger agreement being true and correct in all material respects as of the date of the merger agreement and as of the date of the closing of the merger;

•	Philips Holding’s and Acquisition Sub’s performance, in all material respects, of the obligations required to be performed by them in the merger agreement; and

•	the receipt of a certificate signed by an authorized representative of Philips Holding and Acquisition Sub stating that the above conditions have been satisfied.

Although the parties have the right to waive conditions to the merger (other than as required by law), we are not aware of any circumstance in which Philips Holding, Acquisition Sub or Intermagnetics would waive any of the closing conditions described above.

Termination

We and Philips Holding may agree in writing to terminate the merger agreement at any time without completing the merger, even after our stockholders have approved the merger agreement. The merger agreement may also be terminated at any time prior to the effective time of the merger under specified circumstances, including:

•	by either Intermagnetics or Philips Holding if:

•
the merger has not been completed by December 31, 2006 (or March 31, 2007, if all conditions except for the expiration of the HSR Act waiting period and the receipt of other competition approvals are capable of being satisfied by December 31, 2006), which we sometimes call the “termination date”;

•	our stockholders do not adopt the merger agreement at the special meeting; or

•	any order permanently restraining, enjoining or prohibiting completion of the merger has become final and non-appealable;

•	by us:

•
before our stockholders have adopted the merger agreement, if (i) we have not breached our covenants described above in “—Covenants—Acquisition Proposals,” and are not in material breach of any of the other covenants in the merger agreement, (ii) our board of directors authorizes Intermagnetics to enter into an acquisition agreement with respect to a superior proposal and we notify Philips Holding of our intent, (iii) Philips Holding does not within three days make a binding written offer that our board in good faith determines is at least as favorable to our stockholders as the superior proposal, and (iv) we pay Philips Holding the termination fee described below in “—Termination Fees” prior to such termination; or

•
at any time prior to the effective time of the merger, if there has been a breach of any representation, warranty, covenant or agreement made by Philips Holding or Acquisition Sub in the merger agreement such that the conditions to the completion of the merger would not be satisfied, and such breach is not cured within 30 days after we give notice of the breach to Philips Holding; or

•	by Philips Holding if:

•	our board of directors withholds, withdraws, qualifies or modifies its recommendation of the merger agreement, or recommends in favor of any superior proposal;

•	we fail to take a vote of stockholders on the merger agreement prior to December 31, 2006;

•
our board of directors fails to reaffirm its recommendation in favor of the merger agreement after receiving an alternative acquisition proposal, or to recommend against a competing tender or exchange offer, within 48 hours after the later of (i) the end of the fifteenth business day after receiving an alternative acquisition proposal or tender offer (if Philips Holding asks our board to reaffirm its recommendation or recommend against the tender offer within those fifteen business

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days) or (ii) receiving a request from Philips Holding to do so after the end of that fifteen-business-day period;

•	our board of directors recommends that our stockholders tender into a competing tender or exchange offer; or

•
at any time prior to the effective time of the merger, if there has been a breach of any representation, warranty, covenant or agreement made by Intermagnetics in the merger agreement such that the conditions to the completion of the merger would not be satisfied, and such breach is not cured within 30 days after Philips Holding gives us notice of the breach.

If the merger agreement is terminated, no party will have any liability under the merger agreement, other than for the fees described below under “—Termination Fees,” and other than for any liability or damages resulting from any breach of the merger agreement.

Termination Fees

We will have to pay Philips Holding a termination fee of $38,970,000 if:

•
an alternative acquisition proposal has been made and the merger agreement has been terminated at the termination date or because our stockholders do not adopt the merger agreement, but only if we have agreed to, approved, recommended or completed an alternative acquisition within twelve months after such termination (and an alternative acquisition has been completed);

•
Philips Holding has terminated the merger agreement because we have breached our covenants under the merger agreement or have failed to take a vote of stockholders on the merger agreement, or because our board of directors has changed its recommendation, recommended an alternative acquisition proposal, recommended that our stockholders tender into a competing tender or exchange offer, or failed to recommend against such an alternative acquisition proposal or competing tender or exchange offer in the circumstances described above under “—Termination,” or we have terminated the merger agreement because our stockholders have not adopted it, in a circumstance in which Philips Holding could have terminated the merger agreement for the reasons described in this paragraph; but in each case only if we have agreed to, approved, recommended or completed an alternative acquisition within twelve months after such termination (and an alternative acquisition has been completed); or

•	we terminate the merger agreement in order to accept a superior proposal in the circumstances described above under “—Termination.”

In addition, if Philips Holding is entitled to terminate the merger agreement because our board of directors has not reaffirmed its recommendation of the merger, or rejected a competing tender or exchange offer, within 48 hours after the later of (i) the end of the fifteenth business day after receiving an alternative acquisition proposal or tender offer (if Philips Holding asks our board to reaffirm its recommendation or recommend against the tender offer within those fifteen business days) or (ii) receiving a request from Philips Holding to do so after the end of that fifteen-business-day period, we have agreed to pay Philips Holding $1 million per day until either (A) the agreement is terminated by us or Philips Holding or (B) our board of directors reaffirms its recommendation or rejects the competing tender or exchange offer, as the case may be. The amount payable under this paragraph may not exceed $5 million in the aggregate, and will be deducted from the amount of any termination fee that may eventually be payable.

Amendment

Subject to the provisions of applicable law, Intermagnetics, Philips Holding and Acquisition Sub may at any time modify or amend the merger agreement by a written agreement executed and delivered by their duly authorized officers. After our stockholders adopt the merger agreement at the special meeting, we will not make any amendment that requires further approval by our stockholders without first seeking the approval of our stockholders.

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Royal Philips Guarantee

In connection with the execution of the merger agreement, Royal Philips entered into a guarantee by which it irrevocably and unconditionally guaranteed to Intermagnetics the performance by Philips Holding and Acquisition Sub of their obligations under the merger agreement. Royal Philips also agreed to take, and cause its subsidiaries to take, all actions that Philips Holding and Acquisition Sub are obligated under the merger agreement to cause Royal Philips and its subsidiaries to take.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS
AND EXECUTIVE OFFICERS

As of July 31, 2006, our executive officers and directors beneficially owned an aggregate of approximately 2,037,000 shares of our common stock, entitling them to exercise less than 5% of the voting power of our common stock entitled to vote at the special meeting.

The following table shows, as of July 31, 2006, the Intermagnetics equity securities beneficially owned by each person believed by us to own more than 5% of our common stock, each current director, each of the five named executive officers, and all of the directors and executive officers as a group. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise indicated, the address of the beneficial owners is c/o Intermagnetics General Corporation, 450 Old Niskayuna Road, Latham, New York 12110.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and generally includes voting or investment power with respect to securities. Shares of our common stock that a person has the right to acquire within 60 days of July 31, 2006, are treated as outstanding for computing the percentage of the person holding the right but are not treated as outstanding for computing the percentage of any other person.

Intermagnetics Share Ownership

Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class Beneficially Owned (1)
Columbia Wanger Asset Management, L.P. 227 West Monroe Street, Suite 3000 Chicago, Illinois 60606	2,345,175	(2)	5.5%
Glenn H. Epstein	663,794	(3)	1.5%
Michael K. Burke	270,468	(4)	*
Thomas J. O’Brien	69,294	(5)	*
Leo Blecher	207,690	(6)	*
Philip J. Pellegrino	97,706	(7)	*
John M. Albertine	70,826	(8)	*
Larry G. Garberding	38,573	(9)	*
A. Jay Graf	7,339		*
Thomas L. Kempner	222,093	(10)	*
Michael E. Hoffman	52,929	(11)	*
Sheldon Weinig	86,466	(12)	*
All executive officers and directors as a group (13 persons)	2,036,978	(13)	4.7%
* Less than one percent

(1)
With respect to each person, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of (i) the number of outstanding shares as of such date (42,712,002), (ii) the number of shares such person has the right to acquire upon exercise of options currently exercisable, or exercisable within 60 days, and (iii) the total number of restricted stock units held by such person which are scheduled to vest during the first quarter of fiscal year 2007, the vesting of which is subject to certain performance criteria.

(2)	Based on a Schedule 13G filed by Columbia Wanger Asset Management, L.P. on February 14, 2006.
(3)
Includes (i) presently exercisable options to purchase 149,386 shares of common stock and (ii)126,000 restricted stock units scheduled to vest during the first quarter of fiscal year 2007, the vesting of which is subject to certain performance criteria.

(4)
Includes (i) presently exercisable options to purchase 137,353 shares of common stock and (ii) 31,500 restricted stock units scheduled to vest during the first quarter of fiscal year 2007, the vesting of which is subject to certain performance criteria.

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(5)
Includes (i) presently exercisable (or exercisable within 60 days) options to purchase 22,500 shares of common stock and (ii) 31,500 restricted stock units scheduled to vest during the first quarter of fiscal year 2007, the vesting of which is subject to certain performance criteria.

(6)
Includes (i) presently exercisable options to purchase 11,399 shares of common stock and (ii) 31,500 restricted stock units scheduled to vest during the first quarter of fiscal year 2007, the vesting of which is subject to certain performance criteria.

(7)
Includes (i) presently exercisable (or exercisable within 60 days) options to purchase 45,000 shares of common stock and (ii) 11,250 restricted stock units scheduled to vest during the first quarter of fiscal year 2007, the vesting of which is subject to certain performance criteria.

(8)	Includes presently exercisable options to purchase 38,765 shares of common stock.
(9)	Includes presently exercisable options to purchase 10,572 shares of common stock.
(10)	Includes presently exercisable options to purchase 42,288 shares.
(11)	Includes presently exercisable options to purchase 21,144 shares.
(12)	Includes presently exercisable options to purchase 42,288 shares.
(13)
In addition to (A) the presently exercisable (or exercisable within 60 days) options to purchase 520,695 shares of common stock disclosed above and (B) the 231,750 restricted stock units scheduled to vest during the first quarter of fiscal year 2007, the vesting of which is subject to certain performance criteria, includes (i) presently exercisable (or exercisable within 60 days) options to purchase 110,693 shares of common stock and (ii) 49,500 restricted stock units scheduled to vest during the first quarter of fiscal year 2007, the vesting of which is subject to certain performance criteria.

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MARKET PRICE OF INTERMAGNETICS
COMMON STOCK AND DIVIDEND INFORMATION

Our common stock is traded on the Nasdaq National Market, or Nasdaq, under the symbol IMGC. The following table sets forth the high and low sale prices of shares of our common stock as reported on Nasdaq. Three-for-two stock splits occurred on August 16, 2004 and February 21, 2006. The prices in this table have been adjusted to reflect the impact of these stock splits. Intermagnetics has never paid any cash dividends on its common stock. Following the merger, our common stock will not be traded on any public market.

	Price Range of Common Stock
Fiscal Year Ended	High	Low

May 30, 2004:
First Quarter	11.50	8.28
Second Quarter	11.56	9.00
Third Quarter	12.22	9.11
Fourth Quarter	12.73	10.30

May 29, 2005:
First Quarter	17.15	12.95
Second Quarter	19.21	13.22
Third Quarter	20.56	15.11
Fourth Quarter	19.98	15.31

May 28, 2006:
First Quarter	22.00	16.93
Second Quarter	23.53	17.77
Third Quarter	31.26	20.11
Fourth Quarter	30.23	18.55

On June 14, 2006, the last full trading day prior to the public announcement of the merger agreement, the closing price of our common stock was $21.38 per share. We encourage our stockholders to obtain current market quotations for our common stock.

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FORWARD-LOOKING STATEMENTS

This proxy statement contains statements that are not historical facts and that are considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Typically, we identify these forward-looking statements with words like “expect,” “intend,” “may,” “might,” “should,” “believe,” “anticipate,” “expect,” “estimate,” or similar expressions. We and our representatives may also make similar forward-looking statements from time to time orally or in writing.

These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. They are based on currently available information and current expectations and projections about future events. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to the following:

•	we may be unable to obtain the required stockholder approval for the merger at the special meeting;

•
we may be unable to obtain the necessary regulatory approvals for the merger in a timely matter or at all, or we may be able to obtain such approvals only by agreeing to conditions that would not be acceptable to Intermagnetics or Philips Holding;

•	the conditions to the closing of the merger may not be satisfied, or the merger agreement may be terminated prior to closing;

•
disruptions and uncertainty resulting from our proposed merger with a major customer may make it more difficult for us to maintain relationships with other customers, employees or suppliers, and as a result our business may suffer;

•	the restrictions on our conduct prior to closing contained in the merger agreement may have a negative effect on our flexibility and our business operations;

•	changes in the health care regulatory environment, including changes in payment or reimbursement procedures, may occur;

•	our business may suffer as a result of competition in the MRI and medical devices industries;

•	we may become involved in significant litigation arising from actual or alleged injuries to patients;

•	the merger may involve unexpected costs or unexpected liabilities; and

•
additional factors discussed in our Annual Report on Form 10-K for the fiscal year ended May 29, 2005, under the headings “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Quantitative and Qualitative Discussions About Market Risk.”

These factors may not be all of the factors that could cause actual results to differ materially from those discussed in any forward-looking statements. Our company operates in a continually changing business environment and new factors emerge from time to time. We cannot predict all such factors nor can we assess the impact, if any, of such factors on our financial position or our results of operations. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

The forward-looking statements in this proxy statement speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, we will have no public stockholders and no public participation in any of our future stockholder meetings. We intend to hold an annual meeting of stockholders in 2006 only if the merger is not completed by December 22, 2006. If we hold an annual meeting of stockholders in 2006, any stockholder who wishes to have a stockholder proposal included in our proxy statement for the 2006 Annual Meeting must have submitted the proposal in writing to the Corporate Secretary, Legal Department, Intermagnetics General Corporation, 450 Old Niskayuna Road, Latham, New York 12110, for receipt by May 29, 2006. A stockholder who wishes to introduce a proposal to be voted on at our 2006 Annual Meeting must send advance written notice to the Corporate Secretary, Legal Department, for receipt no earlier than July 25, 2006 and no later than August 24, 2006 and must provide the information specified by our by-laws. Proposals must comply with all applicable rules and regulations of the SEC.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the following location:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings are also available to the public from document retrieval services and the internet website maintained by the SEC at www.sec.gov.

If you have questions about the special meeting or the merger after reading this proxy statement, or if you would like additional copies of this proxy statement or the proxy card, you should contact our proxy solicitors, Innisfree M&A Incorporated, 501 Madison Avenue, New York, New York 10022, or by telephone at (888) 750-5834.

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that differs from or adds to what is contained in this proxy statement. If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date indicated on the cover of this document unless the information specifically indicates that another date applies.

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Annex A

AGREEMENT AND PLAN OF MERGER
among
INTERMAGNETICS GENERAL CORPORATION,
PHILIPS HOLDING USA INC.
and
JUMBO ACQUISITION CORP.

Dated as of June 14, 2006

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TABLE OF CONTENTS

Page

ARTICLE I
The Merger; Closing; Effective Time

1.1.	The Merger	A-4
1.2.	Closing	A-4
1.3.	Effective Time	A-4

ARTICLE II
Certificate of Incorporation and Bylaws of the Surviving Corporation

2.1.	The Certificate of Incorporation	A-5
2.2.	The Bylaws	A-5

ARTICLE III
Officers and Directors of the Surviving Corporation

3.1.	Directors	A-5
3.2.	Officers	A-5

ARTICLE IV
Effect of the Merger on Capital Stock; Exchange of Certificates

4.1.	Effect on Capital Stock	A-5
4.2.	Exchange of Certificates	A-6
4.3.	Treatment of Stock Plans	A-7
4.4.	Adjustments to Prevent Dilution	A-8

ARTICLE V
Representations and Warranties

5.1.	Representations and Warranties of the Company	A-8
5.2.	Representations and Warranties of Parent and Merger Sub	A-23

ARTICLE VI
Covenants

6.1.	Interim Operations.	A-25
6.2.	Acquisition Proposals.	A-27
6.3.	Information Supplied	A-29
6.4.	Stockholders Meeting	A-29
6.5.	Filings; Other Actions; Notification	A-29
6.6.	Access and Reports	A-32
6.7.	Publicity	A-32
6.8.	Employee Benefits.	A-32
6.9.	SuperPower Options	A-33
6.10.	Expenses	A-33
6.11.	Indemnification; Directors’ and Officers’ Insurance	A-34
6.12.	Other Actions by the Company	A-35
6.13.	Other Actions by Parent and Merger Sub	A-35

ARTICLE VII
Conditions

7.1.	Conditions to Each Party’s Obligation to Effect the Merger	A-36
7.2.	Conditions to Obligations of Parent and Merger Sub	A-36
7.3.	Conditions to Obligations of the Company	A-37

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AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (hereinafter called this “Agreement”), dated as of June 14, 2006, among Intermagnetics General Corporation, a Delaware corporation (the “Company”), Philips Holding USA Inc., a Delaware corporation (“Parent”), and Jumbo Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub,” the Company and Merger Sub sometimes being hereinafter collectively referred to as the “Constituent Corporations”).

RECITALS

WHEREAS, the respective boards of directors of each of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement and have approved and declared advisable this Agreement;

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement; and

WHEREAS, as a condition and inducement to Parent and Merger Sub entering into this Agreement, concurrently with the execution and delivery of this Agreement, Glenn H. Epstein, Thomas J. O’Brien, Leo Blecher, Katherine M. Sheehan and Kevin Lake (the “Designated Employees”) have entered into certain employment and transition agreements with Parent or one of its Affiliates, which shall become effective upon the Effective Time.

NOW, THEREFORE, in consideration of the promises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I The Merger; Closing; Effective Time

1.1.     The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in Article II. The Merger shall have the effects specified in the Delaware General Corporation Law (the “DGCL”).

1.2.     Closing. Unless otherwise mutually agreed in writing between the Company and Parent, the closing of the Merger (the “Closing”) shall take place at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York, at 9:00 a.m. (Eastern Time) on the second business day (the “Closing Date”) following the day on which the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement. For purposes of this Agreement, the term “business day” shall mean any day ending at 11:59 p.m. (Eastern Time) other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York.

1.3.     Effective Time. As soon as practicable following the Closing, the Company and Parent will cause a Certificate of Merger (the “Delaware Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Delaware Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the parties in writing and specified in the Delaware Certificate of Merger (the “Effective Time”).

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ARTICLE II Certificate of Incorporation and Bylaws of the Surviving Corporation

2.1.     The Certificate of Incorporation. The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the “Charter”), until duly amended as provided therein or by applicable Laws (as defined in Section 5.1(i)), except that Article FOURTH of the Charter shall be amended at the Effective Time to read in its entirety as follows: “FOURTH: The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 1,000, consisting of 1,000 shares of Common Stock, par value $0.10 per share (the “Common Stock”).”

2.2.     The Bylaws. The parties hereto shall take all actions necessary so that the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the “Bylaws”), until thereafter amended as provided therein or by applicable law.

ARTICLE III Officers and Directors of the Surviving Corporation

3.1.     Directors. The parties hereto shall take all actions necessary so that the board of directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

3.2.     Officers. The parties hereto shall take all actions necessary so that the officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

ARTICLE IV Effect of the Merger on Capital Stock; Exchange of Certificates

4.1.     Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

      (a) Merger Consideration. Each share of the common stock, par value $0.10 per share, of the Company (a “Share” or, collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time other than (i) Shares owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, and Shares owned by the Company or any direct or indirect wholly-owned subsidiary of the Company, and in each case not held on behalf of third parties (each, an “Excluded Share” and collectively, “Excluded Shares”), and (ii) Shares that are owned by stockholders (“Dissenting Stockholders”) who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL (each, a “Dissenting Share” and collectively, “Dissenting Shares”)) shall be converted into the right to receive $27.50 per Share in cash (the “Per Share Merger Consideration”). At the Effective Time, all of the Shares shall cease to be outstanding, shall be cancelled and shall cease to exist, and each certificate (a “Certificate”) formerly representing any of the Shares (other than Excluded Shares and Dissenting Shares) shall thereafter represent only the right to receive the Per Share Merger Consideration, without interest, and each certificate formerly representing Shares owned by Dissenting Stockholders shall thereafter represent only the right to receive the payment to which reference is made in Section 4.2(f).

      (b) Cancellation of Shares. Each Excluded Share shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist.

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      (c) Merger Sub. At the Effective Time, each share of common stock, par value $0.10 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.10 per share, of the Surviving Corporation.

4.2.     Exchange of Certificates.

(a) Paying Agent. At the Closing, Parent shall deposit or cause to be deposited with a paying agent selected by Parent with the Company’s prior approval, which shall not be unreasonably withheld (the “Paying Agent”) cash amounts in immediately available funds sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments of the Per Share Merger Consideration pursuant to Section 4.1(a) (such cash being hereinafter referred to as the “Exchange Fund”). The Paying Agent shall invest the Exchange Fund as directed by Parent, provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion. Any interest and other income resulting from such investment in excess of the amounts payable under Section 4.1(a) shall be the property of Parent and shall be returned to Parent from time to time.

(b) Exchange Procedures. Promptly after the Effective Time (and in any event within three business days thereof), the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Shares (other than holders of Excluded Shares and Dissenting Shares) (i) a letter of transmittal in customary form specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(e)) to the Paying Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(e)) in exchange for the aggregate amount of the Per Share Merger Consideration represented by such holder’s Certificates (after giving effect to any required tax withholdings). Upon surrender of a Certificate (or affidavit of loss in lieu thereof as provided in Section 4.2(e)) to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a cash amount in immediately available funds (after giving effect to any required tax withholdings) equal to (x) the number of Shares represented by such Certificate (or affidavit of loss in lieu thereof as provided in Section 4.2(e)) multiplied by (y) the Per Share Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check for any cash to be exchanged upon due surrender of the Certificate may be issued to such transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

(c) Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to this Article IV.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the stockholders of the Company for 180 days after the Effective Time shall be delivered to the Surviving Corporation. Any holder of Shares (other than Excluded Shares and Dissenting Shares) who has not theretofore complied with this Article IV shall thereafter look only to Parent or the Surviving Corporation for payment of the Per Share Merger Consideration (after giving effect to any required tax withholdings) upon due surrender of its Certificates (or affidavits of loss in lieu thereof), without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former

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holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. For the purposes of this Agreement, the term “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)) or other entity of any kind or nature.

(e) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will issue a check in the amount (after giving effect to any required tax withholdings) equal to the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Per Share Merger Consideration.

(f) Appraisal Rights. No Person who has perfected a demand for appraisal rights pursuant to Section 262 of the DGCL shall be entitled to receive the Per Share Merger Consideration with respect to the Shares owned by such Person unless and until such Person shall have effectively withdrawn or lost such Person’s right to appraisal under the DGCL. Each Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to Shares owned by such Dissenting Stockholder. The Company shall give Parent (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law that are received by the Company relating to stockholders’ rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands.

(g) Withholding Rights. Each of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable state, local or foreign Tax (as defined in Section 5.1(n)) law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Paying Agent, as the case may be, such withheld amounts (i) shall be remitted by Parent, the Surviving Corporation or the Paying Agent, as applicable, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Paying Agent, as the case may be.

4.3.     Treatment of Stock Plans.

(a) Treatment of Options. At the Effective Time each outstanding option to purchase Shares (a “Company Option”) under the Stock Plans (as defined in Section 5.1(b)), vested or unvested, shall be cancelled and shall only entitle the holder thereof to receive, as soon as reasonably practicable after the Effective Time (but in any event no later than seven business days following the Effective Time), an amount in cash equal to the product of (x) the total number of Shares subject to the Company Option times (y) the excess, if any, of the value of the Per Share Merger Consideration over the exercise price per Share under such Company Option less applicable Taxes required to be withheld with respect to such payment. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts (i) shall be remitted by Parent or the Surviving Corporation, as applicable, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Company Options in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

(b) Company Awards. At the Effective Time, each right of any kind, contingent or accrued, to acquire or receive Shares or benefits measured by the value of Shares, and each award of any kind consisting of Shares that may be held, awarded, outstanding, payable or reserved for issuance under the

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Stock Plans and any other Company Benefit Plans, other than Company Options (the “Company Awards”), shall be cancelled and shall only entitle the holder thereof to receive, as soon as reasonably practicable after the Effective Time (but in any event no later than seven business days following the Effective Time), an amount in cash equal to (x) the number of Shares subject to such Company Award immediately prior to the Effective Time times (y) the Per Share Merger Consideration (or, if the Company Award provides for payments to the extent the value of the Shares exceed a specified reference price, the amount, if any, by which the Per Share Merger Consideration exceeds such reference price), less applicable Taxes required to be withheld with respect to such payment. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts (i) shall be remitted by Parent or the Surviving Corporation, as applicable, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Company Awards in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

(c) Corporate Actions. At or prior to the Effective Time, the Company, the board of directors of the Company and the compensation committee of the board of directors of the Company, as applicable, shall adopt any resolutions and take any actions, including those actions set forth on Section 4.3(c) of the Company Disclosure Letter, which are reasonably necessary to effectuate the provisions of Section 4.3(a) and (b). The Company shall take all actions reasonably necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to deliver Shares or other capital stock of the Company to any Person pursuant to or in settlement of Company Options or Company Awards.

(d) Notice. As soon as practicable following the execution of this Agreement, the Company shall mail to each person who is a holder of Company Options or Company Awards a letter approved in advance by Parent describing the treatment of and payment for such Company Options or Company Awards pursuant to this Section 4.3 and providing instructions for use in obtaining payment for such Company Options or Company Awards.

4.4.     Adjustments to Prevent Dilution. In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the Per Share Merger Consideration shall be equitably adjusted.

ARTICLE V Representations and Warranties

5.1.     Representations and Warranties of the Company. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company prior to entering into this Agreement (provided that the disclosures shall qualify other sections and subsections of the disclosure letter to the extent it is reasonably apparent (notwithstanding the absence of a specific cross-reference) that such disclosure is clearly applicable to such other sections and subsections) (the “Company Disclosure Letter”), and except as set forth in the Company Reports filed after May 30, 2004 and prior to the date hereof (except for the text of any “risk factors” and the text of any disclaimers with respect to forward-looking statements), the Company hereby represents and warrants to Parent and Merger Sub that:

(a) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and (to the extent such concept is applicable) in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect (as defined below). The Company

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has made available to Parent complete and correct copies of the Company’s and its Subsidiaries’ certificates of incorporation and bylaws or comparable governing documents, each as amended to the date hereof, and each as so delivered is in full force and effect. Section 5.1(a) of the Company Disclosure Letter contains a correct and complete list of each jurisdiction where the Company and its Subsidiaries are organized and qualified to do business. As used in this Agreement, the term (i) “Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries, and (ii) “Material Adverse Effect” with respect to the Company means a material adverse effect on the financial condition, assets, liabilities, business or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that none of the following, in and of itself or themselves, shall constitute, or be taken into account in determining whether there is or has been, a Material Adverse Effect:

(A) changes in the economy or financial markets generally in the United States;

(B) changes in the industries in which the Company and its Subsidiaries operate;

(C) changes that are the result of acts of war, terrorism or natural disasters, except to the extent that such acts directly and materially affect the material properties or assets of the Company and its Subsidiaries;

(D) any loss of, or adverse change in, the relationship of the Company with its customers, employees or suppliers to the extent that the Company establishes was caused by the pendency or the announcement of the transactions contemplated by this Agreement;

(E) any action expressly required by this Agreement or taken pursuant to this Agreement upon the specific, written request of Parent or Merger Sub;

(F) changes in United States generally accepted accounting principles (“GAAP”) after the date hereof;

(G) any failure of the Company to meet financial projections provided by the Company to the investment community; provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such failure has resulted in, or contributed to, a Material Adverse Effect; and

(H) a decline in the price of the Shares on the NASDAQ National Market; provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such decline in price has resulted in, or contributed to, a Material Adverse Effect;

provided, further, that, with respect to clauses (A) and (B), such change, event, circumstance or development does not (i) primarily relate only to (or have the effect of primarily relating only to) the Company and its Subsidiaries or (ii) disproportionately adversely affect the Company and its Subsidiaries compared to other companies of similar size operating in the industries in which the Company and its Subsidiaries operate.

(b) Capital Structure.

(i) The authorized capital stock of the Company consists of 80,000,000 Shares, of which 45,593,035 Shares (including 3,187,723 shares of treasury stock, of which 107,694 are being held pursuant to rabbi trust agreements) were outstanding as of the date hereof, and 2,000,000 shares of preferred stock, $0.10 per share, no shares of which were outstanding as of the date hereof. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. Other than no more than 6,826,500 Shares reserved for issuance under the Company’s 1990 Stock Option Plan and 2000 Stock Option and Stock Award Plan (collectively, the “Stock Plans”), the Company has no Shares reserved for issuance. Section 5.1(b)(i) of the Company Disclosure Letter contains a correct and complete list of options, restricted stock, restricted stock units and performance units under the Stock Plans, including the holder, date of grant, term, number

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of Shares and, where applicable, exercise price and vesting schedule, including whether the vesting will be accelerated by the execution of this Agreement or consummation of the Merger or by termination of employment or change of position following consummation of the Merger. Each of the outstanding shares of capital stock or other securities of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect wholly-owned Subsidiary of the Company, free and clear of any lien, charge, pledge, security interest, claim or other encumbrance (each, a “Lien”). Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Upon any issuance of any Shares in accordance with the terms of the Stock Plans, such Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Liens. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(ii) Section 5.1(b)(ii) of the Company Disclosure Letter sets forth (x) each of the Company’s Subsidiaries and the ownership interest of the Company in each such Subsidiary, as well as the form and percentage ownership interest of any other Person or Persons in each such Subsidiary and (y) the Company’s or its Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any other Person. The Company does not own, directly or indirectly, any voting interest in any Person that requires an additional filing by Parent under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

(c) Corporate Authority; Approval and Opinion of Financial Advisor.

(i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, subject only to adoption of this Agreement by the holders of a majority of the outstanding Shares entitled to vote on such matter at a stockholders’ meeting duly called and held for such purpose (the “Company Requisite Vote”), and to consummate the Merger. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(ii) The board of directors of the Company has (A) unanimously determined that the Merger is fair to, and in the best interests of, the Company and its stockholders, approved and declared advisable this Agreement and the Merger and the other transactions contemplated hereby and resolved to recommend adoption of this Agreement to the holders of Shares (the “Company Recommendation”), (B) directed that this Agreement be submitted to the holders of Shares for their adoption and (C) received the opinion of the Company’s financial advisor, Banc of America Securities LLC, to the effect that, as of the date of such opinion, the Per Share Merger Consideration is fair, from a financial point of view, to the holders of Shares. The board of directors of the Company has taken all action so that Parent will not be an “interested stockholder” or prohibited from entering into or consummating a “business combination” with the Company (in each case as such term is used in Section 203 of the DGCL) as a result of the execution of this Agreement or the consummation of the transactions in the manner contemplated hereby.

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(d) Governmental Filings; No Violations; Certain Contracts.

(i) Other than the filings and/or notices pursuant to Section 1.3 and 6.5, and under the HSR Act, the Dutch Competition Act (Mededingingswet) of May 22, 1997 (the “Dutch Competition Act”), and any other applicable antitrust, competition or premerger notification, trade regulation Law, regulation or Order (collectively, the “Company Approvals”), no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any (a) nation, state, commonwealth, province, territory, county, municipality, district, or other jurisdiction of any nature, or any political subdivision thereof, (b) federal, state, local, municipal, foreign, or other government, including any state Medicaid Agency or state licensing authority, or (c) governmental or quasi-governmental authority of any nature, including any governmental division, department, agency, commission, instrumentality, official, organization, contractor, regulatory body, or other entity and any court, arbitrator, or other tribunal (each a “Governmental Entity”), in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

(ii) The execution, delivery and performance of this Agreement by the Company do not, and the consummation of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or bylaws of the Company or the comparable governing instruments of any of its Subsidiaries, (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the creation or acceleration of any obligations or the creation of a Lien on any of the assets of the Company or any of its Subsidiaries pursuant to any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation (each, a “Contract”) binding upon the Company or any of its Subsidiaries or, assuming (solely with respect to performance of this Agreement and consummation of the Merger and the other transactions contemplated hereby) compliance with the matters referred to in Section 5.1(d)(i), under any Law to which the Company or any of its Subsidiaries is subject, or (C) any change in the rights or obligations of any party under any Contract binding on the Company or any of its Subsidiaries, except, in the case of clause (B) or (C) above, for any such breach, violation, termination, default, creation, acceleration or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. Section 5.1(d)(ii) of the Company Disclosure Letter sets forth a correct and complete list of Material Contracts (as defined in Section 5.2(j)) pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement (whether or not subject to the exception set forth with respect to clauses (B) and (C) above).

(iii) To the knowledge of the Company, the Company and its Subsidiaries are not creditors or claimants with respect to any debtors or debtor-in-possession subject to proceedings under chapter 11 of title 11 of the United States Code with respect to claims that constitute, individually or in the aggregate, more than $250,000. As used in this Agreement, “knowledge” of the Company means the actual knowledge of Glenn H. Epstein, Michael K. Burke, Thomas J. O’Brien, Leo Blecher, Philip J. Pellegrino, Katherine M. Sheehan, any other Executive Vice President or Senior Vice President of the Company, and the Company’s Controller.

(iv) Except for: (A) relationships with Company or any of its Subsidiaries as an officer, director, or employee thereof (and compensation by the Company or any of its Subsidiaries in consideration of such services) in accordance with the terms of their employment; and (B) relationships with the Company as stockholders or option holders therein, to the knowledge of the Company, none of the directors or officers, or any Persons who, to the knowledge of the Company, beneficially own five percent or more of the outstanding Shares (each, a “5% Stockholder”) as of

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the date hereof, is presently a party to, or was a party to during the year preceding the date of this Agreement, any transaction, agreement or arrangement with the Company or any of its Subsidiaries. To the knowledge of the Company, none of the employees or 5% Stockholders (who are 5% Stockholders as of the date hereof) of the Company has any material interest in any property, real or personal, tangible or intangible, including inventions, copyrights, trademarks, or trade names, used in or pertaining to the business, except for the normal rights of a stockholder of the Company, and except for rights under the Stock Plans.

(e) Company Reports; Financial Statements.

(i) The Company has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act of 1933, as amended (the “Securities Act”) since May 25, 2003 (the “Applicable Date”) (the forms, statements, reports and documents filed or furnished since the Applicable Date and those filed or furnished subsequent to the date hereof, including any amendments thereto, the “Company Reports”). Each of the Company Reports, at the time of its filing or being furnished complied or, if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(ii) The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NASDAQ. Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3) or rules of the SEC, since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Affiliates has made, arranged or modified (in any material way) any extensions of credit in the form of a personal loan to any executive officer or director of the Company. For purposes of this Agreement, the term “Affiliate” when used with respect to any party shall mean any Person who is an “affiliate” of that party within the meaning of Rule 405 promulgated under the Securities Act.

(iii) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. The Company maintains internal control over financial reporting as required by Rule 13a-15 or 15d-15, as applicable, under the Exchange Act. The Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date hereof, to the Company’s auditors and the audit committee of the Company’s board of directors (A) any significant deficiencies in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and has identified for the Company’s auditors and audit committee of the Company’s board of directors any material weaknesses in internal control over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has made available to Parent any material communication since the Applicable Date made by management or the Company’s auditors to the audit committee required or contemplated by the listing standards of the NASDAQ, the audit committee’s charter or the professional standards of the Public Company Accounting Oversight Board. Since the Applicable Date, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no material concerns from Company employees regarding questionable accounting or auditing matters, have been received by the Company. The Company has made available to Parent a summary of all complaints or concerns relating to other matters made since the Applicable Date through the Company’s whistleblower hot-line or equivalent

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system maintained by the Company for receipt of employee concerns regarding possible violations of Law. No attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company’s chief legal officer, any committee of the board of directors or the board of directors.

(iv) Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, in all material respects, or, in the case of Company Reports filed after the date hereof, will fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and each of the consolidated statements of income, changes in shareholders’ equity (deficit) and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, in all material respects, or in the case of Company Reports filed after the date hereof, will fairly present, in all material respects, the results of operations, retained earnings (loss) and changes in financial position, as the case may be, of such companies for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

(f) Absence of Certain Changes. Since May 29, 2005, the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to the ordinary and usual course of such businesses and there has not been:

(i) any change in the financial condition, properties, assets, liabilities, business or results of their operations or any circumstance, occurrence or development (including any adverse change with respect to any circumstance, occurrence or development existing on or prior to May 29, 2005) which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect;

(ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance;

(iii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any of its Subsidiaries (except for dividends or other distributions by any direct or indirect wholly owned Subsidiary to the Company or to any wholly owned Subsidiary of the Company), or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of the Company or any of its Subsidiaries;

(iv) other than as required by GAAP, any material change in any method of accounting or accounting practice by the Company or any of its Subsidiaries;

(v) (A) any increase in the compensation payable or to become payable to its officers or employees (except for increases in the ordinary course of business and consistent with past practice) or (B) any establishment, adoption, entry into or amendment of any collective bargaining, bonus, profit sharing, thrift, compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except for any such agreement, plan, trust, fund, policy or arrangement with non-executive employees of the Company or its Subsidiaries entered into in the ordinary course of business or to the extent required by applicable Laws; or

(vi) any agreement to do any of the foregoing.

(g) Litigation and Liabilities. There are (i) no material civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, and (ii) except as reflected or

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reserved against in the Company’s consolidated balance sheets (and the notes thereto) included in the Company Reports filed prior to the date hereof, and except for obligations or liabilities incurred in the ordinary course of business since April 7, 2006, no material obligations or material liabilities of the Company or any of its Subsidiaries, whether or not accrued, contingent or otherwise and whether or not required to be disclosed. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity that are reasonably likely to have a Material Adverse Effect.

(h) Employee Benefits.

(i) All Company Benefit Plans (other than Non-U.S. Benefit Plans (as defined below)) are listed on Section 5.1(h)(i) of the Company Disclosure Letter. “Company Benefit Plans” means all benefit and compensation plans, contracts, policies or arrangements covering current or former employees of the Company and its Subsidiaries (the “Employees”) and current or former directors of the Company, including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all deferred compensation, severance, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans. Each Company Benefit Plan which has received a favorable opinion letter from the Internal Revenue Service National Office, including any master or prototype plan, has been separately identified on Section 5.1(h)(i) of the Company Disclosure Letter. True and complete copies of all Company Benefit Plans listed on Schedule 5.1(h)(i) of the Company Disclosure Letter, including, but not limited to, any trust instruments, insurance contracts and, with respect to any employee stock ownership plan, loan agreements forming a part of any Company Benefit Plans, and all amendments thereto have been provided or made available to Parent. Except as set forth in Section 5.1(h)(i) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any employment, severance or change-in-control agreement with any Person.

(ii) All Company Benefit Plans other than Company Benefit Plans maintained outside of the United States primarily for the benefit of employees working outside of the United States (such plans hereinafter being referred to as “Non-U.S. Benefit Plans”) (collectively, “U.S. Company Benefit Plans”) are in substantial compliance with ERISA, the Code and other applicable laws. Each U.S. Company Benefit Plan which is subject to ERISA (an “ERISA Plan”) that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service covering all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or has applied to the Internal Revenue Service (the “IRS”) for such favorable determination letter within the applicable remedial amendment period under Section 401(b) of the Code, and the Company is not aware of any circumstances likely to result in the loss of the qualification of such Plan under Section 401(a) of the Code. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material. Neither the Company nor any of its Subsidiaries has incurred or reasonably expects to incur any material tax or penalty imposed by Section 4980 of the Code or Section 502 of ERISA or any material liability under Section 4071 of ERISA.

(iii) Neither the Company, any or its Subsidiaries nor any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an “ERISA Affiliate”) maintains or has an obligation to contribute to or has within the past six years maintained or had an obligation to contribute to a “multiemployer plans” within the meaning of Section 3(37) of ERISA. No material liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its subsidiaries with respect to any ongoing, frozen or terminated “single-employer plan”, within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is an

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ERISA Affiliate. No notice of a “reportable event”, within the meaning of Section 4043 of ERISA for which the reporting requirement has not been waived or extended, other than pursuant to Pension Benefit Guaranty Corporation (“PBGC”) Reg. Section 4043.33 or 4043.66, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transaction contemplated by this Agreement. No notices have been required to be sent to participants and beneficiaries or the PBGC under Section 302 or 4011 of ERISA or Section 412 of the Code.

(iv) All contributions required to be made under each Company Benefit Plan, as of the date hereof, have been timely made and all obligations in respect of each Company Benefit Plan have been properly accrued and reflected in the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date hereof. Neither any Pension Plan nor, to the knowledge of the Company, any single-employer plan of an ERISA Affiliate has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither any Pension Plan nor, to the knowledge of the Company, any single-employer plan of an ERISA Affiliate has been required to file information pursuant to Section 4010 of ERISA for the current or most recently completed plan year. It is not reasonably anticipated that required minimum contributions to any Pension Plan under Section 412 of the Code will be materially increased by application of Section 412(l) of the Code. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

(v) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all “benefit liabilities”, within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such Pension Plan’s most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material adverse change in the financial condition, whether or not as a result of a change in the funding method, of such Pension Plan since the last day of the most recent plan year.

(vi) As of the date hereof, there is no material pending or, to the knowledge of the Company threatened, litigation relating to the Company Benefit Plans. Neither the Company nor any of its Subsidiaries has any obligations for post-termination health and life benefits under any ERISA Plan, other than in accordance with Section 4980B of the Code.

(vii) There has been no amendment to, announcement by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Company Benefit Plan which would increase materially the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year. Neither the execution of this Agreement, stockholder adoption of this Agreement nor the consummation of the transactions contemplated hereby will (w) entitle any employees of the Company or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (x) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Company Benefit Plans, (y) limit or restrict the right of the Company or, after the consummation of the transactions contemplated hereby, Parent to merge, amend or terminate any of the Company Benefit Plans or (z) result in payments under any of the Company Benefit Plans which would not be deductible under Section 162(m) or Section 280G of the Code.

(viii) All Non-U.S. Company Benefit Plans comply in all material respects with applicable local law. All Non-U.S. Company Benefit Plans are listed on Schedule 5.1(h)(viii) of the Company Disclosure Letter. The Company and its Subsidiaries have no material unfunded liabilities with respect to any such Non-U.S. Company Benefit Plan. As of the date hereof, there is no pending or,

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to the knowledge of the Company, threatened material litigation relating to Non-U.S. Company Benefit Plans.

(i) Compliance with Laws; Licenses.

(i) The businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute or ordinance, common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, “Laws”), except for violations that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. To the knowledge of the Company, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or threatened, nor has any Governmental Entity indicated to the Company an intention to conduct the same. To the knowledge of the Company, no material change is required in the Company’s or any of its Subsidiaries’ processes, properties or procedures in connection with any such Laws, and the Company has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. Each of the Company and its Subsidiaries has obtained and the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of or inconsistent with all permits, licenses, certifications, approvals, registrations, consents, authorizations, enrollments, accreditations, franchises, variances, waivers, exemptions and orders issued or granted by a Governmental Entity (“Licenses”) necessary to conduct its business as presently conducted, except for any violations or inconsistencies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. To the knowledge of the Company, there exists no grounds for revocation, suspension or limitation of any material License (including, but not limited to, as a result of the Merger) and no notices have been received by the Company, its officers or managing employees with respect to any threatened, pending or possible termination, revocation, suspension or limitation of any License.

(ii) Except in each case as is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, (A) all of the Company’s and its Subsidiaries’ products are in compliance with all applicable requirements of the Food and Drug Administration (“FDA”) or any other relevant Governmental Entity and all Licenses, permissions, authorizations, notified body certificates of compliance or consents required for placing the products on the market in the United States and Canada, (B) any modifications by the Company or any of its Subsidiaries to any product marketed by the Company or any of its Subsidiaries have been made in accordance with applicable Law, and (C) all manufacturing facilities are operated in compliance with the FDA’s Quality System Regulation requirements at 21 C.F.R. Part 820, as applicable.

(iii) Except as is not reasonably likely to have a Material Adverse Effect, any and all preclinical and clinical trials conducted or supervised by the Company or any of its Subsidiaries have been conducted in substantial compliance with all applicable Laws, including, but not limited to, FDA good clinical practice and good laboratory practice requirements.

(iv) In the last three years, none of the Company’s or its Subsidiaries’ products have been recalled or subject to FDA correction or removal requirements, and the Company and each of its Subsidiaries have not received notice, either completed or pending, of any proceeding seeking a corrective action, recall, suspension or seizure of any products. Neither the Company nor any of its Subsidiaries has received any order, demand or other formal proceedings from any competent authority or notified body for medical devices to undertake any form of withdrawal from the market of any of its products or any product recall, and the Company has notified any competent authority or notified body of the intent to conduct a market withdrawal, product recall or field correction, and, to the knowledge of the Company, no facts or circumstances have occurred that are reasonably likely to give rise to any such corrective action, recall, suspension or seizure.

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(v) Neither the Company nor any of its Subsidiaries is included on FDA’s AIP list.

(vi) As of the date hereof, neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, any of its employees, agents or consultants retained to assist with product license submissions, has been disqualified or debarred by the FDA, pursuant to 21 U.S.C. §§ 335(a) or (b), or for any purpose, been charged with or convicted under United States law for conduct relating to the development, approval, marketing or sale of drugs or devices or otherwise relating to the regulation of any drug product under the Generic Drug Enforcement Act of 1992 or any other relevant Law or been disbarred, disqualified or convicted under or for any equivalent or similar applicable foreign laws.

(j) Material Contracts and Governmental Contracts.

(i) As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by:

(A) any lease of real or personal property providing for annual rentals of $250,000 or more;

(B) any Contract (i) that is reasonably likely to require aggregate annual payments to or from the Company and its Subsidiaries of more than $250,000, (ii) that is not entered into in the ordinary course of business with a vendor or customer and is reasonably likely to require aggregate annual payments to or from the Company and its Subsidiaries of more than $100,000 or (iii) that is reasonably likely to require aggregate payments to or from the Company and its Subsidiaries of more than $1,000,000;

(C) other than with respect to any partnership that is wholly-owned by the Company or any wholly-owned Subsidiary of the Company, any partnership, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture that is material to the Company;

(D) any Contract (other than among direct or indirect wholly-owned Subsidiaries of the Company) relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) in each case in excess of $250,000;

(E) any Contract required to be filed as an exhibit to the Company’s Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(F) any non-competition Contract or other Contract that (I) purports to limit in any material respect either the type of business in which the Company or its Subsidiaries (or, after the Effective Time, Parent or its Subsidiaries) may engage or the manner or locations in which any of them may so engage in any business, (II) could require the disposition of any material assets or line of business of the Company or its Subsidiaries or, after the Effective Time, Parent or its Subsidiaries, (III) grants “most favored nation” status or (IV) prohibits or limits the right of the Company or any of its Subsidiaries to make, sell or distribute any products or services or use, transfer, license, distribute or enforce any of their respective Intellectual Property rights in any way that is material to the Company or its magnets business group;

(G) any Contract containing a standstill or similar agreement pursuant to which the Company or any of its Subsidiaries has agreed not to acquire material assets or securities of the other party or any of its Affiliates;

(H) any Contract between the Company or any of its Subsidiaries and any director or officer of the Company or any 5% Stockholder, other than Contracts relating to employment, bonus, profit sharing, thrift, compensation, termination or severance;

(I) any Contract providing for indemnification by the Company or any of its Subsidiaries of any Person, except for any such Contract that is (x) not material to the Company and its Subsidiaries, taken as a whole, or (y) entered into in the ordinary course of business;

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(J) any Contract that contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets that have a fair market value or purchase price of more than $250,000;

(K) any Contract concerning Intellectual Property (as defined in Section 5.1(p)) to which the Company or the Subsidiaries are a party, including agreements granting the Company and the Subsidiaries rights to use Intellectual Property owned by third parties, non- assertion agreements, settlement agreements, agreements granting rights to use Scheduled Intellectual Property (as defined in Section 5.1(p)), trademark coexistence agreements and trademark consent agreements (other than (x) licenses for commercial “off-the-shelf” or “shrink- wrap” software that has not been modified or customized for the Company and (y) Contracts that are not material to the Company or its material products or businesses);

(L) any Contract to authorize or license any third party to manufacture, reproduce or sell any products of the Company or any of its Subsidiaries;

(M) any Contract regarding any acquisition of assets or a business by the Company or any of its Subsidiaries to which there may be any future obligation on the part of the Company or any of its Subsidiaries to make additional payments in excess of $500,000, including by means of an earn-out or similar contingent payment mechanism;

(N) any Contract regarding any disposition of assets or a business by the Company or any of its Subsidiaries to which there may be any future obligation on the part of the Company to make additional payments or as to which there is any continuing liability of the Company or any of its Subsidiaries, if such additional payments or continuing liability is reasonably expected to be in excess of $500,000;

(O) any other Contract or group of related Contracts that, if terminated or subject to a default by any party thereto, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (the Contracts described in clauses (A) - (O), together with all exhibits and schedules to such Contracts, being the “Material Contracts”).

(ii) A copy of each Material Contract, has previously been (A) delivered to Parent, (B) made available to Parent in the on-line data room or otherwise or (C) publicly filed with the SEC as an exhibit to the Company Reports filed prior to the date hereof, and each such Contract is a valid and binding agreement of the Company or one of its Subsidiaries, as the case may be, and is in full force and effect, and neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party thereto is in material default or breach in any respect under the terms of any such Material Contract.

(iii) (A) With respect to each Governmental Contract, except as would not reasonably be expected to have a Material Adverse Effect, (x) all representations and certifications executed, acknowledged or set forth in or pertaining to such Governmental Contract were complete and correct as of their effective date, and the Company and each of its Subsidiaries have complied in all material respects with all such representations and certifications; (y) neither the United States government nor any prime contractor, subcontractor or other Person has notified the Company or any of its Subsidiaries that the Company or any such Subsidiary has breached or violated any material certification, representation, clause, provision or requirement, pertaining to such Governmental Contract; and (z) no termination for convenience, termination for default, cure notice or show cause notice is in effect as of the date hereof pertaining to any Governmental Contract.

(B) Except as would not reasonably be expected to have a Material Adverse Effect, (x) to the knowledge of the Company, neither the Company nor any of its Subsidiaries nor any of their respective personnel is or has been under administrative, civil, or criminal investigation, or indictment or audit by any Governmental Entity with respect to any alleged irregularity, misstatement or omission arising under or relating to any Governmental Contract; (y) neither the Company nor any of its Subsidiaries has conducted or initiated any internal investigation or

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made a voluntary disclosure to the United States government with respect to any alleged irregularity, misstatement or omission arising under or relating to a Governmental Contract; and (z) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of their respective personnel has been suspended or debarred from doing business with the United States government or is, or at any time has been, the subject of a finding of non-responsibility or ineligibility for United States government contracting.

As used herein, “Governmental Contract” means any contract to which the Company or any of its Subsidiaries is a party, or by which any of them are bound, the ultimate contracting party of which to the knowledge of the Company is a Governmental Entity (including any subcontract with a prime contractor or other subcontractor who is a party to any such contract).

(k) Real Property.

(i) Except in any such case as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, with respect to the real property owned by the Company or its Subsidiaries (the “Owned Real Property”), (A) the Company or one of its Subsidiaries, as applicable, has good and marketable title to the Owned Real Property, free and clear of any Encumbrance, and (B) there are no outstanding options or rights of first refusal to purchase the Owned Real Property, or any portion thereof or interest therein.

(ii) With respect to the real property leased or subleased to the Company or its Subsidiaries (the “Leased Real Property”), the lease or sublease for such property is valid, legally binding, enforceable and in full force and effect, and none of the Company or any of its Subsidiaries is in material breach of or default under such lease or sublease, and no event has occurred which, with notice, lapse of time or both, would constitute a material breach or default by any of the Company or its Subsidiaries or permit termination, modification or acceleration by any third party thereunder, or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement except in each case, for such invalidity, failure to be binding, unenforceability, ineffectiveness, breaches, defaults, terminations, modifications, accelerations or repudiations that is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. A correct and complete copy of each lease or sublease for Leased Real Property has previously been made available to Parent.

(iii) Section 5.1(k)(iii) of the Company Disclosure Letter contains a true and complete list in all material respects of all Owned Real Property. Section 5.1(k)(iii) of the Company Disclosure Letter sets forth (x) a description of the principal functions conducted at each parcel of Owned Real Property and (y) a correct street address and such other information as is reasonably necessary to identify each parcel of Owned Real Property.

(iv) For purposes of this Section 5.1(k) only, “Encumbrance” means any mortgage, lien, pledge, charge, security interest, easement, covenant, or other restriction or title matter or encumbrance of any kind in respect of such asset but specifically excludes (a) specified Encumbrances described in Section 5.1(k)(iv) of the Company Disclosure Letter; (b) Encumbrances for current Taxes or other governmental charges that are not yet due and payable or the validity or amount of which is being contested in good faith by appropriate proceedings and are reflected on or specifically reserved against or otherwise disclosed in the consolidated balance sheets included in the Company Reports; (c) mechanics’, carriers’, workmen’s, repairmen’s or other like encumbrances arising or incurred in the ordinary course of business consistent with past practice relating to obligations as to which there is no default on the part of Company, or the validity or amount of which is being contested in good faith by appropriate proceedings and are reflected on or specifically reserved against or otherwise disclosed in the consolidated balance sheets included in the Company Reports; and (d) other Encumbrances that do not, individually or in the aggregate, materially impair the continued (consistent with past practice) use or operation or value of the specific parcel of Owned Real Property to which they relate or the conduct of the business of the Company and its Subsidiaries as presently conducted.

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(l) Takeover Statutes. Except for Section 203 of the DGCL, no “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in the Company’s certificate of incorporation or bylaws is applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement. The board of directors of the Company has taken all actions necessary to render inapplicable to this Agreement (and the transactions contemplated hereby) the restrictions on “business combinations” set forth in Section 203 of the DGCL.

(m) Environmental Matters. Except as is not reasonably likely to have a Material Adverse Effect, (i) the Company and its Subsidiaries have complied at all times with all applicable Environmental Laws; (ii) no property currently owned or operated by the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) is contaminated with any Hazardous Substance; (iii) no property formerly owned or operated by the Company or any of its Subsidiaries was contaminated with any Hazardous Substance during or prior to such period of ownership or operation; (iv) neither the Company nor any of its Subsidiaries is liable for any Hazardous Substance disposal or contamination on any third party property; (v) neither the Company nor any of its Subsidiaries has had any reportable release of any Hazardous Substance; (vi) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or subject to liability under any Environmental Law, except to the extent that all potential liability for such matter has been fully resolved and that no further action by the Company is required; (vii) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction or other arrangement with any Governmental Entity or any indemnity or other agreement with any third party relating to obligations or liability involving any Environmental Law or otherwise relating to Hazardous Substances; (viii) none of the Owned Real Property (and, to the knowledge of the Company, none of the Leased Real Property) contain any underground storage tanks, asbestos-containing material, lead products, or polychlorinated biphenyls; (ix) except as set forth in the Company Disclosure Letter, neither the Company nor any Subsidiary has engaged in any activities involving the generation, use, handling or disposal of any Hazardous Substance; (x) to the knowledge of the Company, there are no other circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claim, liability, investigation, cost or restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law; and (xi) the Company has delivered to Parent copies of all environmental reports, studies, assessments, sampling data and other environmental information in its possession relating to Company or its Subsidiaries or their respective current and former properties or operations.

As used herein, the term “Environmental Law” means any federal, state, local or foreign statute, law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement now or hereafter in effect relating to: (A) the protection of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance.

As used herein, the term “Hazardous Substance” means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material, mold or radon; and (C) any other substance which may be the subject of regulatory action by any Governmental Entity in connection with any Environmental Law.

(n) Taxes. (i) Except for such failures as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its Subsidiaries (A) have prepared in good faith and duly and timely filed with the appropriate Tax authorities (taking into account any extension of time within which to file) all Tax Returns (as defined below) required to be filed by any of them and all such filed Tax Returns are complete and accurate in all respects; (B) have paid all Taxes (as defined below) that are required to be paid or that the Company or any of its Subsidiaries are obligated to withhold and pay from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith; and (C) have not waived or requested a waiver of any statute of limitations with

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respect to Taxes or agreed to or requested any extension of time with respect to a Tax assessment or deficiency.

(i) There are not pending or, to the knowledge of the Company, threatened in writing, any audits, examinations, investigations or other proceedings in respect of material Taxes or Tax matters.

(ii) There are not, to the knowledge of the Company, any unresolved questions or claims concerning the Company’s or any of its Subsidiaries’ Tax liability that are, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(iii) The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the fiscal years ended May 29, 2005, May 30, 2004, May 25, 2003, May 26, 2002, and May 27, 2001.

(iv) The charges, accruals and reserves with respect to Taxes that will be provided in the May 28, 2006 financial statements included in the Company Reports will be determined in accordance with GAAP, and will be at least equal to the liability for Taxes of the Company and its Subsidiaries in all material respects as of such date.

(v) No Tax is required to be withheld pursuant to Section 1445 of the Internal Revenue Code as a result of the Merger.

(vi) Neither the Company nor any of its Subsidiaries has participated in any “reportable transactions” within the meaning of Section 1.6011-4 of the regulations promulgated by the U.S. Department of the Treasury pursuant to the Code (the “Treasury Regulations”) nor has the Company or any of its Subsidiaries been a “material advisor” to any such transactions within the meaning of Section 6111 of the Code.

(vii) None of the Company or any of its Subsidiaries has any liability for the Taxes of any person (other than members of the consolidated group of which the Company is the common parent) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law), (ii) as a transferee or successor, or (iii) by contract, except in each case where such liability for Taxes would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

(viii) Neither the Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement other than any agreement, contract or other arrangement between the Company and its Subsidiaries, except in each case where such obligations would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

(ix) Neither the Company nor any of its Subsidiaries will be required to include any item of material income in, or exclude any item of material deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in accounting method for a taxable period ending on or before the Closing Date, or (B) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Tax law), executed on or before the Closing Date.

(x) Neither the Company nor any of its Subsidiaries has distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(xi) Except where such Liens would not have, individually or in the aggregate, a Material Adverse Effect with respect to the Company, there are no Liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

As used in this Agreement, (A) the term “Tax” (including, with correlative meaning, the term “Taxes”) includes all federal, state, local and foreign income, profits, franchise, gross receipts,

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environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties, assessments or other charges of any kind imposed by any government or taxing authority whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (B) the term “Tax Return” includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

(o) Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement or other Contract with a labor union or labor organization, nor is any such Contract presently being negotiated. There has not been in the last three years, a representation question in respect of any of the employees of the Company or any of its Subsidiaries, and, to the knowledge of the Company, there are no campaigns being conducted to solicit cards from employees of the Company or any of its Subsidiaries to authorize representation by any labor union or labor organization. The Company and its Subsidiaries are in material compliance with all relevant labor and employment laws and are not the subject of any proceeding that asserts that the Company or any of its Subsidiaries has committed an unfair labor practice or that seeks to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of the Company, threatened. For the past three years there has been no labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries. The Company and its Subsidiaries are not required to comply with the reporting requirements of the Labor Management Reporting and Disclosure Act.

(p) Intellectual Property. The Company has sufficient rights to use all Intellectual Property used in and material to its business as presently conducted, all of which rights to use shall survive the consummation of the Merger without any change or any additional third party rights being created. The Intellectual Property owned by the Company or its Subsidiaries is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment, decree or agreement materially and adversely affecting the Company’s or its Subsidiaries’ use thereof or its/their rights thereto. Section 5.1(p) of the Company Disclosure Letter sets forth a correct and complete list of all registered and/or material Intellectual Property owned by the Company or its Subsidiaries, all of which are owned exclusively by each of them free and clear of any Liens or encumbrances (including licenses) (collectively, the “Scheduled Intellectual Property”). The Company and its Subsidiaries do not and have not in the past five year period immediately preceding the date of this Agreement infringed or otherwise violated the Intellectual Property rights of any third party. No assertions of infringement or, to the knowledge of the Company, violations of third party Intellectual Property rights are occurring, have occurred during the five year period immediately preceding the date of this Agreement or are threatened. To the Company’s knowledge, no person is violating any Scheduled Intellectual Property or other Intellectual Property right that the Company or its Subsidiaries hold exclusively. The Company and its Subsidiaries have taken all reasonable measures to protect the confidentiality and value of all Trade Secrets that are owned, used or held by the Company and its Subsidiaries, and to the Company’s knowledge, such Trade Secrets have not been used, disclosed to or discovered by any person except pursuant to valid and appropriate non-disclosure and/or license agreements which have not been breached. The Company and its Subsidiaries have not granted any licenses or other rights to third parties to use their Intellectual Property other than non-exclusive licenses granted in the ordinary course of business pursuant to standard terms, which have been previously provided to Parent and the Contracts set forth on Section 5.1(j)(i)(K) of the Company Disclosure Letter. The Company and its Subsidiaries do not and have not used any Open Source Software and have not made available any software to third parties under Open License Terms. “Open Source Software” means any software that is licensed under Open License Terms. “Open License Terms” means terms in any license that require as a condition of use, modification and/or distribution of a work (1) the making available of source code or other materials preferred for modification, (2) the granting of permission for creating derivative works, (3) the reproduction of certain notices or license terms in derivative works or accompanying documentation or (4) the granting of a royalty-free license to any party under Intellectual Property rights regarding the work and/or any work that contains, is

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combined with, requires or otherwise is based on the work. The IT Assets operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company and its Subsidiaries in connection with their business, and the Company and its Subsidiaries have implemented reasonable backup and disaster recover technology consistent with industry practices.

For purposes of this Agreement, the following terms have the following meanings:

“Intellectual Property” means all (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, Internet domain names, logos, symbols, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same; (ii) inventions and discoveries, whether patentable or not, and all patents, utility models, registrations, invention disclosures and applications therefore, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues; (iii) industrial design rights / design patents and all registrations and applications therefore; (iv) confidential information, trade secrets and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists (collectively, “Trade Secrets”); (v) published and unpublished works of authorship, whether copyrightable or not (including databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (vi) all other intellectual property or industrial property or proprietary rights.

“IT Assets” means the Company’s and the Subsidiaries’ computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment.

(q) Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries (“Insurance Policies”) are with reputable insurance carriers, and are in character and amount reasonably determined by the Company to be appropriate, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. Each Insurance Policy (including but not limited to those provided by the Company to Parent or made available in the on-line data room) is in full force and effect and all premiums due with respect to all Insurance Policies have been paid, with such exceptions that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. The information (including but not limited to claim history) furnished by the Company to Parent or made available in the on-line data room with respect to the Insurance Policies is correct and complete in all material respects.

(r) Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker, finder or investment banking firm or incurred any liability for any brokerage fees, commissions, finder’s fees or financial advisory fees in connection with the Merger or the other transactions contemplated in this Agreement except that the Company has employed Banc of America Securities LLC as its financial advisor. The Company has made available to Parent a complete and accurate copy of all agreements pursuant to which Banc of America Securities LLC is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

5.2.     Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub each hereby represent and warrant to the Company that:

(a) Organization, Good Standing and Qualification. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in such good standing, or to have such power or authority, would not,

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individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

(b) Corporate Authority. (i) Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary (other than the adoption of this Agreement by Parent in its capacity as sole stockholder of Merger Sub, which adoption Parent shall effect as soon as practicable following the execution hereof) in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and is a valid and binding agreement of, Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(c) Governmental Filings; No Violations; Etc.

(i) Other than the filings and/or notices pursuant to Section 1.3 and under the HSR Act, the Dutch Competition Act, and any other antitrust, competition or premerger notification, trade regulation Law, regulation or Order (collectively, the “Parent Approvals”), no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

(ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or bylaws of Parent or Merger Sub, (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the acceleration of any obligations or the creation of a Lien on any of the assets of Parent or Merger Sub pursuant to, any Contracts binding upon Parent or Merger Sub or any Laws or governmental or non-governmental permit or license to which Parent or Merger Sub is subject; or (C) any change in the rights or obligations of any party under any of such Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

(d) Capitalization of Merger Sub. The authorized capital stock of Merger Sub consists solely of 1,000 shares of Common Stock, par value $0.10 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly-owned Subsidiary of Parent. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

(e) Sufficient Funds. Parent and Merger Sub will have at and after the Closing funds sufficient to pay the Per Share Merger Consideration and any other amounts required to be paid in connection with the consummation of the transactions contemplated hereby, and to pay all related fees and expenses.

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ARTICLE VI
Covenants

6.1.     Interim Operations.

(a) The Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve in writing, and except as otherwise expressly contemplated by this Agreement) and except as required by applicable Laws, the business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use their respective reasonable best efforts to preserve their business organizations substantially intact and maintain existing relations and goodwill with Governmental Entities, customers, suppliers, distributors, creditors, lessors, employees and business associates. Without limiting the generality of the foregoing and in furtherance thereof, from the date of this Agreement until the Effective Time, except (A) as otherwise expressly required or expressly permitted by this Agreement, (B) as Parent may approve in writing (such approval not to be unreasonably withheld, conditioned or delayed) or (C) as set forth in Section 6.1 of the Company Disclosure Letter, the Company will not and will not permit its Subsidiaries to:

(i) adopt or propose any change in its certificate of incorporation or bylaws or other applicable governing instruments;

(ii) merge or consolidate the Company or any of its Subsidiaries with any other Person, except for any such transactions among wholly-owned Subsidiaries of the Company, or restructure, reorganize or completely or partially liquidate its assets, operations or businesses or otherwise enter into any hold separate agreement or other agreement imposing material limitations on its business;

(iii) acquire assets or any securities of any business from any other Person in any transaction or series of related transactions, other than (A) acquisitions pursuant to Contracts in effect as of the date of this Agreement, (B) capital expenditures made in accordance with capital budgets included in Section 6.1(a)(iii) of the Company Disclosure Letter, (C) acquisitions with a value or purchase price in the aggregate of less than $500,000 or (D) acquisitions of inventory and other purchases in the ordinary course of business;

(iv) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares of capital stock of the Company or any of its Subsidiaries (other than the issuance of shares by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, other than required issuances of shares of Company Common Stock upon the exercise of Company Stock Options outstanding as of the date of this Agreement;

(v) create or incur any Lien on any assets of the Company or any of its Subsidiaries in amounts in excess of $1,000,000 in the aggregate;

(vi) make any loans, advances or capital contributions to or investments in any Person (other than the Company or any direct or indirect wholly-owned Subsidiary of the Company) in excess of $100,000 in the aggregate;

(vii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any direct or indirect wholly-owned Subsidiary to the Company or to any other direct or indirect wholly-owned Subsidiary) or enter into any agreement with respect to the voting of its capital stock;

(viii) reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock;

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(ix) incur any indebtedness for borrowed money or guarantee such indebtedness of another Person, or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries, except for (A) indebtedness for borrowed money incurred in the ordinary course of business consistent with past practices not to exceed $5,000,000 in the aggregate, (B) indebtedness for borrowed money in replacement of existing indebtedness for borrowed money on terms substantially consistent with or more beneficial than the indebtedness being replaced, (C) guarantees by the Company of indebtedness of wholly-owned Subsidiaries of the Company incurred in compliance with this Section 6.1 or (D) interest rate swaps on customary commercial terms consistent with past practice and not to exceed $5,000,000 of notional debt in the aggregate;

(x) except as set forth in the capital budgets set forth in Section 6.1(a)(iii) of the Company Disclosure Letter and consistent therewith, make or authorize any capital expenditure in excess of $500,000 in the aggregate during any 12 month period;

(xi) enter into any Contract that would have been a Material Contract had it been entered into prior to this Agreement, other than Contracts that are entered into in the ordinary course of business and do not include any agreement or commitment to take any action described by Sections 6.1(a)(i) through (x) or Sections 6.1(a)(xii) through (xviii);

(xii) make any changes with respect to accounting policies or procedures, except as required by changes in GAAP;

(xiii) settle any litigation or other proceedings before a Governmental Entity for an amount in excess of $100,000 in the aggregate (net of insurance coverage) or any disputed obligation or liability of the Company in excess of such amount;

(xiv) amend, modify or terminate any Material Contract, or cancel, modify or waive any debts or claims held by it or waive any rights having in each case a value in excess of $500,000 in the aggregate, other than, in each case, in the ordinary course of business;

(xv) make or change any Tax election, change an annual accounting period, file any material amended Tax Return, enter into any material closing agreement, waive or extend any statute of limitation with respect to Taxes, settle or compromise any material Tax liability, claim or assessment, or surrender any right to claim a refund of material Taxes;

(xvi) transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any assets, product lines or businesses of the Company or its Subsidiaries, including capital stock of any of its Subsidiaries, except for product sales in the ordinary course of business, sales of obsolete assets or sales, leases, licenses or other dispositions of assets with a fair market value not in excess of $500,000 in the aggregate, other than pursuant to Contracts in effect prior to the date of this Agreement;

(xvii) except as required pursuant to existing written, binding agreements in effect prior to the date of this Agreement and set forth in Section 5.1(h)(i) of the Company Disclosure Letter, or as otherwise required by applicable Law, (A) grant or provide any severance or termination payments or benefits to any director, officer or employee of the Company or any of its Subsidiaries, except, in the case of employees who are not officers, in the ordinary course of business, (B) increase the compensation, bonus or pension, welfare, severance or other benefits of, pay any bonus to, or make any new equity awards to any director, officer or employee of the Company or any of its Subsidiaries, except (other than with respect to the grant of new equity awards), in the case of employees who are not officers, in the ordinary course of business consistent with past practice, (C) establish, adopt, amend or terminate any Company Benefit Plan or amend the terms of any outstanding equity-based awards, (D) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan, to the extent not already provided in any such Company Benefit Plan, (E) change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan or to change the manner in which contributions to such plans are made or the basis on

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which such contributions are determined, except as may be required by GAAP; or (F) forgive any loans to directors, officers or employees of the Company or any of its Subsidiaries;

(xviii) take any action or omit to take any action that is reasonably likely to (A) result in any of the conditions to the Merger set forth in Article VIII not being satisfied or (B) prevent or materially delay the consummation of the Merger; or

(xix) agree, authorize or commit to do any of the foregoing.

      (b) Parent shall not knowingly take or permit any of its Subsidiaries to take any action that is reasonably likely to (i) result in any of the conditions to the Merger set forth in Article VII not being satisfied or (ii) prevent or materially delay the consummation of the Merger.

6.2.     Acquisition Proposals.

(a) No Solicitation or Negotiation. The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to instruct and cause its and its Subsidiaries’ employees, investment bankers, attorneys, accountants and other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives, collectively, “Representatives”) not to, directly or indirectly:

(i) initiate, solicit or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal (as defined below); or

(ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any Person relating to, any Acquisition Proposal; or

(iii) otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal.

Notwithstanding anything in the foregoing to the contrary, prior to the time, but not after, the Company Requisite Vote is obtained, the Company may (A) provide information in response to a request therefor by a Person who has provided the Company with a bona fide written letter not solicited by the Company or any of its Subsidiaries (or any of their respective officers, directors or Representatives) stating that such Person would be interested in making a definitive and binding written Acquisition Proposal providing for the acquisition of more than 50% of the assets (on a consolidated basis) or total voting power of the equity securities of the Company if the board of directors of the Company receives from the Person so requesting such information an executed confidentiality agreement on terms at least as protective with respect to the confidentiality of information and nonsolicitation of employees for the benefit of the Company as those contained in the Confidentiality Agreement (as defined in Section 9.7), (B) engage in discussions or negotiations with any such Person or (C) after having complied with the requirements of this Section 6.2 in connection with an Acquisition Proposal, approve, adopt, recommend, or otherwise declare advisable or propose to approve, adopt, recommend or declare advisable (publicly or otherwise) such Acquisition Proposal, if and only to the extent that, (x) in each such case referred to in clause (A), (B) or (C) above, the board of directors of the Company determines in good faith after consultation with outside legal counsel that a failure to take such action would be reasonably likely to constitute a breach of such directors’ respective fiduciary duties under applicable Law; (y) in each such case referred to in clause (A) or (B), the board of directors of the Company has determined in good faith based on the information then available and after consultation with its financial advisor either that such Acquisition Proposal constitutes a Superior Proposal (as defined below) or that such provision of information, discussions or negotiations are reasonably likely to result in a Superior Proposal; and (z) in the case referred to in clause (C) above, the board of directors of the Company determines in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal is a Superior Proposal.

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(b) Definitions. For purposes of this Agreement:

“Acquisition Proposal” means (i) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (ii) any proposal or offer to acquire in any manner, directly or indirectly, 15% or more of any class of equity securities of the Company or any of its Subsidiaries or of the consolidated total assets (including equity securities of its Subsidiaries) of the Company, in each case other than the transactions contemplated by this Agreement.

“Superior Proposal” means an unsolicited bona fide Acquisition Proposal involving more than 50% of the assets (on a consolidated basis) or voting power of the equity securities of the Company that the board of directors of the Company has determined in its good faith judgment is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, and if consummated, would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the transaction contemplated by this Agreement (after taking into account any revisions to the terms of the transaction contemplated by this Agreement pursuant to Section 6.2(c) and the time likely to be required to consummate such Acquisition Proposal).

(c) No Change in Recommendation or Alternative Acquisition Agreement. The board of directors of the Company and each committee thereof shall not:

(i) except as permitted by this Section 6.2, withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the Company Recommendation with respect to the Merger (it being understood that any “stop-look-and-listen” communication to stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act shall not be considered an adverse modification); or

(ii) except as expressly permitted by, and after compliance with, Section 8.3(a), cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement (other than a confidentiality agreement referred to in Section 6.2(a) entered into in the circumstances referred to in Section 6.2(a)) (an “Alternative Acquisition Agreement”) relating to any Acquisition Proposal.

Notwithstanding anything to the contrary set forth in this Agreement, prior to the time, but not after, the Company Requisite Vote is obtained, the board of directors of the Company may withhold, withdraw, qualify or modify the Company Recommendation or approve, adopt, recommend or otherwise declare advisable any Superior Proposal made after the date hereof and not solicited, initiated or encouraged in breach of this Agreement, if, subject to compliance with Section 6.2(f), the board of directors of the Company determines in good faith, after consultation with outside counsel, that the failure to do so would be reasonably likely to constitute a breach of such directors’ respective fiduciary duties under applicable Law (a “Change of Recommendation”); provided, however, that no Change of Recommendation may be made until after at least three business days following Parent’s receipt of written notice from the Company advising that the board of directors of the Company intends to take such action. In determining whether to make a Change of Recommendation in response to a Superior Proposal or otherwise, the Company board of directors shall consider in good faith any changes to the terms of this Agreement irrevocably committed to by Parent and any other information provided by Parent in response to, and in each case within three business days after receipt of, such notice.

(d) Certain Permitted Disclosure. Without limiting the right of Parent to terminate this Agreement in accordance with Section 8.4, nothing contained in this Section 6.2 shall be deemed to prohibit the Company from complying with its disclosure obligations under U.S. federal or state law with regard to an Acquisition Proposal.

(e) Existing Discussions. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will take the necessary steps to

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promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.2 and in the Confidentiality Agreement. The Company also agrees that it will promptly request each Person that executed a confidentiality agreement after January 1, 2001 and prior to the date hereof in connection with its consideration of acquiring it to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

(f) Notice. The Company agrees that it will promptly (and, in any event, within 48 hours) notify Parent if any inquiries, proposals or offers with respect to an Acquisition Proposal are received by, any material nonpublic information is requested from, or any such discussions or negotiation are sought to be initiated or continued with, it or any of its Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent informed, on a reasonably current basis, of any material developments affecting the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified.

6.3.     Information Supplied. The Company shall prepare and file with the SEC, as promptly as practicable after the date of this Agreement, and in any event within 21 days after the date hereof, a proxy statement in preliminary form relating to the Stockholders Meeting (as defined in Section 6.4) (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). The Company agrees, as to it and its Subsidiaries, that (i) the Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and (ii) none of the information supplied by it or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent shall cooperate, and shall cause Koninklijke Philips Electronics N.V. (“Royal Philips”) and its Subsidiaries to cooperate, with the Company in preparing the Proxy Statement. Parent agrees that none of the information supplied by it or any Subsidiaries of Royal Philips for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.4.     Stockholders Meeting. The Company will take, in accordance with applicable Law and its certificate of incorporation and bylaws, all action necessary to convene a meeting of holders of Shares (the “Stockholders Meeting”) as promptly as practicable after the execution of this Agreement to consider and vote upon the adoption of this Agreement. Subject to Section 6.2, the board of directors of the Company shall recommend such adoption and shall take all lawful action to solicit such adoption of this Agreement. In the event that subsequent to the date hereof, the board of directors of the Company determines that this Agreement is no longer advisable and makes a Change of Recommendation, the Company shall nevertheless submit this Agreement to the holders of the Shares for adoption at the Stockholders Meeting unless this Agreement shall have been terminated in accordance with its terms prior to the Stockholders Meeting. Notwithstanding anything to the contrary contained in this Agreement, the Company, after consultation with Parent, may adjourn or postpone the Stockholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company’s stockholders or, if as of the time for which the Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of the Company’s common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders Meeting.

6.5.     Filings; Other Actions; Notification.

(a) Proxy Statement. The Company shall promptly notify Parent of the receipt of all comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or

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supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement. The Company and Parent shall each use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement by the SEC and the Company shall cause the definitive Proxy Statement to be mailed as promptly as practicable after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.

(b) Cooperation. The Company and Parent shall cooperate with each other and use (and take any action necessary to cause their respective Affiliates to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including

(i) preparing and filing, as promptly as practicable, all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement,

(ii) making, as promptly as practicable, and in any event within five business days following the date of this Agreement, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement,

(iii) making, as promptly as practicable, appropriate filings under the Dutch Competition Act, if required, or upon Parent’s and the Company’s agreement, appropriate filings and notifications to the EC Commission’s Directorate-General for Competition;

(iv) making, as promptly as practicable, appropriate filings under any other antitrust, competition, premerger notification, or trade regulation Law, regulation, or Order;

(v) defending, in oral and written communications with appropriate Governmental Entities, the merits and competitive efficiencies of the Merger and the other transactions contemplated by this Agreement in order to resolve any antitrust concerns, whether federal, state, foreign or private;

(vi) subject to first having used all reasonable efforts to negotiate a resolution of any objections underlying such lawsuits or other legal proceedings, defending, contesting and resisting any lawsuits, other legal proceedings, decisions, determinations or rulings, whether judicial or administrative, initiated by the U.S. Federal Trade Commission (“FTC”) or the Antitrust Division of the U.S. Department of Justice (“Antitrust Division”), challenging this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement, including seeking to have vacated, lifted, reversed, or overturned any statute, rule, regulation, decree, judgment, injunction, or other Order, whether temporary, preliminary, or permanent, entered by any Governmental Entity that is in effect and that prohibits, prevents, or restricts consummation of the Merger or the other transactions contemplated by this Agreement, and to have such statute, rule, regulation, decree, judgment, injunction, or other Order repealed, rescinded, or made inapplicable so as to permit consummation of the Merger and the other transactions contemplated by this Agreement;

provided, however, that nothing in this Agreement, including this Section 6.5, shall require, or be construed to require, Parent to proffer to, or agree to, sell, divest, lease, license, transfer, dispose of or otherwise hold separate and agree to sell, divest, lease, license, transfer, dispose of or otherwise encumber before or after the Effective Time, any assets, licenses, operations, rights, product lines, businesses or interest therein of Parent, the Company or any of their respective Affiliates (or to consent to any sale, divestiture, lease, license, transfer, disposition or other encumberment by Parent, the Company or any of their assets, licenses, operations, rights, product lines, businesses or interest therein or to consent to any agreement to take any of the foregoing actions) or to agree to any material changes (including through a licensing arrangement) or restriction on, or other impairment of Parent’s ability to own or operate, any such assets, licenses, product

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lines, businesses or interests therein or Parent’s ability to vote, transfer, receive dividends or otherwise exercise full ownership rights with respect to the stock of the Surviving Company, except for proffers and agreements to amend or modify supply contracts between the Company and/or its Subsidiaries and their third party customers, even if such amendments or modifications require the provision of proprietary information or non-exclusive licenses to Intellectual Property of the Company and/or its Subsidiaries (including molds and the like) to permit manufacture, that did not individually or in the aggregate account for more than $45,000,000 in gross revenues for the fiscal year ended May 28, 2006, subject in each case to receipt of the consent of such third parties, so long as, in the case of any such contract, such amendments or modifications would not cause the terms of such contract to be commercially unreasonable when compared to other similar contracts of the Company and its Subsidiaries. The Company and Parent (a) will each request early termination of the waiting period with respect to the Merger and the HSR Act; (b) will not extend any waiting period under the HSR Act or any other antitrust or competition Law or enter into any agreement with any Governmental Entity not to consummate the Merger or the other transactions contemplated by this Agreement, except with the prior written consent of the other party hereto. Subject to applicable Laws relating to the exchange of information, Parent, with the advice and participation of the Company, shall have the right to direct all matters with any Governmental Entity consistent with its obligations hereunder; provided that Parent and the Company and their respective outside antitrust counsel shall have the right to review in advance, and to the extent practicable each will consult with the other on and consider in good faith the views of the other in connection with, any proposed substantive written communication with any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement (including the Proxy Statement). Parent and the Company will provide counsel for the other party with copies of all filings and submissions made by such party and all correspondence between such party (and its advisors) with any Governmental Entity and any other information supplied by such party and such party’s Affiliates to a Governmental Entity or received from such a Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that the material may be redacted (x) as necessary to comply with contractual arrangements, and (y) as necessary to address good faith legal privilege concerns, and (z) to preserve the confidentiality of any information relating to any valuation of the Company. Each of Parent and the Company will promptly inform the other party upon receipt of any material communication from the FTC, the Antitrust Division or any other Governmental Entity regarding the Merger or any other transactions contemplated by this Agreement. If Parent or the Company (or any of their respective Affiliates) receives a request for additional information or documentary material from any such Governmental Entity that is related to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Each party agrees not to participate in any substantive meeting or discussion with any Governmental Entity in connection with the transactions contemplated by this Agreement unless, to the extent feasible, it consults with the other party in advance and, to the extent feasible, provides Company or Parent, and their respective advisors, as the case may be, the opportunity to attend and to participate. To preserve claims of attorney-client privilege and attorney work product and to enable confidential exchanges of documents and information pursuant to this Section 6.5, each of the Company and Parent agree to enter into a joint defense agreement on reasonable terms, including terms providing for the designation of appropriate documents and information as “outside antitrust counsel only.” In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable.

(c) Information. The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

(d) Status. Subject to applicable Laws and the instructions of any Governmental Entity, the Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries,

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from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. The Company shall give prompt notice to Parent of any change, fact or condition that is reasonably expected to result in a Material Adverse Effect or of any failure of any condition to Parent’s obligations to effect the Merger.

(e) Parent shall cause Royal Philips and its Subsidiaries to comply with this Section 6.5 as if Royal Philips and such Subsidiaries were parties to this Agreement.

6.6.     Access and Reports. Subject to applicable Law, upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford Parent’s officers and other authorized representatives reasonable access, during normal business hours and in a manner which does not disrupt or interfere with business operations throughout the period prior to the Effective Time, to its employees, properties, books, contracts and records and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty made by the Company herein, and provided, further, that the foregoing shall not require the Company (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would (A) result in the disclosure of any trade secrets of third parties, (B) violate the specific provisions of any Law, or (C) violate any of its obligations with respect to confidentiality if the Company shall have used commercially reasonable efforts to obtain the consent of such third party to such inspection or disclosure or (ii) to disclose any privileged information of the Company or any of its Subsidiaries. All requests for information made pursuant to this Section 6.6 shall be directed to an executive officer of the Company or such Person as may be designated by the Company’s executive officers. All such information shall be governed by the terms of the Confidentiality Agreement.

6.7.     Publicity. The initial press release regarding the Merger shall be a joint press release and thereafter the Company and Parent each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Governmental Entity.

6.8.     Employee Benefits.

(a) Parent agrees that, during the period commencing at the Effective Time and ending on the first anniversary thereof, the United States-based employees of the Company and its Subsidiaries immediately prior to the Effective Time (the “U.S. Company Employees”) will continue to be provided with pension and welfare benefits under employee benefit plans (but excluding equity based benefits) that are no less favorable in the aggregate, and a base salary or base rate of compensation that is equal to or greater, than provided by the Company and its Subsidiaries to such employees immediately prior to the Effective Time. Parent will cause any employee benefit plans in which the U.S. Company Employees are eligible to participate (the “New Plans”) to take into account for purposes of eligibility and vesting thereunder (except (i) for purposes of subsidized early retirement benefits, (ii) for purposes of any defined benefit plan for which Parent does not grant credit for past service to its employees generally or (iii) to the extent it would result in a duplication of benefits), service by U.S. Company Employees as if such service were with Parent, to the same extent such service was credited under a comparable plan of the Company. Parent shall provide to each U.S. Company Employee full credit for purposes of Parent’s vacation and severance programs for service by such U.S. Company Employee to the Company and its Subsidiaries prior to the Effective Time. In addition, (A) each U.S. Company Employee shall be eligible to participate as soon as reasonably practicable following the Effective Time, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to a Company Plan in which such U.S. Company Employee participated immediately before the consummation of the Merger (such plans, collectively, the “Old Plans”), and (B) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any U.S. Company Employee, Parent shall cause all pre-existing condition exclusions and actively at work requirements of such New Plan to be

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waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable Company Plan in which such employee participated immediately prior to the Effective Time and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. Notwithstanding the foregoing, nothing contained herein shall obligate Parent, the Surviving Corporation or any of their Affiliates to (i) maintain any particular Company Benefit Plan or (ii) retain the employment of any particular employee.

(b) Prior to the Effective Time, if requested by Parent in writing prior to the Effective Time, to the extent permitted by applicable Law and the terms of the applicable plan or arrangement, the Company shall (1) cause to be amended the employee benefit plans and arrangements of it and its Subsidiaries to the extent necessary to provide that no employees of Parent and its Subsidiaries shall commence participation therein following the Closing unless Parent or such Subsidiary explicitly authorizes such participation and (2) to cause the Company 401(k) Plan to be terminated effective immediately prior to the Closing; provided, that Parent permits, or causes on of its Subsidiaries to permit the qualified 401(k) plan of Parent or one of its Subsidiaries (“Parent’s 401(k) Plan”) to accept rollovers or plan-to-plan transfers of assets (and any then-outstanding loans) and employees of the Company and its Subsidiaries who are not represented by labor unions or similar collective bargaining entities will be permitted to participate in Parent’s 401(k) Plan in accordance with its terms.

(c) Parent shall cause the Company’s severance plans set forth in Section 6.8(c) of the Company Disclosure Letter to be continued without adverse amendment for a period of one year following the Effective Time. Parent shall pay to the Company Employees who participate in the annual bonus plans listed in Section 6.8(c) of the Company Disclosure Letter an annual bonus in respect of the Company’s 2007 fiscal year; provided, that that amount of and the performance targets with respect to such bonus shall be pro-rated based on the portion of such fiscal year that occurs prior to the Effective Time.

(d) The Company will reasonably cooperate with Parent in developing a communication plan relating to communications with Company Employees arising out of the transactions contemplated by this Agreement.

6.9.     SuperPower Options. The Company, SuperPower, Inc. (“SuperPower”), the board of directors of the Company and SuperPower and the compensation committee of the board of directors of the Company and SuperPower, as applicable, shall adopt any resolutions and take any actions which are reasonably necessary to ensure that, effective as of the Effective Time, the SuperPower 2003 Equity Compensation Plan (the “SuperPower Plan”) and all outstanding options (the “SuperPower Options”) and other awards, including without limitation restricted stock and restricted stock unit awards (the “SuperPower Awards”) issued under the SuperPower Plan shall be terminated in accordance with the terms of the SuperPower Plan and in accordance with the provisions on Section 6.9 of the Company Disclosure Schedule. The Company shall and shall cause SuperPower to take all actions reasonably necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Company will be required to deliver shares or other capital stock of SuperPower to any person pursuant to or in settlement of SuperPower Options or SuperPower Awards after the Effective Time. Additionally, the Company shall take all actions reasonably necessary to ensure that as of the Effective Time that SuperPower is a wholly-owned subsidiary of the Company and no shares of capital stock of SuperPower are outstanding that are not held by the Company. The Company and SuperPower shall not expend more than the amount set forth on Schedule 6.9 to effect the provisions of this Section 6.9.

6.10.     Expenses. Except as otherwise provided in Section 8.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense.

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6.11.     Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, each of Parent and the Surviving Corporation agrees that it will indemnify and hold harmless each present and former director and officer of the Company or any of its Subsidiaries (in each case, when acting in such capacity), determined as of the Effective Time (the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Delaware law and its certificate of incorporation or bylaws in effect on the date hereof to indemnify such Person (and Parent or the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable Law, provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification); and provided, further, that any determination required to be made with respect to whether an officer’s or director’s conduct complies with the standards set forth under Delaware law and the Company’s certificate of incorporation and bylaws shall be made by independent counsel selected by the Surviving Corporation. The certificate of incorporation and bylaws of the Surviving Corporation shall continue to contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of the Indemnified Parties than are presently set forth in the Company’s certificate of incorporation and by-laws, which provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any such individuals.

(b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.11, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent or the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent such failure prejudices the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof and Parent and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Parent and the Surviving Corporation shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; provided that the fewest number of counsels necessary to avoid conflicts of interest shall be used; (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) Parent and the Surviving Corporation shall not be liable for any settlement effected without their prior written consent; and provided, further, that Parent and the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

(c) Prior to the Effective Time, the Company shall use its reasonable best efforts to, and if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay for “tail” insurance policies (providing only for Side A coverage for Indemnified Parties where the existing policies also include Side B coverage for the Company) with a claims period of at least six years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability

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insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with benefits and levels of coverage at least as favorable as the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby but excluding Side B coverage as provided above); provided, however, that in no event shall the Company expend for such policies a premium amount in excess of 250% of the last annual premium paid by the Company for D&O Insurance prior to the date hereof. If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six years from and after the Effective Time the D&O Insurance in place as of the date hereof with benefits and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date hereof (but providing only for Side A coverage for Indemnified Parties where the existing policies also include Side B coverage for the Company), or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, use reasonable best efforts to purchase comparable D&O Insurance for such six-year period with benefits and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date hereof (but providing only for Side A coverage for Indemnified Parties where the existing policies also include Side B coverage for the Company), provided, however, that in no event shall Parent or the Surviving Corporation be required to expend for such policies an annual premium amount in excess of 250% of the annual premiums currently paid by the Company for such insurance; and, provided further that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(d) If Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 6.11.

(e) The provisions of this Section 6.11 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives.

6.12.     Other Actions by the Company.

(a) Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

(b) Section 16 Matters. The board of directors of the Company shall, prior to the Effective Time, take all such actions as may be necessary or appropriate pursuant to Rule 16b-3(e) under the Exchange Act to exempt the conversion to cash of all Shares, Company Options and Company Awards by officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act or by employees or directors of the Company who may become an officer or director of Parent subject to the reporting requirements of Section 16(a) of the Exchange Act. Each of Parent and the Company shall provide to counsel for the other party for its review copies of such resolutions to be adopted by its board of directors prior to such adoption and the Company shall provide Parent with such information as shall be reasonably necessary for Parent’s board of directors to set forth the information required in the resolutions of Parent’s board of directors.

6.13.     Other Actions by Parent and Merger Sub. Parent shall adopt this Agreement in its capacity as sole stockholder of Merger Sub as soon as practicable following the execution of this Agreement.

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ARTICLE VII Conditions

7.1.     Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

(a) Stockholder Approval. This Agreement shall have been duly approved by holders of Shares constituting the Company Requisite Vote in accordance with applicable Law and the certificate and bylaws of the Company.

(b) Regulatory Consents. (i) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated, and (ii) all approvals and licenses required in connection with the Dutch Competition Act, the German Act against Restrictions of Competition of 1958, and the Italian Antitrust Law (or (if the parties have determined, pursuant to Section 6.5(b)(iii), to make a filing with the EC Commission) the regulations of the European Union) shall have been obtained.

(c) No Orders; No Litigation. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement (collectively, an “Order”) and there shall be no lawsuit pending in which the FTC, the Antitrust Division, the Dutch Competition Authority or the European Union seeks to restrain, enjoin or otherwise prohibit consummation of the Merger or other transactions contemplated by this Agreement.

(d) Proxy Statement. No order suspending the use of the Proxy Statement shall have issued and no proceeding for that purpose shall have been initiated by the SEC.

7.2.     Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in this Agreement that are qualified by reference to Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) the representations and warranties of the Company set forth in this Agreement that are not qualified by reference to Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 7.2(a)(ii) shall be deemed to have been satisfied even if any representations and warranties of the Company (other than Section 5.1(b) (Capital Structure), Section 5.1(c)(i) (Corporate Authority; Approval and Opinion of Financial Advisor) and 5.1(l) (Takeover Statutes) hereof, which must be true and correct in all material respects) are not so true and correct unless the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect; and (iii) Parent shall have received at the Closing a certificate signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company to the effect that such officers have read this Section 7.2(a) and the conditions set forth in this Section 7.2(a) have been satisfied.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company to such effect.

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7.3.     Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of Parent set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date). The Company shall have received at the Closing a certificate signed on behalf of Parent and Merger Sub by an authorized representative of Parent and Merger Sub to the effect that the conditions set forth in this Section 7.3(a) have been satisfied.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an authorized representative of Parent and Merger Sub to such effect.

ARTICLE VIII Termination

8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by the stockholders of the Company referred to in Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective boards of directors.

8.2. Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either Parent or the Company if (a) the Merger shall not have been consummated by (i) December 31, 2006, or (ii) if the conditions set forth in Section 7.1(b) have not been satisfied by December 31, 2006, but all other conditions set forth in Article VII are capable of being satisfied as of such date, then March 31, 2007, whether such date is before or after the date of approval by the stockholders of the Company referred to in Section 7.1(a) (the “Termination Date”), (b) the adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a) shall not have been obtained at the Stockholders Meeting or at any adjournment or postponement thereof or (c) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the stockholders of the Company); provided that the right to terminate this Agreement pursuant to this Section 8.2 shall not be available to any party that has breached its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Merger.

8.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned:

(a) by action of the board of directors of the Company at any time prior to obtaining the Company Requisite Vote if (i) the Company is not in breach of the covenants contained in Section 6.2 and is not in material breach of any other covenants set forth in this Agreement, (ii) the board of directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (iii) Parent does not make, within three business days of receipt of the Company’s written notification of its intention to enter into a binding agreement for a Superior Proposal, a binding, irrevocable written offer that the board of directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of the Company as the Superior Proposal (it being understood that, if accepted by the board of directors of the Company, such an offer shall become an enforceable amendment to this

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Agreement without further action by Parent or the Company) and (iv) the Company prior to such termination pays or causes to be paid to Parent in immediately available funds any fees required to be paid pursuant to Section 8.5. The Company agrees (x) that it will not enter into the binding agreement referred to in clause (ii) above until after the third business day after it has provided the notification to Parent required thereby, (y) to notify Parent promptly if its intention to enter into the written agreement referred to in its notification shall change at any time after giving such notification, and (z) during such three business day period, to negotiate with Parent with respect to any revisions to the terms of the transaction contemplated by this Agreement proposed by Parent in response to a Superior Proposal, if any; or

(b) at any time prior to the Effective Time, whether before or after obtaining the Company Requisite Vote, if (i) there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 7.3(a) or 7.3(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice thereof is given by the Company to Parent.

8.4.     Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of Parent if (a)(i) the board of directors of the Company shall have made a Change of Recommendation, (ii) the Company shall have failed to take a vote of stockholders on the Merger prior to the Termination Date, (iii) the board of directors of the Company shall have failed to reaffirm its approval or recommendation of this Agreement and the Merger within 48 hours after the later of (A) the fifteenth business day following the receipt of an Acquisition Proposal, if the Company has received Parent’s request therefor on or prior to such fifteenth business day, or (B) the time when the Company receives Parent’s request therefor, if the Company has not received such request on or prior to such fifteenth business day, or (iv) a tender offer or exchange offer for outstanding shares of Company Common Stock shall have been publicly disclosed (other than by Parent or an Affiliate of Parent) and (A) the Company board of directors recommends that the stockholders of the Company tender their shares in such tender or exchange offer, or (B) the Company board of directors fails to recommend against acceptance of such tender offer or exchange offer within 48 hours after the later of (x) the fifteenth business day following such public disclosure, if the Company has received Parent’s request therefor on or prior to such fifteenth business day, or (y) the time when the Company receives Parent’s request therefor, if the Company has not received such request on or prior to such fifteenth business day; or (b) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 7.2(a) or 7.2(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice thereof is given by Parent to the Company.

8.5.     Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement shall become void and of no effect with no liability on the part of any party hereto (or of any of its Representatives or Affiliates); provided, however, that (i) except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement and (ii) the provisions set forth in the second sentence of Section 9.1 shall survive the termination of this Agreement.

(b) In the event that Parent shall be entitled to terminate this Agreement pursuant to Section 8.4(a)(iii) or 8.4(a)(iv)(B), the Company shall pay to Parent $1,000,000 by wire transfer of same day funds on each calendar day beginning with the calendar day that includes the first hour following the end of the 48 hour period referred to in Section 8.4(a)(iii) or 8.4(a)(iv)(B), as the case may be, and ending with and including the calendar day on which (i) the board of directors of the Company reaffirms its approval or recommendation of this Agreement and the Merger (in the case of Parent’s termination right pursuant to Section 8.4(a)(iii)), or (ii) the board of directors of the Company recommends against acceptance of the tender offer or exchange offer (in the case of Parent’s termination right pursuant to Section 8.4(a)(iv)(B)), or (iii) this Agreement is terminated by either Parent or the Company pursuant to this Agreement, whichever event described in clauses (i), (ii) or (iii) of this Section 8.5(b) first occurs. Notwithstanding the foregoing, the amounts payable by the Company pursuant to this Section 8.5(b)

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(collectively, the “Expenses”) shall not exceed $5,000,000 in the aggregate. Expenses payable on any calendar day that is not a business day shall be paid on the next business day.

(c) In the event that (i) an Acquisition Proposal shall have been made to the Company or any of its Subsidiaries or made publicly to any of its stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of its Subsidiaries and such Acquisition Proposal or publicly announced intention shall not have been publicly withdrawn at least (A) ten business days prior to termination of this Agreement, with respect to any termination of this Agreement pursuant to Section 8.2(a), or (B) five business days prior to termination of this Agreement, with respect to termination of this Agreement pursuant to Section 8.2(b) and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.2(a) or 8.2(b), (ii) this Agreement is terminated (A) by Parent pursuant to Section 8.4(a), or, with respect to a breach of a covenant or agreement (but not with respect to a breach of a representation or warranty), by Parent pursuant to Section 8.4(b) or (B) by the Company pursuant to Section 8.2(b) and, on or prior to the date of the Stockholders Meeting, any event giving rise to Parent’s right to terminate under Section 8.4 shall have occurred or (iii) this Agreement is terminated by the Company pursuant to Section 8.3(a), then the Company shall promptly, but in no event later than two days after the date of such termination, pay Parent a termination fee of $38,970,000, less any Expenses previously paid (the “Termination Fee”), by wire transfer of immediately available funds; provided, however, that the Termination Fee to be paid pursuant to clause (iii) shall be paid as set forth in Section 8.3; provided, further, that no Termination Fee shall be payable to Parent pursuant to clause (i) or clause (ii) of this Section 8.5(c) unless and until (x) within 12 months of such termination the Company or any of its Subsidiaries shall have entered into an Alternative Acquisition Agreement with respect to, or shall have consummated or shall have approved or recommended to the Company’s stockholders or otherwise not opposed, an Acquisition Proposal and (y) the transaction contemplated by such Alternative Acquisition Agreement or Acquisition Proposal, as the case may be, has been consummated (with “15%” in the definition of “Acquisition Proposal” being replaced by “50%” for purposes of these clauses (x) and (y), including with respect to any Alternative Acquisition Agreement which for such purposes shall refer only to an Alternative Acquisition Agreement with respect to such an Acquisition Proposal); provided that for purposes of this Agreement, an Acquisition Proposal shall not be deemed to have been “publicly withdrawn” by any Person if, within 12 months of such termination, the Company or any of its Subsidiaries shall have entered into an Alternative Acquisition Agreement with respect to, or shall have consummated or shall have approved, adopted or recommended to the Company’s stockholders or otherwise not opposed, an Acquisition Proposal made by or on behalf of such Person or any of its Affiliates. The Company acknowledges that the agreements contained in this Section 8.5(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.5(b) or this Section 8.5(c), and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company for such amount, the Company shall pay to Parent or Merger Sub its costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made through the date of payment. Notwithstanding anything to the contrary in this Agreement, the parties hereby acknowledge that in the event that the Termination Fee becomes payable and is paid by the Company pursuant to this Section 8.5(c), the Termination Fee shall be Parent’s and Merger Sub’s sole and exclusive remedy for monetary damages under this Agreement.

ARTICLE IX Miscellaneous and General

9.1. Survival. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Article IV and Sections 6.8 (Employee Benefits), 6.10 (Expenses) and 6.11 (Indemnification; Directors’ and Officers’ Insurance) shall survive the consummation of the Merger. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Section 6.10 (Expenses) and Section 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this

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Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

9.2.     Modification or Amendment. Subject to the provisions of the applicable Laws, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

9.3.     Waiver of Conditions. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Laws.

9.4.     Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

9.5.     GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL; SPECIFIC PERFORMANCE. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

(c) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity.

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9.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile or by overnight courier:

If to Parent or Merger Sub:

Philips Medical Systems
3000 Minuteman Road
Andover, Massachusetts 01810
Attention: Chief Executive Officer
Fax: +1 (978) 659-7203

with a copy (which shall not constitute notice) to:

Philips Medical Systems
3000 Minuteman Road
Andover, Massachusetts 01810
Attention: Senior Vice President and Chief Legal Officer
Fax: +1 (978) 659-7203
and:

Mr. Matthew G. Hurd
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Fax: +1 (212) 558-3588

If to the Company:

Intermagnetics General Corporation
450 Old Niskayuna Road
Latham, New York 12110
Attention: Chief Executive Officer
Fax: +1 (518) 786-8216

with a copy (which shall not constitute notice) to:

Mr. Adam O. Emmerich
Mr. Trevor S. Norwitz
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Fax: +1 (212) 403-2000

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

9.7.     Entire Agreement. This Agreement (including any exhibits hereto), the Company Disclosure Letter and the Mutual Non-Disclosure Agreement, dated November 9, 2005, between the Company and the Philips Medical Systems division of Parent (the “Confidentiality Agreement”) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

9.8.     No Third Party Beneficiaries. Except with respect to the matters provided for in Sections 4.2 (Exchange of Certificates) and 4.3 (Treatment of Stock Plans) (each of which may be enforced by, but only

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by, any of the individuals who are currently directors of the Company, as representatives of the Company’s stockholders and option holders), and as provided in Section 6.10 (Indemnification; Directors’ and Officers’ Insurance) only, Parent and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, create any third party beneficiaries or otherwise confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations, warranties and covenants set forth herein.

9.9.     Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

9.10.     Definitions. Each of the terms set forth in Annex A is defined in the Section of this Agreement set forth opposite such term.

9.11.     Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

9.12.     Interpretation; Construction. (a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. In this Agreement, unless otherwise specified, the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(c) Each party hereto has or may have set forth information in its respective Disclosure Letter in a section thereof that corresponds to the section of this Agreement to which it relates. The fact that any item of information is disclosed in a Disclosure Letter to this Agreement shall not be construed to mean that such information is required to be disclosed by this Agreement.

9.13.     Assignment. This Agreement shall not be assignable by operation of Law or otherwise; provided, however, that Parent may designate, by written notice to the Company, another wholly-owned direct or indirect Subsidiary of Royal Philips to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation; provided that any such designation shall not impede or materially delay the consummation of the transactions contemplated by this Agreement or otherwise impede the rights of the stockholders of the Company under this Agreement. Any purported assignment in violation of this Agreement will be void ab initio.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

INTERMAGNETICS GENERAL CORPORATION

By: /s/ GLENN EPSTEIN
Name: Glenn Epstein
Title: Chief Executive Officer

PHILIPS HOLDING USA INC.

By: /s/ SCOTT WEISENHOFF
Name: Scott Weisenhoff
Title: Attorney-in-Fact

JUMBO ACQUISITION CORP.

By: /s/ SCOTT WEISENHOFF
Name: Scott Weisenhoff
Title: Attorney-in-Fact

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GUARANTEE BY KONINKLIJKE PHILIPS ELECTRONICS N.V.

Koninklijke Philips Electronics, N.V., a corporation organized under the laws of the Kingdom of the Netherlands (the “Guarantor”), hereby irrevocably and unconditionally guarantees to Intermagnetics General Corporation the full and timely performance by Philips Holding USA Inc. and Jumbo Acquisition Corp. (collectively, the “Philips Companies”) of their respective obligations under the foregoing Agreement and Plan of Merger (the “Merger Agreement”), and agrees to take all actions, and cause its direct and indirect subsidiaries to take all actions which the Philips Companies are obligated under the Merger Agreement to cause the Guarantor and such subsidiaries to take. Sections 9.2, 9.4, 9.5, 9.8 and 9.11 of the Merger Agreement shall apply to this guarantee, mutadis mutandis, as if they had been fully set forth herein.

Amsterdam, June 14, 2006

/s/ G.J. KLEISTERLEE	/s/ P-J.J. SIVIGNON
G.J. Kleisterlee President and CEO Koninklijke Philips Electronics, N.V.	P-J.J. Sivignon CFO Koninklijke Philips Electronics, N.V.

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ANNEX A

DEFINED TERMS

Term	Section

5% Stockholder	5.1(d)(iv)
Acquisition Proposal	6.2(b)
Affiliate	5.1(e)(ii)
Agreement	Preamble
Alternative Acquisition Agreement	6.2(c)(ii)
Antitrust Division	6.5(b)
Applicable Date	5.1(e)(i)
Bankruptcy and Equity Exception	5.1(c)(i)
business day	1.2
Bylaws	2.2
Certificate	4.1(a)
Change of Recommendation	6.2(c)(ii)
Charter	2.1
Closing	1.2
Closing Date	1.2
Code	4.2(g)
Company	Preamble
Company Approvals	5.1(d)(i)
Company Awards	4.3(b)
Company Benefit Plans	5.1(h)(i)
Company Disclosure Letter	5.1
Company Option	4.3(a)
Company Recommendation	5.1(c)(ii)
Company Reports	5.1(e)(i)
Company Requisite Vote	5.1(c)(i)
Confidentiality Agreement	9.7
Constituent Corporations	Preamble
Contract	5.1(d)(ii)
Costs	6.11(a)
Delaware Certificate of Merger	1.3
DGCL	1.1
Designated Employees	Recitals
Dissenting Share	4.1(a)
Dissenting Stockholders	4.1(a)
D&O Insurance	6.11(c)
Dutch Competition Act	5.1(d)
Effective Time	1.3
Employees	5.1(h)(i)
Encumbrance	5.1(k)(iv)
Environmental Law	5.1(m)
ERISA	5.1(h)(i)
ERISA Plan	5.1(h)(ii)
ERISA Affiliate	5.1(h)(iii)
Exchange Act	5.1(e)(i)
Exchange Fund	4.2(a)
Excluded Share	4.1(a)
Expenses	8.5(b)
FDA	5.1(i)(ii)
FTC	6.5(b)

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Term	Section

GAAP	5.1(a)
Governmental Consents	7.2(d)
Governmental Contract	5.1(j)(iii)
Governmental Entity	5.1(d)(i)
Hazardous Substance	5.1(m)
HSR Act	5.1(b)(ii)
Indemnified Parties	6.11(a)
Insurance Policies	5.1(q)
Intellectual Property	5.1(p)
IRS	5.1(h)(ii)
IT Assets	5.1(p)
knowledge	5.1(d)(iii)
Laws	5.1(i)(i)
Leased Real Property	5.1(k)(ii)
Licenses	5.1(i)(i)
Lien	5.1(b)(i)
Material Adverse Effect	5.1(a)
Material Contracts	5.1(j)(i)
Merger	Recitals
Merger Sub	Preamble
Non-U.S. Benefit Plans	5.1(h)(ii)
Open License Terms	5.1(p)
Open Source Software	5.1(p)
Order	7.1(c)
Owned Real Property	5.1(k)(i)
PBGC	5.1(h)(iii)
Parent	Preamble
Parent Approvals	5.2(c)(i)
Paying Agent	4.2(a)
Pension Plan	5.1(h)(ii)
Per Share Merger Consideration	4.1(a)
Person	4.2(d)
Proxy Statement	6.3
Representatives	6.2(a)
Royal Philips	6.3
Sarbanes-Oxley Act	5.1(e)(i)
SEC	5.1(e)(i)
Schedule Intellectual Property	5.1(p)
Securities Act	5.1(e)(i)
Share	4.1(a)
Stock Plans	5.1(b)(i)
Stockholders Meeting	6.4
Subsidiary	5.1(a)
Superior Proposal	6.2(b)
Surviving Corporation	1.1
Takeover Statute	5.1(l)
Tax	5.1(n)
Tax Return	5.1(n)
Termination Date	8.2
Termination Fee	8.5(b)
Trade Secrets	5.1(p)
Treasury Regulations	5.1(n)(vii)
U.S. Company Benefit Plans	5.1(h)(ii)

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ANNEX B

[LETTERHEAD OF BANC OF AMERICA SECURITIES LLC]

June 14, 2006

The Board of Directors
Intermagnetics General Corporation
450 Old Niskayuna Road
PO Box 461
Latham, New York 12110-0461

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to holders of the common stock of Intermagnetics General Corporation (“Intermagnetics”) of the Consideration (as defined below) to be received by such holders pursuant to the Agreement and Plan of Merger (the “Agreement”), dated as of June 14, 2006, among Intermagnetics, Philips Holding USA Inc. (“Philips Holding”) and Jumbo Acquisition Corp., an indirect wholly owned subsidiary of Philips Holding (“Merger Sub”). As more fully described in the Agreement, Merger Sub will be merged with and into Intermagnetics (the “Merger”) and each outstanding share of the common stock, par value $0.10 per share, of Intermagnetics (“Intermagnetics Common Stock”) will be converted into the right to receive $27.50 per share in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

For purposes of the opinion set forth herein, we have:

(i)	reviewed certain publicly available financial statements and other business and financial information of Intermagnetics;

(ii)	reviewed certain internal financial statements and other financial and operating data concerning Intermagnetics;

(iii)	reviewed certain financial forecasts relating to Intermagnetics prepared by the management of Intermagnetics (the “Intermagnetics Forecasts”);

(iv)	discussed the past and current operations, financial condition and prospects of Intermagnetics with senior executives of Intermagnetics;

(v)
discussed with senior executives of Intermagnetics the commercial relationships of Intermagnetics with its key customers, including Intermagnetics’ largest customer, Philips Medical Systems Nederlands B.V., a subsidiary of Koninklijke Philips Electronics N.V. (“Philips NV” and, together with Philips Holding, “Philips”), with respect to Intermagnetics’ principal products and the views of Intermagnetics’ management as to such relationships;

(vi)	reviewed the reported prices and trading activity for Intermagnetics Common Stock;

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Board of Directors
Intermagnetics General Corporation
June 14, 2006

(vii)	compared the financial performance of Intermagnetics and the prices and trading activity of Intermagnetics Common Stock with that of certain other publicly traded companies we deemed relevant;

(viii)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of certain other business combination transactions we deemed relevant;

(ix)	participated in discussions and negotiations among representatives of Intermagnetics, Philips and their respective advisors;

(x)	reviewed the Agreement; and

(xi)	performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by us for the purposes of this opinion. With respect to the Intermagnetics Forecasts, we have assumed, at the direction of Intermagnetics, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Intermagnetics as to the future financial performance of Intermagnetics. We have not made any independent valuation or appraisal of the assets or liabilities of Intermagnetics, nor have we been furnished with any such valuations or appraisals. We have assumed, with the consent of Intermagnetics, that the Merger will be consummated as provided in the Agreement, with full satisfaction of all covenants and conditions set forth in the Agreement and without any waivers thereof. We also have assumed, with the consent of Intermagnetics, that all governmental, regulatory and third party consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on Intermagnetics or the Merger.

We express no view or opinion as to any terms or aspects of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger. As you are aware, we were not requested to, and we did not, solicit expressions of interest from third parties regarding the acquisition of Intermagnetics. We express no view or opinion as to the relative merits of the Merger in comparison to other transactions available to Intermagnetics or in which Intermagnetics might engage or as to whether any transaction might be more favorable to Intermagnetics as an alternative to the Merger, nor are we expressing any opinion as to the underlying business decision of the Board of Directors of Intermagnetics to proceed with or effect the Merger.

We have acted as sole financial advisor to the Board of Directors of Intermagnetics in connection with the Merger for which services we will receive fees, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon the consummation of the Merger. We or our affiliates currently are providing financial advisory services to Intermagnetics in connection with certain transactions unrelated to the Merger, for which services we and our affiliates may receive fees. We or our affiliates also in the past have provided and in the future may provide financial advisory and financing services to Philips NV for which services we and our affiliates have received and may receive fees, including acting as book-running manager and arranger under a revolving credit facility of Philips NV. In the ordinary course of our businesses, we and our affiliates may actively trade or hold securities of Intermagnetics and Philips NV and may actively trade or hold loans of Intermagnetics, Philips and their respective affiliates for our own accounts or for the accounts of customers and, accordingly, we or our affiliates may at any time hold long or short positions in such securities or loans.

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Board of Directors
Intermagnetics General Corporation
June 14, 2006

It is understood that this letter is for the benefit and use of the Board of Directors of Intermagnetics in connection with and for purposes of its evaluation of the Merger. In addition, we express no opinion or recommendation as to how the stockholders of Intermagnetics should vote or act in connection with the Merger.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and we do not have any obligation to update, revise or reaffirm this opinion.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received by holders of Intermagnetics Common Stock in the proposed Merger is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ BANC OF AMERICA SECURITIES LLC

BANC OF AMERICA SECURITIES LLC

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ANNEX C

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262 APPRAISAL RIGHTS.

(a)      Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)      Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1)  Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2)  Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.  Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.  Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c.  Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d.  Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3)      In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

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(c)  Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:

(1)  If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)  If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

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(e)      Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f)      Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)      At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)      After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)      The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced

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as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)      The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)      From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l)      The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Appendix A:
Form of Proxy Card

Intermagnetics General Corporation
450 Old Niskayuna Road, Latham, New York 12110

This Proxy is Solicited on Behalf of the Board of Directors for our Special Meeting,
[               ], 2006

P R O X Y	Each stockholder signing this Proxy hereby appoints Glenn H. Epstein and Michael K. Burke, or either of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Intermagnetics General Corporation held of record by the signer on [ ], 2006, at the special meeting of stockholders of Intermagnetics General Corporation to be held on [ ], 2006, or any adjournments or postponements thereof, for all matters as described in the Proxy Statement, and, in their discretion, upon any other business which may properly come before said meeting. Each stockholder signing this Proxy acknowledges receipt of the Proxy Statement dated [ ] and hereby expressly revokes any and all proxies theretofore given or executed by the undersigned with respect to the shares of common stock represented by this Proxy and by filing this Proxy with the Secretary of Intermagnetics General Corporation gives notice of such revocation.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL ONE, TO ADOPT THE MERGER AGREEMENT AND FOR PROPOSAL TWO, TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THAT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE MERGER AGREEMENT. WITH RESPECT TO ANY OTHER MATTERS OF BUSINESS THAT PROPERLY COME BEFORE THE MEETING, THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS THE NAMED PROXIES SHALL DECIDE.

(Continued and to be marked, dated and signed on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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The Board of Directors recommends a vote FOR Proposals 1 and 2.				Please Mark Here for Address Change or Comments SEE REVERSE SIDE

Please mark your votes as indicated in this example

	FOR	AGAINST	ABSTAIN
Proposal 1: Adopt the Merger Agreement.				In their discretion, the named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

	FOR	AGAINST	ABSTAIN
Proposal 2: Approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement.				You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxy holders cannot vote your shares unless you sign and return this card.

Signature______________________________________ Signature______________________________________ Date_____________________
Note: Please sign name exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, corporate officer or partner, please give full title as such.

FOLD AND DETACH HERE
Intermagnetics General Corporation YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, SIGN AND DATE THE ABOVE PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

 FOLD AND DETACH HERE

Intermagnetics General Corporation
Special Meeting of Stockholders
[               ], 2006
[          ] p.m.

450 Old Niskayuna Road
Latham, NY 12110